                                                                Exhibit 10.1
                                                                ------------
                     AMENDMENT TO STOCK PURCHASE AGREEMENT
                     -------------------------------------

     THIS AMENDMENT TO STOCK PURCHASE AGREEMENT ("amendment"), dated and effective as of April 24, 1995, is made and entered into by and between HUGHES AIRCRAFT COMPANY, a Delaware Corporation ("Hughes"), and WHITTAKER CORPORATION, A Delaware corporation ("Whittaker").

     HUGHES and WHITTAKER agree as follows:

     1.   Effect of Amendment.  This Amendment supplements and amends the Stock
          -------------------
Purchase Agreement dated as of March 23, 1995 between Hughes and Whittaker (the "Agreement"). Except as amended hereby, the Agreement is ratified and confirmed and shall remain in effect in accordance with its terms. For purposes of this Amendment capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement. All references in the Agreement or any Related Document to the Stock Purchase Agreement (or similar references) shall mean such Agreement as amended by this Amendment.

     2.   Closing.  The Closing is occurring on April 24, 1995, immediately
          -------
after the execution of this Amendment.

     3.   Cash Payment.  The amount of the Cash Payment paid by Whittaker to
          ------------
Hughes on the Closing Date is $17,500,000, which payment shall be subject to adjustment after the Closing Date in accordance with Section 1.6 of the Agreement as amended by this Amendment.

     4.   Adjustment in Cash Payment
          --------------------------

          4.1   Amendment of Section 1.6(b) of the Agreement. The first sentence
                --------------------------------------------
of Section 1.6(b) of the Agreement is amended to read as follows:

                "Hughes shall prepare and deliver to Whittaker on or before May 1, 1995, an unaudited Statement of Working Capital of the Company as of April 23, 1995 ("Proposed Statement of Working Capital" or "Proposed Working Capital Statement").

          4.2   Amendment of Section 1.6(c) of the Agreement.  Section 1.6(c) of
                --------------------------------------------
the Agreement is amended to read as follows:

                "Within two business days after delivery by Hughes to Whittaker of the Proposed Statement of Working Capital, (i) if the Proposed Amount is greater than the sum of the Base Amount plus $100,000, then Whittaker shall pay Hughes the difference between the Proposed Amount and the Base Amount by wire transfer of immediately available funds to such account as shall be specified by Hughes, and (ii) if the Base Amount is greater than the sum of the proposed amount plus $100,000, then Hughes shall pay

                Whittaker the difference between the Base Amount and the proposed Amount by wire transfer of immediately available funds to such account as shall be specified by Whittaker."

          4.3   Amendment of Section 1.6(d) of the Agreement.  Section 1.6(d) of
                --------------------------------------------
the Agreement is amended by changing "April 16, 1995" to "April 23, 1995" wherever it appears in such Section.

          4.4   Amendment of Section 1.6(f) of the Agreement.  The last sentence
                --------------------------------------------
of Section 1.6(f) is amended to read as follows:

                "Notwithstanding the foregoing, no payment shall be required if neither party shall have been required to make any payment under
                Section 1.6(c) and if the positive or negative difference between the Final Amount and the Base Amount is $100,000 or less."

     5.   Amendment of Section 7.7(a) of the Agreement.   Notwithstanding
          --------------------------------------------
anything in Section 7.7(a) of the Agreement to the contrary: (a) the "Cutoff Date" shall be April 23, 1995, rather than April 16, 1995; (b) the Final Intercompany Advance by Hughes to the Company was $827,384.97, which was made on April 21, 1995, and which shall be included in the cash of the Company in determining its Working Capital in accordance with Section 1.6 to the extent that outstanding checks which have not cleared the Company's disbursement checking accounts prior to the Cutoff Date are still treated as liabilities of the Company in determining Working Capital as provided in Section 1.6.

     6.   Amendment of Section 8.4 of the Agreement.   Notwithstanding anything
          -----------------------------------------
in Section 8.4 of the Agreement to the contrary, Whittaker and Hughes agree as follows with respect to certain benefit plans and arrangements for the Company's employees:

     (a) Until not later than October 31, 1995, Hughes will continue to provide COBRA covered benefits, at Whittaker's expense, at the levels provided prior to the Closing Date to all Employees of the Company on the Closing Date, including such benefits under medical, dental, psych/CD and vision care benefits programs.

     (b) Hughes shall remain liable for all claims arising from any work-related disability (including workers' compensation) with respect to the Company's Employees, for all periods of service on or prior to the Closing Date, and Whittaker shall be liable for all claims arising from any work-related disability (including workers' compensation) with respect to the Company's Employees for all periods of service after the Closing Date. Hughes shall refer to Whittaker any claim made by a Company Employee arising from a work-related disability or loss incurred covered under any welfare plan maintained by the Company or Whittaker or required by law (including workers' compensation), which disability or loss incurred arose with respect to periods subsequent to the Closing date. Whittaker shall refer to Hughes any claim made by a Company employee on or after the Closing Date, arising from a work-related disability or loss incurred covered under any such welfare plan maintained by Hughes or required by law (including workers' compensation), which disability or loss incurred arose with respect to service on or prior to the Closing Date.

     (C) With regard to the earned but not accrued and not vested sick leave carryover of the Company employees, Hughes shall reimburse Whittaker for (i) the bona fide paid sick leave of all existing Company employees at the Closing Date as a group actually taken by such employees during the period from the Closing Date through October 31, 1995 (or, if sooner, the date on which the carryover sick leave policy of the Company is terminated by Whittaker) in accordance with the existing policies of the Company as of the Closing Date and to the extent of the sick leave carryover days of such Company Employees as of the Closing date, and (ii) one-half of such paid sick leave during the period from November 1, 1995 through October 31, 1996 (or, if sooner, the date on which the carryover sick leave policy of the Company is terminated by Whittaker), in either case (i.e., clause (i) or (ii)) only to the extent such actual bona fide paid sick leave in the aggregate is in excess of two and one-half days per applicable Company employee during the period from the Closing Date through October 31, 1995 and five days per applicable Company employee for the period from November 1, 1995 through October 31, 1996. in no event will Hughes have any obligation with regard to employee sick leave for any period after the earlier of (x) October 31, 1996 and (y) the date on which Whittaker changes the sick leave policy of the Company to eliminate the carryover of unused sick leave. No additional accrual will be made with respect to this item in determining Working Capital as of the Closing Date. Whittaker shall administer the sick leave policy in a manner consistent with the policies of the Company during the period prior to the Closing Date, shall not take any action to cause, induce or encourage any Company employee to take sick leave other than bona fide sick leave, consistent with past practice, and will disallow sick leave if it is not bona fide. Whittaker shall also endeavor in good faith to minimize Hughes' liability under this paragraph, through the use of short-term disability insurance or state disability insurance or by adopting alternative policies, if practical under the circumstances. Whittaker shall consult with Hughes, and provide hughes the form of any proposed announcements to Company employees of benefits policies or changes in benefits, so that Hughes can be assured of Whittaker's compliance with the preceding sentences. Whittaker shall provide reasonable supporting detail, by affected employee and in the aggregate, for any claims under this paragraph, with semi-annual reports to be made promptly after the expiration of each six-month period ending on October 31 or April 30, during the term of the special Hughes indemnity under this paragraph. Any amount owing by Hughes to Whittaker under this paragraph shall be credited against the first Contingent Payment owing by Whittaker to Hughes (or its assignee) under Exhibit 1.6(b).

     7.   Transfer to Hughes Electronics Corporation. Effective as of the
          ------------------------------------------
Closing Date, Hughes has transferred and assigned to Hughes Electronics Corporation ("HEC"), the sole stockholder of Hughes, all right, title and interest of Hughes in and to the Note, The Registration Agreement and any Contingent Payments, and Whittaker acknowledges and consents to such assignment and transfer, and agrees that the Note shall be issued in the name of HEC, rather than Hughes, and that all references to Hughes in Exhibit 1.3(c) or in
Section 4.4 of the Agreement shall mean HEC. notwithstanding such transfer and assignment, all rights of setoff provided for in the Agreement or in the Note shall be preserved. In connection with the transfer and assignment of the Note, the representations of Hughes in Section 3.23 are accepted and affirmed by HEC.

     8.   MISCELLANEOUS. The relevant provisions in Article xiii of the
          -------------
Agreement shall apply to this Amendment and are incorporated herein by this reference.

     Executed on April 24, 1995.

                                                     HUGHES AIRCRAFT COMPANY



                                                     BY:  /S/ KENNETH N. HEINTZ
                                                          ---------------------
                                                          Its:  Vice President

                                                     WHITTAKER CORPORATION



                                                     BY:  /S/ RICHARD LEVIN
                                                          ---------------------
                                                          Its:  CFO & VP

Accepted and affirmed, as provided
in Section 7 of the foregoing
Amendment:

HUGHES ELECTRONICS CORPORATION




BY:  /S/ KENNETH N. HEINTZ
     -----------------------
     Its:

                           STOCK PURCHASE AGREEMENT


                                    BETWEEN


                            HUGHES AIRCRAFT COMPANY


                                      AND

                             WHITTAKER CORPORATION


                             DATED: MARCH 23, 1995

                           STOCK PURCHASE AGREEMENT
                                    BETWEEN
                            HUGHES AIRCRAFT COMPANY
                                      AND
                             WHITTAKER CORPORATION
                                MARCH 23, 1995

                               TABLE OF CONTENTS

                                   ARTICLE I
                          PURCHASE AND SALE OF STOCK
1.1   Purchase of Stock...............................................1
1.2   Closing.........................................................1
1.3   Consideration...................................................1
1.4   Deliveries by Hughes............................................2
1.5   Deliveries by Whittaker.........................................2
1.6   Adjustment in Cash Payment......................................3

                                  ARTICLE II
                                  DEFINITIONS
2.1   Certain Defined Terms...........................................5
2.2   Other Defined Terms.............................................8
2.3   Certain Rules of Construction...................................8

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF HUGHES
3.1   Organization and Authority......................................9
3.2   Authorization and Binding Obligation............................9
3.3   Absence of Conflicting Agreements or Consents...................9
3.4   Capitalization; Corporate Books................................10
3.5   Governmental Licenses..........................................10
3.6   Government Contracts Claims....................................10
3.7   Real Property..................................................11
3.8   Title to Properties............................................13
3.9   Material Contracts.............................................14
3.10   Licenses and Copyrights.......................................14
3.11   Financial Statements; Accounts................................15
3.12   Personnel; Employee Benefit Plans.............................16
3.13   Claims and Legal Actions......................................17
3.14   Compliance with Laws..........................................17
3.15   Hazardous Materials...........................................17
3.16   Taxes.........................................................17
3.17   Material Changes..............................................18

3.18   Product Warranties............................................18
3.19   Advances and Related Party Transactions.......................18
3.20   Bank Accounts.................................................19
3.21   Powers of Attorney............................................19
3.22   Insurance.....................................................19
3.23   Representations Regarding Note................................19
3.24   Brokers' and Finders' Fees....................................19

                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF WHITTAKER
4.1   Organization and Authority.....................................20
4.2   Authorization and Binding Obligation...........................20
4.3   Absence of Conflicting Agreements or Consents..................20
4.4   Capitalization.................................................21
4.5   Financial Statements; Public Reports...........................21
4.6   Claims and Legal Actions.......................................21
4.7   Compliance with Laws...........................................22
4.8   Taxes..........................................................22
4.9   Material Changes...............................................22
4.10   Representations Regarding Stock...............................22
4.11   Brokers' and Finders' Fees....................................22

                                   ARTICLE V
               MUTUAL ACKNOWLEDGMENTS REGARDING REPRESENTATIONS
5.1   Survival of Representations and Warranties.....................23
5.2   Exclusion of other Representations.............................23

                                  ARTICLE VI
                    CONDUCT OF BUSINESS PENDING THE CLOSING
6.1   Conduct of Business by the Company.............................23
6.2   Conduct of Whittaker's Business................................24

                                  ARTICLE VII
            OTHER COVENANTS OF THE PARTIES PENDING THE CLOSING DATE
7.1   HSR Act Filings................................................25
7.2   No Shopping, Etc...............................................25
7.3   Consents.......................................................25
7.4   Cooperation....................................................25
7.5   Supplements to Disclosure Schedule.............................26
7.6   Confidentiality Agreement......................................26
7.7   Cash Management, Forgiveness of Intercompany Advances..........26

                                 ARTICLE VIII
                            POST-CLOSING COVENANTS

8.1   Access to Books and Records....................................27
8.2   Tax Matters....................................................27
8.3   Covenant Not to Interfere with Business........................29
8.4   Employee Matters...............................................29
8.5   Transitional Services and Continuing Business Relationships....31
8.6   Releases.......................................................31
8.7   Intellectual Property..........................................31
8.8   Audit of Company Financial Statements..........................31
8.9   Compliance with Contingent Payment Obligations.................32
8.10   Change of Name................................................32

                                  ARTICLE IX
                     CONDITIONS TO WHITTAKER'S OBLIGATIONS
9.1   Representations and Warranties.................................33
9.2   Covenants......................................................33
9.3   Consents.......................................................33
9.4   Governmental Authorizations....................................33
9.5   Certificate....................................................33
9.6   Deliveries.....................................................33
9.7   No Injunction..................................................33
9.8   Expiration of Waiting Period...................................34
9.9   Bank Approval..................................................34

                                   ARTICLE X
                       CONDITIONS TO HUGHES' OBLIGATIONS
10.1   Representations and Warranties................................34
10.2   Covenants.....................................................34
10.3   Certificate...................................................34
10.4   Deliveries....................................................34
10.5   Consents......................................................34
10.6   No Injunction.................................................34
10.7   Expiration of Waiting Period..................................35

                                  ARTICLE XI
                          TERMINATION AND ABANDONMENT
11.1   Termination...................................................35
11.2   Effect of Termination.........................................35

                                  ARTICLE XII
                                   INDEMNITY
12.1   Indemnification by Hughes.....................................36
12.1A   Infringement Indemnification by Hughes.......................36


12.2   Indemnification by Whittaker..................................37
12.3   Procedure for Indemnification.................................37
12.4   Limitations and Conditions Applicable to Whittaker............39
12.5   Limitations Applicable to all Parties.........................40
12.6   Other Matters.................................................40
12.7   Remedies Exclusive............................................41
12.8   Repurchase Option.............................................42
12.9   Treatment of Indemnity Payments...............................42
12.10   Setoff.......................................................42

                                ARTICLE XIII
                           MISCELLANEOUS PROVISIONS
13.1   Fees and Expenses.............................................43
13.2   Notices.......................................................43
13.3   Benefit and Binding Effect....................................44
13.4   Further Assurances............................................45
13.5   Governing Law.................................................45
13.6   Headings......................................................45
13.7   Gender and Number.............................................45
13.8   Entire Agreement..............................................45
13.9   Counterparts..................................................45
13.10   Public Announcements.........................................45
13.11   Dispute Resolution...........................................46
13.12   Acknowledgment...............................................47



                                      iv

                   LIST OF SCHUDLES AND EXHIBITS
                   -----------------------------

    EXHIBIT NO                      DESCRIPTION
    ----------                      -----------

        1.3(b)            Note
        1.3(c)            Contingent Payments
        1.4(f)            Registration Agreement
        1.5(b)            Opinion of Whittaker Counsel
        1.5(d)            Excluded Adjustments
        1.6(b)            Non-Competition Adjustments
        8.3(b)            Retention Plan
        8.4(c)            Transitional Services Agreement
        8.5(a)            Intellectual Property Agreement
        8.7

   SCHEDULE NO.                     DESCRIPTION
   -----------                      -----------

        1.6(a)            December 24 Statement of Working Capital
        2.2               Defined Terms
       III                Hughes Disclosure Schedule
        3.1               States in which Company Qualified
        3.3               Hughes Consents
        3.5               Governmental Licenses
        3.6               Government Contract Claims
        3.7(a)            Leased Real Estate
        3.8(a)            Liens
        3.8(c)            Accounts Receivable
        3.9(a)            Material Things
        3.9(b)            Defaults
        3.10(a)           Intellectual Property
        3.10(b)           Third Party Rights
        3.10(c)           Confidentiality Agreements
        3.11(a)           Company Financial Statenents
        3.11(c)           Liabilities
        3.12(a)           Company Plans
        3.13              Legal Proceedings
        3.17              Material Changes
        3.18              Product Warranties
        3.19              Related Party Transactions
        3.20              Banks Accounts
        3.21              Powers of Attorney
        3.22              Insurance
       IV                 Whittaker Disclosure Schedule
        4.3               Whittaker Consents
        4.4               Whittaker Stock Rights
        4.6               Whittaker Legal Proceedings
        6.1(d)            Increase in Compensation
        8.4(a)            Whittaker Benefit Plans
        8.4(b)            Hughes Plans
        8.5(b)            Intercompany Relationships

                           STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated and effective as of March 23, 1995, is made and entered into by and between HUGHES AIRCRAFT COMPANY, a Delaware corporation ("Hughes"), and WHITTAKER CORPORATION, a Delaware corporation ("Whittaker") (Hughes and Whittaker are the "parties" and each is a "party").

                                   RECITALS

     A. Hughes is the sole shareholder of Hughes LAN Systems, Inc., a California corporation (the "Company"), and owns one thousand (1,000) shares of common stock, no par value (the "Stock"), of the Company. Hughes acquired ownership of the Stock on April 24, 1989 (the "Acquisition Date").

     B. Whittaker desires to purchase from Hughes, and Hughes desires to sell to Whittaker, the Stock upon the terms and conditions provided in this Agreement.

     Accordingly, the parties agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF STOCK

     1.1  Purchase of Stock.  Subject to the terms and conditions of this
          -----------------
Agreement, at the Closing (as defined in Section 1.2), Whittaker shall purchase from Hughes, and Hughes shall sell to Whittaker, the Stock for the consideration specified in Section 1.3.

     1.2  Closing.  The closing of the transactions contemplated by this
          -------
Agreement ("Closing") shall take place at the offices of Hughes, 7200 Hughes Terrace, Los Angeles, California, at 10:00 a.m. (Los Angeles time), on the third business day following the date on which all of the conditions specified in Articles IX and X shall have been satisfied or waived, but in no event later than April 30, 1995, unless the parties otherwise mutually agree (the "Closing Date"). Unless otherwise agreed by the parties, all matters at the Closing shall be considered to take place simultaneously and no delivery of any document shall be deemed complete until all transactions and deliveries of documents are completed.

     1.3  Consideration.  The total consideration for the Stock shall consist
          -------------
of (a) Seventeen Million Five Hundred Thousand Dollars ($17,500,000) ("Cash Payment"), subject to adjustment as provided in Section 1.6, payable by

Whittaker in immediately available funds at the Closing; (b) Fifteen Million Dollars ($15,000,000) payable as provided in the Convertible Subordinated Promissory Note in the form attached as Exhibit 1.3(b) (the "Note"), to be
                                        --------------
issued by Whittaker and (c) contingent payments calculated and payable as provided in Exhibit 1.3(c) (the "Contingent Payments").
            --------------

     1.4  Deliveries by Hughes.  At the Closing, Hughes shall deliver the
          --------------------
following documents to Whittaker:

     (a) certificate for 1000 shares of the Stock, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Stock in blank, in proper form for transfer;

     (b) an instrument of cancellation with respect to any Intercompany Advances owing by the Company to Hughes, other than trade or other payables incurred in the ordinary course of business, which Intercompany Advances shall have been contributed to the capital of the Company by Hughes in accordance with Section 7.7(b);

     (c) resignations, effective as of the Closing Date, of all directors and officers of the Company requested by Whittaker;

     (d) the minute books, stock transfer books and other books and records of the Company to the extent such books and records are located other than at the offices of the Company;

     (e)  the certificate required of an officer of Hughes pursuant to Section
          9.5;

     (f)  an opinion of counsel to Hughes substantially in the form attached as
          Exhibit 1.4(f);
          --------------

     (g)  a receipt for the Cash Payment; and

     (h) such other documents and instruments as may be reasonably required by Whittaker to be delivered by Hughes at or prior to the Closing in accordance with this Agreement.

     1.5  Deliveries by Whittaker.  At the Closing, Whittaker shall deliver
          -----------------------
the following to Hughes:

     (a) Whittaker shall pay the Cash Payment to Hughes by wire transfer of immediately available funds to such account as shall be specified by Hughes prior to the Closing Date;

     (b) Whittaker shall issue and deliver the Note to Hughes and shall execute and deliver to Hughes the related Registration Rights Agreement ("Registration Agreement") in the form attached as Exhibit 1.5(b);
                                                             --------------

     (c)  The certificate required of an officer of Whittaker pursuant to
          Section 10.3;

     (d) an opinion of counsel for Whittaker, substantially in the form attached as Exhibit 1.5(d); and
                      --------------

     (e) such other documents and instruments as may be reasonably required by Hughes to be delivered by Whittaker at or prior to the Closing in accordance with this Agreement.

     1.6  Adjustment in Cash Payment.
          --------------------------

     (a)  Attached as Schedule 1.6(a) is an unaudited Statement of Working
                      ---------------
          Capital of the Company as of December 25, 1994, prepared in accordance with GAAP (the "December 25 Statement"). The net amount of Working Capital shown in such December 25 Statement ($9,246,000) minus One Million Dollars ($1,000,000) (that is, $8,246,000) is referred to as the "Base Amount."

     (b) Hughes shall prepare and deliver to Whittaker, at least two business days prior to the Closing Date, an unaudited Statement of Working Capital of the Company as of April 16, 1995 ("Proposed Statement of Working Capital"). Such Proposed Statement of Working Capital shall be prepared in accordance with GAAP, applied on a basis consistent with that employed in the preparation of the December 25 Statement, using the same accounting methods, policies, practices and procedures with consistent classifications, judgments and valuation and estimation methodologies used in preparing the December 25 Statement, and shall reflect all adjustments necessary to remove the effects, if any, resulting from any change in Working Capital, or the components thereof, caused by any of the matters listed in Exhibit 1.6(b). The
                                                          --------------
          net amount of Working Capital shown in the Proposed Working Capital Statement is referred to herein as the "Proposed Amount".

     (c) The Cash Payment at Closing shall be increased (decreased) by any positive (negative) difference obtained by subtracting the Base Amount from the Proposed Amount; provided, however, that there shall be no adjustment in the Cash Payment at Closing if the positive or negative difference between the Proposed Amount and the Base Amount is $100,000 or less.

     (d) Whittaker may object to the Proposed Statement of Working Capital (but only on the basis that it has not been prepared in accordance with
          Section 1.6(b) or that it contains mathematical errors) by delivering to Hughes, at any time within thirty (30) days after the Closing Date, written notice of any objections, specifying the amount in dispute and the basis for such objections in reasonable detail. If there are no objections within such period, or if Hughes and Whittaker agree on the resolution of such objections, such Proposed Statement of Working Capital, with such changes as are agreed to, shall be final and binding on the parties. If Hughes and Whittaker shall fail to reach an agreement with respect to all objections within 60 days, then all unresolved objections shall, at the option of either party, be submitted for final and binding resolution to Arthur Andersen & Co. ("Arbiter"). Promptly, but not later than 60 days after its appointment, the Arbiter shall determine, based solely on presentations made by Hughes and Whittaker and not by independent determination by the Arbiter, those items in dispute and shall render a report as to the disputed items. In resolving any disputed item, the Arbiter may not assign a value to any particular item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party, in each case as presented to the Arbiter. The amount of Working Capital as of April 16, 1995, as finally determined, is referred to herein as the "Final Amount" and the Proposed Statement of Working Capital, as adjusted to reflect the final determination of Working Capital as of April 16, 1995, is referred to herein as the "Final Statement of Working Capital." The determination of the Final Amount as provided above, including all components necessary for the determination thereof, shall be conclusive as to the valuation and amount of all items so valued therein and such items may not be the subject of any indemnification claim arising from any alleged breach of any representation or warranty contained in this Agreement.

     (e) Each party shall cooperate with and make available to the other party, and to the Arbiter, all information, records, data, auditors' workpapers and access to its personnel and facilities, as may be reasonably required in connection with the analysis required under this Section 1.6 and the resolution of any disputes. The fees and expenses of the Arbiter relating to the resolution of any dispute shall be shared equally by Hughes and Whittaker.

     (f) If the Final Amount is greater than the Proposed Amount, Whittaker shall pay Hughes the difference, plus interest at the Default Rate from the Closing Date to the date of payment, by wire transfer of immediately available funds to such account as shall be specified by Hughes. If the Final Amount is less than the Proposed Amount, Hughes shall pay Whittaker the difference, plus interest at the Default Rate from the Closing Date to the date of payment, by wire transfer of immediately available funds to such account as shall be specified by Whittaker. Notwithstanding the foregoing, no payment shall be required if there was no adjustment in the Cash Payment at Closing and if the positive or negative difference between the Final Amount and the Base Amount is $100,000 or less.

                                  ARTICLE II
                                  DEFINITIONS

     2.1  Certain Defined Terms.  In addition to the terms defined above or
          ---------------------
elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

     "Affiliated Company(ies)" means Hughes Electronics Corporation, a Delaware corporation, and all corporations, partnerships, joint ventures, or other entities in which Hughes, directly or indirectly, either owns capital stock, is a partner, or is in some other manner affiliated through an investment or equity participation by Hughes in such entity.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     "Confidentiality Agreement" means the Confidentiality Agreement dated November 9, 1994 between Hughes and Whittaker.

     "Consents" means the Hughes Consents (as defined in Section 3.3) and the Whittaker Consents (as defined in Section 4.3).

     "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges, and amounts paid in settlement, including costs, fees, and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators, and agents, but not including Consequential Damages (as defined in Section 12.7(b)), other than (a) Consequential Damages owing by a party to a third party or
     (b) lost profits if and to the extent permitted under Section 12.1A(c).

     "Default Rate" means a floating rate per annum equal on any day to the sum of (a) the prime rate as most recently published in The Wall Street
                                                         --- ---- ------
     Journal, plus (b) two percent (2%).
     -------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "GAAP" means generally accepted accounting principles in the United States, applied in a manner consistent with those used by the Company in the preparation of the Company Financial Statements.

     "Governmental Authority" means the government of the United States or any foreign government or any state, municipality or other political subdivision thereof or therein or any court, agency, instrumentality, regulatory authority or commission of any of the foregoing.

     "Governmental Regulations" means any and all laws, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards, or any similar requirement, of any Governmental Authority.

     "Hazardous Materials" means any substance the presence of which requires investigation or remediation under any Governmental Regulation or which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any Governmental Regulation.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Income Taxes" means all Taxes imposed by the United States of America or any state or local Governmental Authority within the United States of America on the net income or similar income of the Company.

     "Indemnified Taxes" means all Income Taxes and all Taxes imposed by any Governmental Authority on the Company for any period through the Closing Date in respect of payroll, employment, withholding, social security, workers and unemployment compensation.

     "Intellectual Property" means trade secrets (as defined by the Uniform Trade Secrets Act, including know-how incorporated in such trade secrets), copyrights, trademarks, mask works and patents.

     "Knowledge" means (a), in the case of Hughes, the actual knowledge of J. Shaw, Pradman Kaul, J. Lucchese, K. Heintz, T. McElroy, L. Hunter, S. Carrier, J. Kennedy, G. Rafferty, W. Messori and J. Cameron; and (b) in the case of Whittaker, the actual knowledge of Thomas A. Brancati, Richard B. Levin or Gordon J. Louttit.

     "Lien" means any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retention arrangement, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

     "Material Adverse Effect" means, as to any Person, any event, occurrence or state of facts which has had, or could reasonably be expected to have, a material adverse effect on such Person's financial condition or results of operations.

     "Permitted Liens" means (a) Liens for Taxes or other charges or levies of a Governmental Authority which are not delinquent or which are being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established (b) pledges or deposits under worker's compensation legislation, unemployment insurance laws or similar Governmental Regulations, (c) good faith deposits in connection with bids, tenders, contracts or leases, including rent security deposits, (d) Liens imposed by Governmental Regulations, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not due and (e) pledges or deposits to secure public or statutory obligations or appeal bonds.

     "Person" means an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a Governmental Authority or any other entity.

     "Related Documents" means all agreements, documents or instruments required to be executed by a party pursuant to this Agreement.

     "SEC" means the Securities and Exchange Commission.

     "Taxes" means any federal, state, local or foreign taxes, duties or levies charged by any Governmental Authority in respect of income, gross receipts, sales, use, franchise, payroll, employment, withholding, social security, workers and unemployment compensation, property (real or personal), excise and all other taxes, assessments, customs, duties, charges and fees (including interest, penalties or additions to such taxes and any interest in respect of such penalties or additions).

     "Working Capital" means the difference, determined in accordance with GAAP, between the amount of (a) current assets, consisting of cash or marketable securities, accounts receivable, inventory and prepaid items, and (b) current liabilities, of the Company.

     2.2  Other Defined Terms.  The attached Schedule 2.2 contains a list of
          -------------------                ------------
     defined terms used in this Agreement and the place in this Agreement at which each such term is defined.

     2.3  Certain Rules of Construction.  For purposes of this Agreement:
          -----------------------------

     (a) The words "herein," "hereof," and "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Articles, Sections, Exhibits or Schedules, and similar references, are to Articles or Sections of, or Exhibits or Schedule to, this Agreement unless otherwise specified.

     (b) Unless the context otherwise requires: (i) the singular includes the plural, and vice versa; (ii) all definitions and references to an
                      ---- -----
          agreement, instrument or document shall mean such agreement, instrument or document together with all exhibits and schedules thereto and any and all amendments, supplements or modifications thereto as the same may be in effect at the time such definition or reference is applicable for any purpose; (iii) all references to any Person shall include such Person's successors and permitted assigns; and (iv) the term "including" means including without limitation.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                   OF HUGHES

Hughes represents and warrants to Whittaker as follows, subject to the exceptions, limitations and qualifications set forth in the Disclosure Schedule attached hereto as Schedule III (the "Hughes Disclosure Schedule"):
                   ------------

     3.1  Organization and Authority. The Company is a corporation duly
          --------------------------
organized, validly existing, and in good standing under the laws of the State of California and is qualified to do business as a foreign corporation in the states listed in the Schedule 3.1 of the Hughes Disclosure Schedule, which, to
                     ------------
the Knowledge of Hughes, are the only states where such qualification is necessary under applicable Governmental Regulations and where the failure to be so qualified would cause a Material Adverse Effect. The Company has full corporate power and authority to own its assets ("Assets") and to carry on its business as now being conducted and as has been conducted since the Acquisition Date ("Business"). Hughes has full corporate power and authority to enter into this Agreement and the Related Documents and to carry out the transactions contemplated hereby and thereby. The Company does not own or control, directly or indirectly, any equity interest in any Person.

     3.2  Authorization and Binding Obligation.  The Board of Directors of
          ------------------------------------
Hughes has taken all action required by law to authorize the execution and delivery of this Agreement and the Related Documents and the transactions contemplated hereby and thereby, and this Agreement is and, when executed by Hughes, each Related Document will be, a valid and binding obligation of Hughes enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity.

     3.3  Absence of Conflicting Agreements or Consents.  Neither the execution
          ---------------------------------------------
and delivery of this Agreement and the Related Documents nor the consummation of the transactions contemplated hereby and thereby will (a) violate any provisions of the Certificate of Incorporation or Bylaws of Hughes or the Articles of Incorporation or Bylaws of the Company, (b) violate, or be in conflict with, or constitute a material default under or cause the acceleration of the maturity of any debt or obligation pursuant to, any material agreement or commitment to which Hughes or, to the Knowledge of Hughes, the Company, is a party or by which Hughes or, to the Knowledge of Hughes, the Company, is bound, or (c) violate any Governmental Regulation applicable to Hughes or, to the Knowledge of Hughes, the Company. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the Related Documents by Hughes and the consummation of the transactions contemplated hereby and thereby, except as set forth in Schedule 3.3 of the
                                                        ------------
Hughes Disclosure Schedule (collectively, "Hughes Consents").

     3.4  Capitalization; Corporate Books.
          -------------------------------

     (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, all of which are presently issued and outstanding and owned beneficially and of record by Hughes, free and clear of all Liens (except the rights of Whittaker under this Agreement). The Stock is duly authorized, fully paid, nonassessable and validly issued. No options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights, agreements or commitments are presently outstanding to purchase any of the capital stock of the Company except as provided in this Agreement.

     (b) The copies of the Articles of Incorporation and Bylaws of the Company delivered by Hughes to Whittaker are complete and accurate as of the date of this Agreement and the minute books of the Company contains minutes for all meetings of, and written consents executed by, the shareholder and Board of Directors of the Company since the Acquisition Date and, to the Knowledge of Hughes, prior to the Acquisition Date.

     3.5  Governmental Licenses.  Schedule 3.5 of the Hughes Disclosure Schedule
          ---------------------   ------------
includes a true and complete list of all material licenses, permits, and authorizations issued by governmental agencies to the Company in connection with the Business ("Governmental Licenses"). The Governmental Licenses are in full force and effect, and the operations of the Business are in compliance therewith in all material respects.

     3.6  Government Contracts Claims.  Within the five (5) years prior to the
          ---------------------------
date hereof, there has been no claim or action by the United States Government or any agency thereof (a "Government Contract Claim") against the Company with respect to any contract or subcontract with the United States Government or any agency or instrumentality thereof, neither has there been any voluntary disclosure to the United States Government or any agency or instrumentality thereof, nor, to the Knowledge of Hughes, any qui tam action, arising from the conduct of the Business prior to the date hereof including any claim or action arising out of or in any way related to the pricing or performance by the Company under any contract or subcontract with the United States Government or any agency thereof under any Government procurement related laws, rules, or regulations, including the Truth in Negotiations Act, as amended; the Contracts Disputes Act, as amended; the Cost Accounting Standards; the Federal Acquisition Regulations, as well as any applicable agency supplements thereto and applicable predecessor procurement regulations; and all other statutes, rules, or regulations governing contracts, subcontracts, bids, proposals, quotes, or other transactions of any kind between the United States Government and the Company. All certifications filed by the Company or by Hughes with respect to the Company with the United States Government or any agency or instrumentality thereof under the Federal Acquisition Regulations (the "FARS") have been true, correct, and complete in all material respects. Reference is made to Schedule 3.6 of the Hughes Disclosure Schedule.
        ------------


     3.7  Real Property.
          -------------

     (a)  Schedule 3.7(a) of the Hughes Disclosure Schedule lists all leased
          ---------------
          real estate that is used in the operation of the Business and the Company's interests therein. The Company enjoys peaceful and undisturbed possession of each of its plants, offices, manufacturing facilities, warehouses, buildings, and all other real property and related facilities (collectively, the "Facilities"), and such Facilities are not, to the Knowledge of Hughes, subject to any encroachments, building or use restrictions, exceptions, reservations, or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business of the Company consistent with past practice. To the Knowledge of Hughes, the leasehold improvements are structurally sound with no material defects. None of such improvements is subject to any commitment or other arrangement for their sale or use by any Affiliated Company or third parties. To the Knowledge of Hughes, there are no condemnation proceedings pending or threatened against any Facilities or any part thereof, and no Governmental Authority has expressed in writing to Hughes any interest in taking or using any Facilities used in the operations of the Business or any part thereof. The Company does not own any real estate.

     (b) The Company has all permits, licenses and other authorizations required under applicable Governmental Regulations relating to pollution control and protection of the environment necessary for the operation of each of the Facilities. The Company is not in material violation of any of the terms or conditions of any such permits, licenses or authorizations or of any law or regulation, order or other requirement of Governmental Authorities with respect to the pollution of the atmosphere, surface water, groundwater, and noise; the handling of toxic or hazardous waste materials; or other matters related to the environment. There are no pending or, to the Knowledge of Hughes, threatened violations or administrative proceedings relating to pollution control or protection of the environment that would have a Material Adverse Effect.

     (c) Past disposal by the Company (or its predecessors) of hazardous or industrial wastes has not given rise to claims by any Governmental Agency or third party nor is there any factual basis for any such claims.

     (d) To the Knowledge of Hughes, there are no conditions, circumstances, activities, practices, incidents, actions or plans which would be reasonably likely to interfere with or prevent compliance or continued compliance by the Company with any environmental laws currently in force or with any existing regulation, code, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or other legal liability on the part of the Company, including liability under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar Governmental Regulations, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the workplace or the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous material, substance or waste. Without in any way limiting the foregoing, no release, emission or discharge to the environment of any hazardous substance (as that term is currently defined under CERCLA or under any applicable analogous state law) has occurred or is currently occurring in connection with the conduct of the Company's Business.

     (e) The Company has no successor or other liability or obligation, either accrued, absolute, contingent or otherwise, for any environmental related taxes, charges or any other expense set forth in the Property Tax, Indemnity or Surrender provisions of the lease agreements dated March 17, 1982 and July 11, 1983 between Sytek, Inc. and Shoreline Investments V, and there is no existing basis for any such liability or obligation in the future.

     3.8  Title to Properties.
          -------------------

     (a)  Except as disclosed in Schedule 3.8(a) of the Hughes Disclosure
                                 ---------------
          Schedule, the Company has good and marketable title to all of its Assets subject to no Liens except Permitted Liens. The Company has performed all the obligations required to be performed by it with respect to all Assets leased by it through the date hereof, except where the failure to perform would not have a Material Adverse Effect. The Assets are shown on the Company's books of account at or below actual cost less an adequate and proper depreciation charge, as described in Schedule 3.8(a) of the Hughes Disclosure Schedule. The
                       ---------------
          Company has not depreciated any of the Assets in any manner materially inconsistent with applicable Internal Revenue Service guidelines, if any.

     (b) The Company's inventories as shown on the Company Financial Statements (before deduction of reserves) are owned by the Company, except for sales made subsequent to the date of the Company Financial Statements in the ordinary course of business, for all of which either the purchaser has made full payment or the purchaser is obligated to make payment and such obligation is an asset of the Company in accordance with generally accepted accounting principles consistently applied. Except as set forth in Schedule 3.8(a) of the Hughes Disclosure
                                 ---------------
          Schedule, the Company has good and marketable title to such inventory, free and clear of any and all Liens other than Permitted Liens. All inventories, whether or not reflected on the Company Financial Statements, have been produced or acquired in the ordinary course of business in accordance with the Company's normal inventory practices.

     (c)  Except as set forth in Schedule 3.8(c) of the Hughes Disclosure
                                 ---------------
          Schedule, all accounts receivable, whether or not reflected on the

          Company Financial Statements, have arisen only in the ordinary course of business in accordance with the Company's normal credit policies.

     3.9  Material Contracts.
          ------------------

     (a)  Schedule 3.9(a) of the Hughes Disclosure Schedule is a true and
          ---------------
          complete list of all contracts, agreements, purchase orders, leases, commitments or bids to which the Company is a party and which: (i) provide for payments in excess of $100,000 after February 28, 1995 (including payments on options, if exercised, or bids, if accepted) by or to the Company, (ii) are employment, consulting, sales representative or distributorship agreements, (iii) are joint venture, partnership or teaming agreements, (iv) are borrowing or lending agreements, guarantees or comfort letters, (v) are leases of real or personal property, (vi) relate primarily to Intellectual Property, or
          (vii) are outside the ordinary course of the Business (collectively, "Material Agreements").

     (b)  Except as disclosed in Schedule 3.9(b) of the Hughes Disclosure
                                 ---------------
          Schedule, there is not under any of the Material Agreements any existing default, event of default or other event which, with or without due notice or lapse of time or both, would constitute a default or event of default on the part of the Company, except such defaults, events of default or other events which, individually or in the aggregate, would not have a Material Adverse Effect. The Material Agreements have been duly authorized, executed and delivered by the Company and, to the Knowledge of Hughes, the other parties thereto; and, to the Knowledge of Hughes, each Material Agreement is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable in accordance with its terms.

     (c) True and complete copies of all the Material Agreements have been provided or made available to Whittaker.

     3.10 Licenses and Copyrights.
          -----------------------

     (a)  Schedule 3.10(a) of the Hughes Disclosure Schedules lists all patents,
          ----------------
          patent applications, trademarks, trade names, and registered copyrights owned by the Company. Except as set forth in Schedule
                                                                  --------
          3.10(a) of the Hughes Disclosure Schedule the Company is not required
          -------
          to pay any royalty, license, fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted.

     (b)  Except as set forth on Schedule 3.10(b) of the Hughes Disclosure
                                 ----------------
          Schedule, the Company owns or has the right to use all trademarks, trade secrets, trade names, copyrights, processes, designs, formulas, know-how, inventions, licenses and intellectual property rights used in connection with its Business and the same are sufficient to conduct such Business as it is now or heretofore has been conducted with no asserted conflict with or infringement of the asserted or actual rights of others, to the Knowledge of Hughes (including, solely for purposes of this Section 3.10(b), the actual knowledge of W. Denson-Low, G. Lindeen and T. Gudmestad). Except as set forth on Schedule
                                                                    --------
          3.10(b) of the Hughes Disclosure Schedule, to the Knowledge of Hughes,
          -------
          there exists no infringement by any third party of any of the foregoing and the Company has not taken or omitted to take any action which would have the effect of waiving any of its rights thereunder, in each case except where such infringement or waiver would not have a Material Adverse Effect. To the Knowledge of Hughes and, except as set forth in Schedule 3.10(b) of the Hughes Disclosure Schedule, no third
                   ----------------
          party has filed or been issued or granted any applications for patents, trademarks, trade names, or registered copyrights relating to the Company's Intellectual Property.

     (c) It is the Company's policy that all employees of the Company enter into appropriate confidentiality agreements, copies of which have been provided to Whittaker. Reference is made to Schedule 3.10(c) of the
                                                      ----------------
          Hughes Disclosure Schedule.

     3.11  Financial Statements; Accounts.
           ------------------------------

     (a)  Hughes has delivered to Whittaker the financial statements included in
          Schedule 3.11(a) of the Hughes Disclosure Schedule (collectively,
          ----------------
          "Company Financial Statements").  Except as disclosed in such
          Schedule 3.11(a) or in the Company Financial Statements, the Company
          ----------------
          Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and present fairly the financial condition of the Company as at their respective dates and the results of operations of the Company for the periods then ended.

     (b) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and dispositions of assets of the Company.

     (c) To the Knowledge of Hughes, the Company has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except as reflected, or reserved against, in the Company Financial Statements or set forth in Schedule 3.11(c) of the Hughes Disclosure Schedule and
                          ----------------
          (i) such liabilities or obligations as have arisen in the ordinary course of the Company's Business since December 25, 1994 (which will be reflected in Intercompany Advances or in the Final Statement of Working Capital, to the extent not paid), or (ii) such other liabilities or obligations, not required to be reflected or reserved against in the Company Financial Statements, as will not have, singly or in the aggregate, a Material Adverse Effect.

     (d) Except as provided for in the Company Financial Statements or in the Final Statement of Working Capital, the Company has no material liability with respect to any employee benefit plan or arrangement no longer in effect whether maintained by the Company, by Sytek, Inc. or other Affiliated Company, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contribution to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements, and vacation, sick leave, disability, and termination arrangements or policies, and workers' compensation policies.

     (e) There are no retirement, savings or welfare plans created under or subject to the laws of a jurisdiction other than a state or territory of the United States of America in which employees of the Company participate.

     3.12 Personnel; Employee Benefit Plans.
          ---------------------------------

     (a)  Schedule 3.12(a) of the Hughes Disclosure Schedule includes a
          ----------------
          description of all employee benefit plans or arrangements still in effect and which are applicable to the current or former employees of the Company including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements, and vacation, sick leave, disability, and termination arrangements or policies, and workers' compensation policies (collectively, the "Company Plans").

     (b) The Company and the Company Plans are in compliance in all material respects with those provisions of ERISA and the Code which are applicable to the Company Plans. No transaction proscribed by Section 406 of ERISA or Section 4975 of the Code, and no reportable event as described in Section 4043(b) of ERISA, has occurred with respect to any Company Plan. The Company is not, and has not since the Acquisition Date been, an employer with respect to any multiemployer plan as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

     (c) The Company is in compliance in all material respects with all applicable Governmental Regulations relating to the employment of labor including those related to wages, hours, collective bargaining and discrimination, and there are no unfair labor practice claims or charges pending or, to the Knowledge of Hughes, threatened relating to the employees of the Company.

     3.13 Claims and Legal Actions.  Except as disclosed in Schedule 3.13 of
          ------------------------                          -------------
the Hughes Disclosure Schedule, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or, to the Knowledge of Hughes, threatened, against or relating to the Company that, if adversely determined, would have a Material Adverse Effect.

     3.14 Compliance with Laws.  In its operation of the Business, the Company
          --------------------
has complied and is complying with all Governmental Regulations, except where the failure to so comply would not have a Material Adverse Effect.

     3.15 Hazardous Materials.  Except in compliance with applicable
          -------------------
Governmental Regulations, no release, emission or discharge to the environment of any Hazardous Materials has occurred in connection with the conduct of the Business by the Company.

     3.16 Taxes.  Since the Acquisition Date and, to the Knowledge of Hughes,
          -----
prior thereto, the Company (or each affiliated, combined or unitary group of which the Company is or was a member) has duly and timely filed all federal, state, local and foreign returns in respect of Taxes and all reports and other information required and requested to be filed by it by Governmental Authorities with respect to Taxes, and each such return, report or other information is true, complete and accurate in all material respects. The Company has paid, or has made provision in the Company Financial Statements or in the Final Statement of Working Capital for, all Taxes since the Acquisition Date. The Company has not filed a consent under Section 341(f) of the Code with respect to any assets or property held by the Company. The Company is not a party to any tax-sharing agreement or similar arrangement which will remain in effect after the Closing.

     3.17 Material Changes.  Since the date of the most recent balance sheet of
          ----------------
the Company listed in Schedule 3.11(a) of the Hughes Disclosure Schedule (the
                      ----------------
"Balance Sheet Date"), except as disclosed in Schedule 3.17 of the Hughes
                                              -------------
Disclosure Schedule, none of the following has occurred: (a) any change in the condition, assets, liabilities or Business which would result in a Material Adverse Effect; (b) any damage or destruction in the nature of a casualty loss which would result in a Material Adverse Effect; (c) issuance or sale by the Company of any capital stock or securities convertible into capital stock of the Company, or options or other rights therefor; (d) declaration or payment of any dividend or other distribution by the Company; (e) other than in the ordinary course of the Business (i) any purchase, sale, assignment, license, lease or other disposition of any material assets or rights (including Intellectual Property) or the creation of any Lien (other than Permitted Liens) on any material assets or rights of the Company, (ii) any incurrence of any material liability or obligation, (iii) any increase in the compensation payable to any officer, employee or agent of the Company, other than normal periodic increases consistent with past practice, or any changes in the Company Plans, except as required by Governmental Regulations, or (iv) entry into, or termination or material modification of, any Material Agreement, except in the ordinary course of the Business consistent with past practice.

     3.18 Product Warranties.  Whittaker has been provided with a copy of the
          ------------------
standard product warranty currently extended by the Company with respect to its products and services. To the Knowledge of Hughes, there have not been any written claims with respect to warranties on products or services provided in the Business except for claims which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect, taking into account any reserves for warranties included in the Company Financial Statements or in the Final Statement of Working Capital. Reference is made to Schedule 3.18 of the
                                                          -------------
Hughes Disclosure Schedule.

     3.19 Advances and Related Party Transactions.  Except as set forth in
          ---------------------------------------
Schedule 3.19 of the Hughes Disclosure Schedule, (a) there are no receivables of
- -------------
the Company owing by any directors, officers or employees of the Company, or by Hughes or any of its subsidiaries, and (b) to the Knowledge of Hughes, no director, officer or employee of the Company has, either directly or indirectly, any interest in any Person which sells products or services to, or purchases products or services from, the Company (except interests in Hughes or its affiliates).

     3.20 Bank Accounts.  Schedule 3.20 of the Hughes Disclosure Schedule
          -------------   -------------
contains a complete list of all the bank accounts of the Company, together with the names of all Persons authorized to draw thereon. Except as set forth in such Schedule, all cash in such accounts is held on a demand deposit basis and is not subject to any restriction or limitation as to withdrawal.

     3.21 Powers of Attorney.  Schedule 3.21 of the Hughes Disclosure Schedule
          ------------------   -------------
contains a complete list of all powers of attorney (or similar instruments or authorizations) granted by the Company to any Person. Except as set forth in such Schedule, all such powers of attorney (or similar instruments or authorizations) are subject to termination or revocation by the Company at any time, without notice to any other Person and without penalty.

     3.22 Insurance.  Schedule 3.22 of the Hughes Disclosure Schedule sets
          ---------   -------------
forth a complete and correct list of all material insurance policies currently in force with respect to Hughes and its subsidiaries, including the Company, in connection with the Business. The policies of insurance described are in full force and effect and are valid, outstanding and enforceable, and all premiums due thereon have been paid in full.

     3.23 Representations Regarding Note.  Hughes is acquiring the Note for its
          ------------------------------
own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of the Note or any part thereof or participation therein. Hughes acknowledges that the offering and sale of the Note pursuant to this Agreement will not be registered under the Securities Act or any state securities or blue sky laws and that the Note may not be sold or offered for sale without registration under the Securities Act and applicable state securities laws unless an exemption from such registration is available. Hughes is an "accredited investor" within the meaning of Regulation D under the Securities Act and is a "qualified institutional investor" as defined in Rule 144A under the Securities Act. Hughes is not an investment company as that term is defined in the Investment Company Act of 1940.

     3.24 Brokers' and Finders' Fees.  Except for Cowen & Company, any
          --------------------------
compensation to which shall be the sole responsibility of Hughes and shall not be chargeable to the Company, no Person acting on behalf of Hughes or the Company or under the authority of either is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated hereby.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                 OF WHITTAKER

Whittaker represents and warrants to Hughes as follows, subject to the exceptions, limitations and qualifications set forth in the Disclosure Schedule attached hereto as Schedule IV (the "Whittaker Disclosure Schedule"):
                   -----------

     4.1  Organization and Authority.  Whittaker is a corporation duly
          --------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in all states where such qualification is necessary under applicable Governmental Regulations and where the failure to be so qualified would cause a Material Adverse Effect. Whittaker has full corporate power and authority to own its assets and to carry on its business as now being conducted. Whittaker has full corporate power and authority to enter into this Agreement and the Related Documents and to carry out the transactions contemplated hereby and thereby.

     4.2  Authorization and Binding Obligation.  The Board of Directors of
          ------------------------------------
Whittaker has taken all action required by law to authorize the execution and delivery of this Agreement and the Related Documents and the transactions contemplated hereby and thereby, and this Agreement is, and when executed by Whittaker, each Related Document will be, a valid and binding obligation of Whittaker enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity.

     4.3  Absence of Conflicting Agreements or Consents.  Neither the execution
          ---------------------------------------------
and delivery of this Agreement and the Related Documents nor the consummation of the transactions contemplated hereby and thereby will (a) violate any provisions of the Certificate of Incorporation or Bylaws of Whittaker, (b) subject to
Section 9.9, violate, or be in conflict with, or constitute a material default under or cause the acceleration of the maturity of any debt or obligation pursuant to, any material agreement or commitment to which Whittaker is a party or by which Whittaker is bound, or (c) violate any Governmental Regulation applicable to Whittaker. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the Related Documents by Whittaker and the consummation of the transactions contemplated hereby and thereby, except as set forth in Schedule 4.3 of the
                                                        ------------
Whittaker Disclosure Schedule (collectively, "Whittaker Consents").

     4.4  Capitalization.  The authorized capital stock of Whittaker consists of
          --------------
40,000,000 shares of common stock, par value $.01 per share ("Whittaker Common Stock") and 5,000,000 shares of preferred stock, par value $1 per share ("Whittaker Preferred Stock"). Schedule 4.4 of the Whittaker Disclosure
                                ------------
Schedule accurately sets forth, as of the date of this Agreement, all of the issued and outstanding shares of Whittaker Common Stock and of Whittaker Preferred Stock, as well as all options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights, agreements or commitments which are presently outstanding to purchase any of the capital stock of Whittaker. Upon issuance of the Note to Hughes in accordance with this Agreement, the Note will be duly authorized and validly issued and the requisite number of shares of Whittaker Common Stock will have been reserved for issuance upon conversion of the Note in accordance with such Note, and upon conversion of all or part of the Note into Whittaker Common Stock in accordance with the Note, if such conversion occurs, the shares of Whittaker Common Stock issued to Hughes will be duly authorized, validly issued, fully paid and nonassessable and will be free of preemptive or other similar rights.

     4.5  Financial Statements; Public Reports.  Whittaker has previously
          ------------------------------------
furnished Hughes true and complete copies of each report or proxy statement filed by Whittaker with the SEC since January 1, 1994 (collectively, the "Public Reports"). The consolidated financial statements and schedules of Whittaker contained in such Public Reports (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted therein and fairly present the consolidated financial condition and results of operations of Whittaker and its subsidiaries as at the respective dates thereof and for the periods indicated therein, subject in the case of interim unaudited financial statements, to normal year-end audit adjustments, none of which will be material. The Public Reports do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     4.6  Claims and Legal Actions.  Except as disclosed in Schedule 4.6 of the
          ------------------------                          -------------
Whittaker Disclosure Schedule, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or, to the Knowledge of Whittaker, threatened, against or relating to Whittaker or any of its subsidiaries that, if adversely determined, would have a Material Adverse Effect.

     4.7  Compliance with Laws.  Whittaker and its subsidiaries have complied
          --------------------
and are complying with all Governmental Regulations, except where the failure to so comply would not have a Material Adverse Effect.

     4.8  Taxes.  Whittaker (or each affiliated, combined or unitary group of
          -----
which Whittaker is or was a member) and its subsidiaries have duly and timely filed all federal, state, local and foreign returns in respect of Taxes and all reports and other information required and requested to be filed by any of them by Governmental Authorities with respect to Taxes, and each such return, report or other information is true, complete and accurate in all material respects. Whittaker and its subsidiaries have paid, or have made provision included in the Public Reports for, all Taxes.

     4.9  Material Changes.  Since the date of the most recent balance sheet of
          ----------------
Whittaker included in the Public Reports, none of the following has occurred:
(a) any change in the condition, assets, liabilities or business of Whittaker which would result in a Material Adverse Effect; (b) any damage or destruction in the nature of a casualty loss which would result in a Material Adverse Effect; (c) issuance or sale by Whittaker of any capital stock or securities convertible into capital stock of Whittaker, or options or other rights therefor; (d) declaration or payment of any dividend or other distribution by Whittaker; (e) other than in the ordinary course of the business of Whittaker
(i) any purchase, sale, assignment, license, lease or other disposition of any material assets or rights (including Intellectual Property) or the creation of any Lien (other than Permitted Liens) on any material assets or rights of Whittaker or (ii) any incurrence of any material liability or obligation.

     4.10 Representations Regarding Stock.  Whittaker is acquiring the Stock
          -------------------------------
for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of the Stock or any part thereof. Whittaker acknowledges that the offering and sale of the Stock pursuant to this Agreement will not be registered under the Securities Act or any state securities or blue sky laws and that the Stock may not be sold or offered for sale without registration under the Securities Act and applicable state securities laws unless an exemption from such registration is available. Whittaker is an "accredited investor" within the meaning of Regulation D under the Securities Act. Whittaker is not an investment company as that term is defined in the Investment Company Act of 1940.

     4.11 Brokers' and Finders' Fees.  Except for the firm of McCray Shriver
          --------------------------
Eckdahl & Associates, Inc., any compensation to which shall be the sole responsibility of Whittaker, no Person acting on behalf of Whittaker or any of its subsidiaries or under the authority of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated hereby.

                                   ARTICLE V
                            MUTUAL ACKNOWLEDGMENTS
                           REGARDING REPRESENTATIONS

     5.1  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made by any party in this Agreement or in any Related Document shall survive the Closing, but all claims made after the Closing with respect to any such representations and warranties shall be made under, and subject to the limitations set forth in, Article XII, which shall be the exclusive remedy after Closing for any such claim.

     5.2  Exclusion of other Representations.  Each party acknowledges that it
          ----------------------------------
has sufficient knowledge and expertise in business and financial matters to evaluate the merits and risks associated with the transactions contemplated by this Agreement Each party has made its decision to enter into this Agreement and to consummate the transactions provided for herein without relying upon any express or implied representations, warranties, commitments or undertakings of any other party, or such other party's directors, officers, employees, agents, representatives or affiliates, except as expressly set forth in this Agreement and in the Related Documents.

                                  ARTICLE VI
                              CONDUCT OF BUSINESS
                              PENDING THE CLOSING

     6.1  Conduct of Business by the Company.  Hughes covenants and agrees that
          ----------------------------------
between the date hereof and the Closing Date, Hughes shall cause the Company to conduct the Business in the ordinary course, and, except as contemplated by this Agreement or with the prior written consent of Whittaker (which shall not be unreasonably withheld or delayed), Hughes shall cause the Company to conduct the Business in accordance with the following:

     (a) Hughes shall cause the Company not to enter into any Material Agreement or amend or terminate any existing Material Agreement in any material respect, except that the Company may renew or extend any existing Material Contract on the same or modified terms in the ordinary course of business.

     (b) Hughes shall cause the Company not to create, assume or permit to exist any Lien on any material Assets, except Permitted Liens.

     (c) Hughes shall cause the Company not to sell, assign, lease, or otherwise transfer or dispose of any of the Assets except in the ordinary course of business or in connection with the acquisition of replacement property.

     (d) Hughes shall cause the Company not to increase the compensation, retirement, or other benefits or bonuses payable or to become payable to any employee of the Business, except for increases substantially in accordance with existing employment practices of the Company or in accordance with employment agreements existing on the date hereof as described in Schedule 6.1(d).
                       ----------------

     (e) Hughes shall cause the Company to give to Whittaker and its counsel, accountants and other authorized representatives reasonable access (subject to the Company's normal security procedures and any applicable attorney-client privilege) during normal business hours to the Company and to the books and records relating to the Business, and will furnish or cause to be furnished to Whittaker and its authorized representatives all information relating to the Company as they may reasonably request; provided, however, that (a) in each instance mutually satisfactory arrangements for such inspection shall be made in advance (including, without limitation, prior written notice to Hughes), and (b) the rights of Whittaker under this Section 6.1(e) shall not be exercised in any manner that interferes unreasonably with the operation of the Business.

     (f) Whittaker shall be entitled to review transactions and significant matters related to the conduct of the Business.

     6.2  Conduct of Whittaker's Business.  Whittaker covenants and agrees that
          -------------------------------
between the date hereof and the Closing Date, Whittaker shall conduct its business in the ordinary course and shall not, without the consent of Hughes (which consent will not be unreasonably withheld or delayed), take any action which would cause Whittaker to breach its representations in Section 4.9.

                                  ARTICLE VII
                        OTHER COVENANTS OF THE PARTIES
                           PENDING THE CLOSING DATE

     7.1  HSR Act Filings.  As promptly as practicable after the execution of
          ---------------
this Agreement, each party shall, or shall cause its ultimate parent to, file any reports or notifications that may be required to be filed under the HSR Act with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and shall cooperate in connection with such filings or responses to requests for additional information.

     7.2  No Shopping, Etc.  From the date hereof until the Closing Date or
          ----------------
termination of this Agreement, Hughes will not, and will cause the Company not to, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any Person relating to any acquisition or purchase of any equity interest in, or all or (other than in the ordinary course of business) a portion of the Assets of the Company or any business combination with the Company, or participate in any negotiations regarding or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing, except for the transactions provided for in this Agreement. Hughes will not sell or otherwise transfer any of the Stock except as contemplated hereby, and will not vote the Stock in favor of, or otherwise approve, any merger, consolidation, asset acquisition or other takeover transaction involving the Company.

     7.3  Consents.  Each party shall use its commercially reasonable efforts to
          --------
obtain as soon as practicable all Consents to be obtained by it, and agrees to cooperate reasonably with the other party in its efforts to obtain the Consents applicable to such other party. Whittaker shall, at Hughes's request, promptly furnish Hughes with copies of any documents and information concerning Whittaker that may be reasonably requested by any Person in connection with any Consent of such Person to the transfer of the Stock. Neither Whittaker nor Hughes shall be required to undertake extraordinary or unreasonable measures to obtain any Consents, including, without limitation, requiring Whittaker or Hughes to make any expenditures.

     7.4  Cooperation.  The parties shall cooperate fully with each other in
          -----------
connection with any actions required to be taken as part of their obligations under this Agreement, and the parties will endeavor in good faith to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Whittaker shall use its best efforts to obtain any required consent of the banks which are parties to its Credit Agreement dated as of January 23, 1995 among Whittaker Corporation, as Borrower, and Nationsbank of Texas, N.A., as Agent, and the other parties thereto ("Whittaker Credit Agreement").

     7.5  Supplements to Disclosure Schedule.  From time to time prior to the
          ----------------------------------
Closing Date, each party may supplement or amend the Schedules attached hereto with respect to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Schedules or in any representation and warranty of such party that has been rendered inaccurate thereby. For purposes of Article IX and X, the Schedules delivered by each party shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

     7.6  Confidentiality Agreement.  Notwithstanding execution of this
          -------------------------
Agreement, the Confidentiality Agreement shall remain in full force and effect. All information provided to Whittaker or its Representatives (as that term is used in the Confidentiality Agreement) will be treated in accordance with the Confidentiality Agreement.

     7.7  Cash Management, Forgiveness of Intercompany Advances.
          ------------------------------------------------------

     (a) As part of the cash management program of Hughes and its affiliates, the Company maintains separate disbursement checking accounts which are funded by Hughes, all of which are listed in Schedule 3.20 of the
                                                           -------------
          Hughes Disclosure Schedule. At the close of each business day, the cash balances of the Company are transferred to Hughes or an Affiliated Company, with certain limited exceptions in the case of accounts maintained outside the United States. Up to and including April 16, 1995 (the "Cutoff Date"), Hughes or an Affiliated Company will continue to fund the Company's disbursement checking accounts and will be entitled to continue to receive all cash balances of the Company, in each case in the ordinary course of business consistent with past practice. Effective as of the close of business on the Cutoff Date, Hughes shall make an Intercompany Advance to the Company in an amount equal to any then outstanding checks issued on the Company's accounts which have not cleared on or before the Cutoff Date. Such final Intercompany Advance shall be included in the cash of the Company in determining its Working Capital in accordance with
          Section 1.6, to the extent that the associated outstanding checks are still treated as liabilities of the Company in determining Working Capital as provided in Section 1.6. From the Cutoff Date through the Closing Date, Hughes shall have no obligation to make further Intercompany Advances and shall have no right to receive cash balances of the Company.

     (b) At December 25, 1994, the Company owed Hughes the sum of $81,430,695.17 in respect of intercompany advances made by Hughes in the ordinary course of business (and excluding amounts owed for goods or services provided by Hughes or its affiliates to the Company in the ordinary course of business) to fund the Company's ongoing operations or capital requirements (the "Intercompany Advances"). As of the Closing Date, all Intercompany Advances which are then outstanding will be contributed to the capital of the Company by Hughes. Hughes will have no continuing obligation, after the Cutoff Date, to make any Intercompany Advances to the Company. Whittaker will assume the obligation to fund the Company's ongoing operations or capital requirements (including outstanding checks) as of the Closing Date.

                                 ARTICLE VIII
                            POST-CLOSING COVENANTS

     8.1  Access to Books and Records.  For a period of ten (10) years after the
          ---------------------------
Closing, Whittaker shall retain, and make available for inspection and duplication by Hughes (at Hughes' expense and upon request during normal business hours), all files, records, and books of account relating to the Company. Whittaker shall not destroy any such books and records after the expiration of such ten-year period without affording Hughes an opportunity to review, copy or take custody of such books and records.

     8.2  Tax Matters.
          -----------

     (a) Except to the extent such Indemnified Taxes are covered by reserves reflected on the Company Financial Statements or in the Final Statement of Working Capital, Hughes shall be liable for, and shall indemnify and hold harmless Whittaker and the Company with respect to, any and all Indemnified Taxes that may be imposed on or in respect of the Company with respect to (i) all taxable periods ending on or prior to the Closing Date, and (ii) all Income Taxes allocated to Hughes pursuant to subsection (b) of this Section 8.2. For purposes of clause
          (i) above, the liability of Hughes shall include, without limitation, any liability for Income

          Taxes arising out of the inclusion (or termination of the inclusion) of the Company in a consolidated, combined or unitary tax return filed by Hughes or any of its affiliates, any liability for Income Taxes relating to the merger, reorganization and related transactions by which the business, operations and properties of the Company was acquired by Hughes, and any liability for Income Taxes relating to the issuance, cancellation and contribution to capital of the Intercompany Advances pursuant to Section 7.7(b). The indemnification set forth in this Section 8.2 shall not be subject to the limitations set forth in
          Article XII, except as otherwise provided in Section 12.4(b) or 12.4(d).

     (b) Indemnified Taxes imposed on or in respect of the Company for any taxable period that includes the Closing Date shall be allocated to and paid by (i) Hughes for the period up to and including the Closing Date to the extent such amount exceeds the reserves therefor as reflected on the Final Statement of Working Capital, and (ii) Whittaker for the period up to and including the Closing Date (to the extent of the reserves therefor as reflected on the Final Statement of Working Capital) and for the period subsequent to the Closing Date. For purposes of the preceding sentence, the Income Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books of the Company as of the Closing Date.

     (c) Any refunds (including interest thereon) of Income Taxes paid or indemnified by Hughes pursuant to Section 8.2(a) and (b) above shall be for the account of Hughes. Any refunds (including interest thereon) of Income Taxes paid by Whittaker pursuant to Section 8.2(b) above shall be for the account of Whittaker. Whittaker agrees to assign and promptly remit (and to cause the Company to assign and promptly remit) to Hughes all refunds (including interest thereon) of Income Taxes which Hughes is entitled to hereunder and which are received by Whittaker, the Company, or any affiliate of Whittaker. Hughes agrees to assign and promptly remit (and to cause its affiliates to assign and promptly remit) to Whittaker all refunds (including interest thereon) of Income Taxes which Whittaker is entitled to hereunder and which are received by Hughes or any of its affiliates. Whittaker agrees that, upon the reasonable request and at the sole expense of Hughes, Whittaker shall file, or cause the Company to file, a claim for refund of any Income Tax which Hughes is entitled to hereunder. Hughes agrees that, upon the reasonable request and at the sole expense of Whittaker, Hughes shall file, or cause its affiliates to file, a claim for refund of any Income Taxes which Whittaker is entitled to hereunder.

     8.3  Covenant Not to Interfere with Business.
          ---------------------------------------

     (a) Hughes agrees that, for a period of two years after the Closing Date, neither Hughes nor any of its subsidiaries, shall, directly or indirectly cause, induce or encourage any of the officers or employees of the Company to leave their employ; provided, however, that this subparagraph (a) shall not preclude Hughes or its subsidiaries from hiring any such Person following termination of their employment by the Company or following voluntary resignation of any such Person without affirmative solicitation by Hughes or its Subsidiaries or their affiliates nor any general employment advertising not directed at the employees of the Company.

     (b) On the Closing Date, Whittaker and Hughes shall execute and deliver the Non-Competition Agreement substantially in the form attached as
          Exhibit 8.3(b).
          --------------

     8.4  Employee Matters.
          ----------------

     (a) Whittaker has advised Hughes that it is Whittaker's present intention to continue to employ the current employees of the Company and to make available to such employees the benefit plans described in Schedule
                                                                     --------
          8.4(a); provided, however, that it is understood that Whittaker
          ------
          retains the right to conduct its business, and the business of the Company after the Closing, as deemed prudent by Whittaker, including changes in employment levels or terms of employment. Without limiting the generality of the preceding sentence, Whittaker acknowledges that, as of the Closing Date, it will assume the rights and obligations of, and will continue, the Hughes LAN Systems Retirement Savings Plan for the benefit of the persons employed by the Company from time to time, subject to the right of Whittaker to modify or amend, or terminate, such plan after the Closing Date, in accordance with such plan and applicable Governmental Regulations.

     (b) Any present or former employees of the Company shall cease as of the Closing Date to participate in any employee benefit plan or arrangement sponsored by Hughes as specified in Schedule 8.4(b),
                                                          ---------------
          except as disclosed in such Schedule. Whittaker shall not assume any liability or obligation under any such plan or arrangement. However, Whittaker or the Company, and not Hughes, will be responsible for benefits under the plans applicable to the Company's employees as of the Closing Date, as specified in Schedule 8.4(a). Without limiting
                                            ---------------
          the generality of the foregoing, Whittaker shall cause such plans to waive preexisting conditions or other exclusions on immediate coverage for such employees as of the Closing Date, and such plans will be responsible for claims submitted after the Closing, while the Hughes plans specified in Schedule 8.4(b) will be responsible for claims
                             ---------------
          submitted prior to Closing.

     (c) Hughes has adopted the Retention Plan for Key Employees of the Company attached as Exhibit 8.4(c) (the "Retention Plan"). Subject to the
                      --------------
          terms and conditions of the Retention Plan, Whittaker shall pay, or cause the Company to pay, in each case on behalf of Hughes, the amounts owing to each key employee specified in the Retention Plan, and shall also pay all associated withholding or other Taxes in respect of such payments to the key employees, including the employer's share of such Taxes. The aggregate amount actually paid by Whittaker or the Company to the key employees on behalf of Hughes in accordance with the Retention Plan, together with the associated withholding or other Taxes in respect of such payments (the "Key Employee Payments") shall be reimbursed by Hughes to Whittaker within 30 days after receipt by Hughes of notice from Whittaker that it has made any Key Employee Payments, which notice shall specify the amount of such Key Employee Payments and when and to whom paid. The Key Employee Payments represent a liability of Hughes which is being assumed by Whittaker (subject to reimbursement by Hughes as provided herein), as part of the consideration for the Stock.

     (d) Nothing contained in this Agreement, express or implied, shall confer upon any employee of the Company any rights or remedies including any right to employment or continued employment or right to benefits or payments for any specified period, of any nature or kind whatsoever.

     8.5  Transitional Services and Continuing Business Relationships.
          -----------------------------------------------------------

     (a) On the Closing Date, Whittaker, the Company and Hughes shall execute and deliver the Transitional Services Agreement substantially in the form attached as Exhibit 8.5(a).
                           --------------

     (b)  Schedule 8.5(b) of the Hughes Disclosure Schedule sets forth certain
          ---------------
          relationships between Hughes and the Company. The administrative and other services provided by Hughes to the Company, as described in such Schedule, will continue to be provided by Hughes after the Closing Date in accordance with the Transitional Services Agreement.

     (c) Hughes and the Company are parties to that certain Corporate Procurement Agreement No. 3566 effective the 19th day of March 1990, as amended (the "Hughes/HLS CPA"). On the Closing Date, such Hughes/HLS CPA shall be amended to extend the term of such agreement through 31 March 1998. Hughes further agrees that, from and after the Closing Date and so long as the Hughes/HLS CPA remains in effect, the Company shall be a preferred vendor of Hughes so that, if the Company's products and services are competitive with or superior to comparable products and services of the Company's competitors, in terms of price, quality, availability and other relevant factors, Hughes will give preference to the Company in determining the source of supply for required products and services to be purchased by or for Hughes, subject to the terms and conditions of the Hughes/HLS CPA.

     8.6  Releases.  As promptly as possible following the Closing, Whittaker
          --------
shall use its best efforts to procure the release of Hughes and each of its affiliates from all guarantees, indemnities, contracts of suretyship, letters of credit, support letters or similar arrangements and third-party charges or security interests given in respect of the Company, if any (the "Hughes Contingent Obligations"). Whittaker shall indemnify and hold harmless Hughes and its affiliates from the Hughes Contingent Obligations or from the failure of the Company to perform after the Closing under any of the contracts or other obligations underlying the Hughes Contingent Obligations.

     8.7  Intellectual Property.  At Closing, Hughes, Whittaker and the Company
          ---------------------
shall enter into an Intellectual Property Agreement substantially in the form attached hereto as Exhibit 8.7.
                   -----------

     8.8  Audit of Company Financial Statements.  Promptly after the Closing
          -------------------------------------
Date, but in any event within the period specified under the Exchange

Act (as such period may be extended upon application to the SEC), Hughes, at its expense, shall cause Deloitte & Touche to audit the financial statements of the Company for the three year period required under Regulation S-X of the Exchange Act. Whittaker shall cause the Company to cooperate in the preparation and review of such audited financial statements, including providing full and complete access to its personnel, books and records, and causing the appropriate officers of the Company to sign and deliver to Deloitte & Touche such management representation letters as Deloitte & Touche may request in accordance with its customary practices. All administrative or other internal costs and expenses incurred by Whittaker or the Company in connection with such audit shall be borne by Whittaker or the Company.

     8.9  Compliance with Contingent Payment Obligations.  After the Closing,
          ----------------------------------------------
Whittaker shall comply, and shall cause the Company to comply, with the covenants and other obligations set forth in Exhibit 1.3(c).
                                             --------------

     8.10 Change of Name.  Within five days after the Closing Date, Whittaker
          --------------
shall cause the Company to file an amendment to its Articles of Incorporation or other appropriate documents that change the Company's corporate name to "Whittaker Communications, Inc." and shall thereafter file such name change with all the appropriate governmental authorities of the jurisdictions where the Company is incorporated or qualified or licensed to do business. From and after the Closing Date, Whittaker will cause the Company to cease all use of the name of "Hughes", "GMHE", "General Motors", "GM" or any combination thereof as a trademark, service mark or in any other manner; provided, however, for a transition period not to exceed one hundred and eighty (180) days, Whittaker and the Company may use such printed forms, including purchase orders, invoices and like documents, packaging materials, and promotional literature displaying such trademarks, trade names, or service marks so long as such items are over-printed or otherwise indicate the Company's change in control and provide the Company's current name; and, provided, further, that the Company may continue to sell its finished goods or other items which bear the "Hughes" name at the Closing Date, in the ordinary course of business, subject to the indemnity obligations of Whittaker under Section 12.2(c).

                                  ARTICLE IX
                     CONDITIONS TO WHITTAKER'S OBLIGATIONS

The obligation of Whittaker to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     9.1  Representations and Warranties.  All representations and warranties of
          ------------------------------
Hughes contained in this Agreement shall be true and complete in all material respects on and as of the Closing Date as though made on and as of that date, except for (a) changes contemplated by this Agreement, or (b) changes that arise after the date hereof in the ordinary course of business.

     9.2  Covenants.  Hughes shall have performed and complied in all material
          ---------
respects with all covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     9.3  Consents.  All Hughes Consents shall have been obtained and delivered
          --------
to Whittaker, except any such Consent with respect to which Hughes has agreed to indemnify and reimburse Whittaker for any cost or expense resulting from the failure of the Hughes Consent to have been obtained (without the limitations provided in Article XII) or, in the case of a Consent to the assignment of any Material Agreement, Hughes has taken other steps so that Whittaker will be afforded the benefits to be conferred by such Contract.

     9.4  Governmental Authorizations.  There shall not have been any
          ---------------------------
modification, revocation or nonrenewal of any of the Governmental Licenses that would have a Material Adverse Effect.

     9.5  Certificate.  Hughes shall have delivered to Whittaker a certificate,
          -----------
dated as of the Closing Date, executed on behalf of Hughes by an appropriate officer of Hughes, certifying (a) that the representations and warranties of Hughes contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of the Closing Date, except for (i) the changes contemplated by this Agreement, or (ii) changes that arose in the ordinary course of business, and (b) that Hughes has in all material respects performed and complied with all of the covenants in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     9.6  Deliveries.  Hughes shall have made or stand willing to make all the
          ----------
deliveries to Whittaker described in Section 1.4, and shall have executed or stand willing to execute the agreements described in Sections 8.3(b), 8.5(a), 8.5(c) and 8.7.

     9.7  No Injunction.  Neither Hughes nor Whittaker shall be subject on the
          -------------
Closing Date to any order, decree or injunction of a court of competent jurisdiction which enjoins or prohibits the consummation of this Agreement.

     9.8  Expiration of Waiting Period.  The waiting period under the HSR Act
          ----------------------------
shall have expired or early termination of such waiting period shall have been granted.

     9.9  Bank Approval.  Whittaker shall have obtained the written approval of
          -------------
the banks which are parties to the Whittaker Credit Agreement for the transactions contemplated by this Agreement, to the extent such approval is required.

                                   ARTICLE X
                       CONDITIONS TO HUGHES' OBLIGATIONS

The obligation of Hughes to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     10.1 Representations and Warranties.  All representations and warranties
          ------------------------------
of Whittaker contained in this Agreement shall be true and complete in all material respects on and as of the Closing Date as though made on and as of that date.

     10.2 Covenants.  Whittaker shall have performed and complied in all
          ---------
material respects with all covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     10.3 Certificate.  Whittaker shall have delivered to Hughes a certificate,
          -----------
dated as of the Closing Date, executed on behalf of Whittaker by an appropriate officer, certifying (a) that the representations and warranties of Whittaker contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (b) that Whittaker has in all material respects performed and complied with all of the covenants in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     10.4 Deliveries.  Whittaker shall have made or stand willing to make all
          ----------
the deliveries described in Section 1.5, and shall have executed or stand willing to execute the agreements described in Section 8.3(b), 8.5(a) and 8.7.

     10.5 Consents.  All Whittaker Consents shall have been obtained.
          --------

     10.6 No Injunction.  Neither Hughes nor Whittaker shall be subject on the
          -------------
Closing Date to any order, decree or injunction of a court of competent jurisdiction which enjoins or prohibits the consummation of this Agreement.

     10.7 Expiration of Waiting Period.  The waiting period under the HSR Act
          ----------------------------
shall have expired or early termination of such waiting period shall have been granted.

                                  ARTICLE XI
                          TERMINATION AND ABANDONMENT

     11.1 Termination.  Subject to the provisions in Section 11.2, this
          -----------
Agreement may, by written notice given prior to the Closing, be terminated and abandoned as follows:

     (a) By either Hughes or Whittaker, if a material default or breach shall be made by the other party with respect to the timely performance of any of its obligations contained herein or with respect to any of its representations and warranties herein, and such default cannot be cured and has not been waived;

     (b) By Hughes, if all of the conditions set forth in Article X shall not have been satisfied or waived on or before April 30, 1995, other than through failure of Hughes to fully comply with its obligations hereunder; or by Whittaker, if all of the conditions set forth in
          Article IX shall not have been satisfied or waived on or before April 30, 1995, other than through failure of Whittaker to fully comply with its obligations hereunder;

     (c)  By mutual consent of Hughes and Whittaker; or

     (d) By either Hughes or Whittaker, if the Closing shall not have occurred, other than through a failure of such party to fulfill its obligations hereunder, on or before April 30, 1995, or such later date as may be agreed upon by the parties.

     11.2 Effect of Termination.  If this Agreement is terminated pursuant to
          ---------------------
Section 11.1, this Agreement shall become void and of no further force and effect, except for the following provisions, which shall remain in full force and effect: (a) this Section 11.2; (b) such provisions in Article XIII as shall continue to be applicable following termination including Sections 13.1, 13.5, 13.10 and 13.11; and (c) the Confidentiality Agreement. Notwithstanding the foregoing, if this Agreement is terminated by one party because of another party's failure to fulfill its obligations hereunder, it is expressly agreed and understood that the terminating party's right to pursue all remedies for breach of contract or otherwise, including damages relating thereto, shall also survive such termination (subject to the limitations in Section 12.7(b)).

                                  ARTICLE XII
                                   INDEMNITY

     12.1 Indemnification by Hughes.  Subject to the qualifications and
          -------------------------
limitations in this Article XII, if the Closing is consummated Hughes shall indemnify and hold Whittaker harmless against and with respect to, and shall reimburse Whittaker for, any and all Damages reasonably and proximately incurred by Whittaker as a result of any of the following:

     (a) any inaccuracy or misrepresentation in or breach of any representation or warranty of Hughes in this Agreement or any of the Related Documents;

     (b) the breach or failure by Hughes to perform after the Closing Date any of its covenants or agreements under this Agreement or any of the Related Documents;

     (c) any failure of Hughes or the Company to comply with any Governmental Regulation which relates to the pollution or protection of the environment applicable to the Facilities or the conduct of the Business prior to the Closing, and any condition at any Facility or at any location at which the Company or Sytek, Inc. conducted the Business giving rise to any Damages under any such Governmental Regulation relating to the pollution or protection of the environment currently or heretofore in effect; and

     (d) any Government Contract Claim arising as a result of actions or events occurring or arising out of the conduct of the Business prior to the Closing, whether or not such Government Contract Claims would constitute a breach of the representations in Section 3.6.

     12.1AInfringement Indemnification by Hughes.  In addition to the general
          --------------------------------------
indemnification provided in Section 12.1, subject to the qualifications and limitations in this Article XII, if the Closing is consummated Hughes shall indemnify and hold Whittaker harmless against and with respect to, and shall reimburse Whittaker for, the following (without duplication of the indemnification provided in Section 12.1):

     (a) any and all Damages reasonably and proximately incurred by Whittaker as a result of any product sold or produced by the

          Company prior to the Closing Date infringing any patent issued to any third party;

     (b) one-half of any and all Damages reasonably and proximately incurred by Whittaker as a result of any product sold by the Company (other than those produced by the Company prior to the Closing Date) within two years after the Closing Date, which product is the same as products which have been produced by the Company prior to the Closing Date, infringing any patent issued to any third party; and

     (c) any and all lost profits reasonably and proximately suffered by Whittaker as a result of any breach by Hughes of the representations in the first sentence of Section 3.10(b).

     12.2 Indemnification by Whittaker .  Subject to the qualifications and
          -----------------------------
limitations in this Article XII, if the Closing is consummated Whittaker shall indemnify and hold Hughes harmless against and with respect to, and shall reimburse Hughes for, any and all Damages reasonably and proximately incurred by Hughes as a result of the following:

     (a) any inaccuracy or misrepresentation in or breach of any representation or warranty of Whittaker in this Agreement or any of the Related Documents;

     (b) the breach or failure by Whittaker to perform after the Closing Date any of its respective covenants or agreements under this Agreement or any of the Related Documents; and

     (c) the operation or ownership of the Company or the Business (including, without limitation, the Company's performance or failure to perform under its Material Agreements) on and after the Closing Date.

     12.3 Procedure for Indemnification.  The procedure for indemnification
          -----------------------------
shall be as follows:

     (a) The party claiming indemnification ("Claimant") shall promptly give notice of any claim for which indemnification will be sought ("Claim") to the party from which indemnification is sought ("Indemnitor") of its Claim, whether solely between the parties or brought by a third party, specifying in reasonable detail the factual basis for the Claim and, to the extent known, the amount of the Claim. Notwithstanding the foregoing, the failure by the Claimant to provide timely notice of any Claim, or any delay in providing such notice, shall not affect or impair the obligations of Indemnitor hereunder, except and only to the extent that Indemnitor has been adversely affected by such failure or delay.

     (b) With respect to Claims between the parties, following receipt of notice from the Claimant of a Claim, the Indemnitor shall have sixty
          (60) days to make any investigation of the Claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and its authorized representatives the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the Claim within the sixty (60) day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

     (c) With respect to any Claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the Claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party Claim, the Claimant shall have the right to participate in the defense of the Claim at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party Claim within thirty (30) days of its receipt of notice of the Claim (or any extended period mutually agreed upon by the parties), the Claimant shall (upon further written notice to Indemnitor) have the right to undertake the defense, compromise or settlement of the Claim for the account of Indemnitor subject to the right of Indemnitor, at its expense, to assume the defense of the Claim at any time prior to final settlement, compromise or determination thereof. In no event shall Indemnitor be liable or otherwise have any obligation with respect to any settlement, compromise or determination of any Claim agreed to by Claimant without the prior written consent of Indemnitor (which shall not be withheld unreasonably), unless Indemnitor shall have failed or refused to assume control of the defense as provided above or shall have unreasonably withheld consent to such settlement, compromise or determination.

     (d) The parties shall cooperate in defending any third party Claim, and the defending party shall have reasonable access to the books, records and personnel which are pertinent to the defense and which are in control of the other party.

     12.4 Limitations and Conditions Applicable to Whittaker.  The right of
          --------------------------------------------------
Whittaker to indemnification pursuant to Section 12.1 or Section 12.1A of this Agreement is subject to the following limitations:

     (a) Whittaker shall not be entitled to indemnification (i) with respect to any individual Claim, unless the Damages arising from such Claim exceed $5,000, and (ii) with respect to all Claims, until the aggregate Damages for which Hughes is liable under Section 12.1 or
          Section 12.1A exceed Seven Hundred Fifty Thousand Dollars ($750,000), whereupon Whittaker shall be entitled to indemnification by Hughes for all of its Damages excluding Damages arising from any individual Claim which are $5,000 or less. It is understood that the limitations in this Section 12.4(a) shall not be considered in determining whether any representation or warranty has been breached.

     (b) Except as provided in Section 12.10, Whittaker shall not be entitled to indemnification for that amount of its aggregate Damages for which Hughes is liable under Section 8.2, Section 12.1 or Section 12.1A which is in excess of the amount of consideration actually paid by Whittaker to Hughes for the Stock, consisting of the Cash Payment, the principal amount of the Note and the aggregate amount of any Contingent Payments received by or payable to Hughes (collectively, the "Aggregate Consideration").

     (c) No Claim shall be brought by Whittaker against Hughes under Section 12.1(a) or Section 12.1A(c) unless notice in writing of such Claim shall have been given to Hughes in accordance with Section 12.3(a) on or prior to the date which is thirty (30) days after the completion of the consolidated audited financial statements of Whittaker and its subsidiaries for the fiscal year ending October 31, 1996, except (i) with respect to any Claims for breach of the representations of Hughes in Sections 3.2, 3.4, 3.6, 3.7(b), (c), (d) and (e), the first sentence of 3.8(a), 3.12(b), and 3.23, as to which no time limit shall apply, and (ii) with respect to any Claims for the breach of the representations in Section 3.16, as to which the time limit shall be the applicable statute of limitations.

     (d) Hughes shall not be liable for any Damages to the extent that: (i) provision or reserve was made in the Company Financial Statements or in the Final Statement of Working Capital for the matter giving rise to the Claim; (ii) any amount which is claimed by Whittaker has been written off as unrecoverable in the Company Financial Statements or in the Final Statement of Working Capital; or (iii) the Damages arise from a change in the accounting or Tax policies or practices of Whittaker or the Company after the Closing Date.

     12.5 Limitations Applicable to all Parties.  Neither party shall have any
          -------------------------------------
liability to another party under this Article XII for Damages to the extent that:

     (a) the Claimant recovers or has a right to recover insurance proceeds covering the Damages in connection with such Claim other than where the relevant premiums for the relevant policy have been paid by the Claimant;

     (b) such Claim relates to a liability or matter with respect to which Claimant has either made recovery from a Person other than Indemnitor or has a right of recovery from such a Person which it has failed to pursue diligently;

     (c) Claimant had Knowledge of the breach of the representation, warranty or obligation giving rise to the Claim, or otherwise had Knowledge of the basis for the Claim, prior to the consummation of the Closing;

     (d) Claimant's liability for the taxable year in which the Damages which forms the basis for the Claim are sustained is actually reduced due to a tax benefit to which Claimant becomes entitled in respect of the Damages; or

     (e) the Damages would not have arisen but for a voluntary act, omission or transaction after the Closing Date by Claimant or at the request of Claimant.

     12.6 Other Matters.
          -------------

     (a) No party shall be entitled to recover Damages in respect of any Claim or otherwise obtain reimbursement or restitution more than once with respect to any Claim hereunder.

     (b) If Indemnitor makes any payment pursuant to this Article XII or otherwise by reason of the transactions contemplated by this Agreement or the Related Documents under any theory of recovery, Indemnitor shall be subrogated, to the extent of such payment and to the extent permitted by law, to any rights and remedies of Claimant to recoup amounts paid from third parties with respect to the matters giving rise to indemnification hereunder. Claimant shall, and shall cause its affiliates to, fully cooperate with Indemnitor in connection with Indemnitor's rights hereunder.

     (c) If Indemnitor fails to make any payment of Damages when incurred by Claimant, the amount not so paid shall bear interest at the Default Rate from the date incurred by Claimant until the date paid by Indemnitor.

     12.7 Remedies Exclusive.
          ------------------

     (a) The remedies provided in this Article XII shall be exclusive as to any Claims by a party under this Agreement or any Related Document or arising out of the transactions provided for herein and therein and shall preclude assertion by any party of any other rights or the seeking of any other remedies against another party; provided, however, that nothing in this Section 12.7(a) shall limit rights or remedies expressly provided for in this Agreement or any Related Document or rights or remedies which, as a matter of applicable law or public policy, cannot be limited or waived.

     (b) IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY LOST PROFITS, LOST SAVINGS, INCIDENTAL DAMAGES, INDIRECT DAMAGES, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCURRED BY THE OTHER PARTY (COLLECTIVELY, "CONSEQUENTIAL DAMAGES"), OTHER THAN CONSEQUENTIAL DAMAGES OWING TO THIRD PARTIES, ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR A RELATED DOCUMENT.

     12.8 Repurchase Option.  If, at any time, Whittaker shall have asserted
          -----------------
against Hughes Claims for Damages which are equal to or greater than the Aggregate Consideration, Hughes shall have the option to repurchase the Stock from Whittaker for an amount equal to the Aggregate Consideration minus the aggregate amount of any Damages previously paid by Hughes to Whittaker (the "Option Payment") by written notice to Whittaker delivered within 90 days after receipt by Hughes of such Claims. If Hughes exercises such option, Whittaker shall deliver to Hughes the certificate evidencing the Stock, duly endorsed or accompanied by an appropriate assignment, free of all Liens, against payment of the Option Payment by Hughes to Whittaker in immediately available funds to an account specified by Whittaker. In connection with such repurchase, the Note shall be canceled and discharged and Whittaker shall be released from any liability for Contingent Payments.

     12.9 Treatment of Indemnity Payments.  Except as otherwise required by
          -------------------------------
law, all payments made by Hughes or Whittaker, as the case may be, to or for the benefit of the other party pursuant to any indemnification obligations under this Agreement or any Related Document shall be treated as adjustments to the purchase price of the Stock for tax purposes and such agreed treatment shall govern for purposes of this Agreement.

     12.10 Setoff.
           ------

     (a) Notwithstanding Section 12.4(b), if and to the extent that Hughes fails or refuses to pay Whittaker amounts owing by Hughes to Whittaker under this Article XII, as evidenced by a written acknowledgment of Hughes or by a final nonappealable order of a court of competent jurisdiction or of the arbitrators appointed pursuant to Section 13.11, then Whittaker shall be entitled to setoff the amount owing by Hughes to Whittaker as set forth above against any payment then or thereafter due and owing by Whittaker to Hughes in respect of the Contingent Payments or under the Note; provided, however, that (a) Whittaker shall provide ten days prior notice of such proposed setoff, and (b) the amount to be setoff shall be applied first against any Contingent Payments, second against interest owing on the Note and last against the unpaid principal balance of the Note; provided, however, that if Hughes shall have transferred the Note, or any portion thereof as permitted by the Note, to a person other than an Affiliated Company, such right of setoff shall no longer apply to the portion so transferred, although Whittaker's right to be indemnified by Hughes as provided herein shall not be impaired or affected by any such transfer.

     (b) Hughes shall be entitled to satisfy indemnity obligations to Whittaker under this Article XII first, by application against any amounts then owing by Whittaker to Hughes and, if such amounts are not sufficient, by payment of immediately available funds to such account as shall be specified by Whittaker. However, if, at the time Hughes is required to make any indemnity payment, an Event of Default (as defined in the Note) has occurred and is continuing, then Hughes, at its option, may satisfy indemnity obligations to Whittaker under this Agreement by application against the unpaid principal amount or interest accrued but unpaid on the Note. Such application shall be effected by delivery of the Note by Hughes to the Company for discharge of that portion of the Note which represents the amount of any indemnity obligation then owing by Hughes to Whittaker, with written instructions from Hughes to Whittaker to effect such discharge and the amount to be so discharged. Whittaker shall promptly reissue the Note in the proper amount, taking into account such discharge, and shall deliver such Note to Hughes or as it directs, all in accordance with the provisions of the Note.

                                 ARTICLE XIII
                           MISCELLANEOUS PROVISIONS

     13.1 Fees and Expenses.  Except as otherwise provided in this Agreement,
          -----------------
each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and the Related Documents, including, without limitation, all fees and expenses of counsel, accountants, agents and representatives. Without limiting the foregoing, each of Hughes and Whittaker shall pay all commissions, finder's fees or similar payments due to any broker, finder or investment banker retained by such party in connection with the transactions contemplated by this Agreement. Nothing herein shall constitute an admission by either party that any such payments are due to any Person.

     13.2 Notices.  All notices, demands and requests required or permitted to
          -------
be given under the provisions of this Agreement shall be in writing. Such notices shall be delivered in the manner provided below, and addressed as follows:

If to Hughes:   Hughes Aircraft Company
                7200 Hughes Terrace
                M/S A171
                Los Angeles, California 90045
                Attention:  K. N. Heintz, Vice President - Corporate Development
                Telecopy No.:  (310) 568-6774

with a copy to: Hughes Aircraft Company
                7200 Hughes Terrace
                M/S A114
                Los Angeles, California  90045
                Attention:  L. D. Hunter
                Telecopy No.:  (310) 568-7834

If to Whittaker:(Until August 1, 1995)
                Whittaker Corporation
                10880 Wilshire Boulevard
                Los Angeles, California 90024
                Attention: Richard Levin, Chief Financial Officer and General Counsel
                Telecopy No.:  (213) 879-9442

                (After August 1, 1995)
                1995 N. Surveyor Avenue
                Simi Valley, California  93063
                Attention Richard Levin, Chief Financial Officer and General Counsel
                Telecopy No.:  (To be provided by Whittaker)

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 13.2.
A notice personally delivered shall be deemed to have been duly delivered upon receipt thereof. A notice mailed by registered or certified mail, postage prepaid and return receipt requested, shall be deemed to have been duly delivered and received on the date of receipt shown on the return receipt. Any notice sent by telecopier shall be confirmed by telephone as soon as practicable after sending (and shall be deemed to have been duly delivered and received upon such confirmation) and the original of such notice shall be personally delivered or mailed.

     13.3 Benefit and Binding Effect.  Neither party hereto may assign this
          --------------------------
Agreement without the prior written consent of the other party hereto.  This

Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     13.4 Further Assurances.  The parties shall take any actions and execute
          ------------------
any other agreements or documents that may be necessary or desirable to the implementation and consummation of this Agreement.

     13.5 Governing Law.  This Agreement shall be governed, construed and
          -------------
enforced in accordance with the laws of the State of California (without regard to the choice of law provisions thereof).

     13.6 Headings.  The headings herein are included for ease of reference
          --------
only and shall not control or affect the meaning or construction of the provisions of this Agreement.

     13.7 Gender and Number.  Words used herein, regardless of the gender and
          -----------------
number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

     13.8 Entire Agreement.  This Agreement, all Schedules and Exhibits hereto,
          ----------------
and all agreements, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Whittaker and Hughes with respect to the subject matter hereof. This Agreement supersedes all prior and contemporaneous discussions, negotiations, communications, agreements and understandings between the parties (except the Confidentiality Agreement) and cannot be amended, supplemented or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

     13.9 Counterparts.  This Agreement may be signed in counterparts with the
          ------------
same effect as if the signature on each counterpart were upon the same instrument.

     13.10 Public Announcements.  The parties agree (a) to consult with each
           --------------------
other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, and (b) except as may be required by Governmental Regulations, not to issue any press release or public statement without the prior written consent of the other party.

     13.11 Dispute Resolution.
           ------------------

          (a) Except as otherwise expressly provided herein, all disputes, claims or controversies ("Disputes") that arise under or with respect to this Agreement or any Related Document, or the performance or breach hereof or thereof, shall, to the extent not resolved by amicable negotiation between the parties, be settled and finally determined by binding arbitration conducted in accordance with the Commercial Arbitration Rules, or the then existing rules for commercial arbitration, of the American Arbitration Association. Any arbitration proceedings shall be held in Los Angeles, California.

          (b) If either party determines at any time that it wishes to submit a Dispute to arbitration, it shall first give the other party notice, in reasonable detail, of the Dispute and of the intention to submit the Dispute to arbitration. If, within 30 days after receipt of such notice by the other party (or such longer period as the parties may establish at the time), the Dispute is not resolved by amicable negotiation between the parties, such Dispute may be submitted by either party to arbitration as provided herein.

          (c) The arbitration shall be before a panel of three (3) arbitrators. Each party shall select an arbitrator and both parties shall jointly select the third arbitrator; provided, however, if the parties are unable to agree on the third arbitrator within 30 days after the Dispute is submitted to arbitration, the two arbitrators selected by the parties shall jointly select the third arbitrator. The arbitrators shall only interpret and apply the terms and provisions of this Agreement and any other Related Document at issue, shall not change any such terms or provisions or deprive any party to the Dispute of any right or remedy provided for in this Agreement or such Related Document and, to the extent practicable, shall, notwithstanding their rules, apply California law to the resolution of legal issues. The arbitrators may award compensatory damages against a party to the Dispute but the arbitrators shall not be authorized to award, nor shall they award, Consequential Damages, except as expressly permitted in this Agreement or such Related Document. The arbitration of any Dispute, including the determination of any amount of damages suffered by a party, shall be final and binding upon the parties to the maximum extent permitted by law. Judgment upon the decision of the arbitrators may be entered in any court of competent jurisdiction. The costs and expenses of each party incurred in connection with the arbitration, including reasonable attorneys' fees, costs and expenses, and the costs of the arbitration itself, including the fees, costs and expenses of the arbitrators, shall be borne in accordance with the determination of the arbitrators with respect thereto.

          (d) The requirement that Disputes shall be submitted to arbitration as provided in this Section 13.11 shall not apply to the following:

               (i) If a party to a Dispute, having given the other party at least ten days notice of the other party's breach, in good faith seeks immediate equitable relief from a court of competent jurisdiction to enable the instituting party to prevent irreparable harm (alleged to arise from the alleged breach) pending arbitral relief (it being understood that, except for the issues giving rise to equitable relief, the Dispute shall be subject to arbitration as provided herein);

               (ii) To any Dispute arising with respect to payment obligations under the Note;

               (iii) To any claim by one party to the Dispute against the other party which arises out of the subject matter of any court litigation or proceeding commenced by any third party against one party in which the other party is an indispensable party or third party defendant;

               (iv) To any claim which is asserted with respect to a third party, which is not bound and will not, upon request of a party, agree to be bound by this Section 13.11, and which is an indispensable or necessary party to the Dispute; or

               (v) To the resolution of any Disputes under Section 1.6.

          (e) This Section 13.11 shall survive termination of this Agreement.

     13.12 Acknowledgment.  The parties each acknowledge that all the terms and
           --------------
conditions in this Agreement and the Related Documents have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon all relevant considerations. The parties agree that the terms and conditions of this Agreement and the Related Documents shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation hereof or thereof.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Whittaker and Hughes as of the date first written above.


"Hughes"                                  "Whittaker"

HUGHES AIRCRAFT COMPANY                   WHITTAKER CORPORATION


By  Kenneth N. Heintz                  By  Richard Levin
   ----------------------------           ----------------------------
Its V.P. Corporate Dev.                Its V.P. & C.F.O.
   ----------------------------           ----------------------------

                               Omitted Schedules
                               -----------------


          The following is a list of schedules attached to Exhibit 2 which have been omitted. The Registrant undertakes to furnish a copy of any omitted schedule to the Commission upon request.

Schedule 2.2                               Defined Terms

Schedule III                               Hughes Disclosure Schedule

                                                                  EXHIBIT 1.3(B)
                                                                  --------------


                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED, OR ANY
                  STATE BLUE SKY OR SECURITIES LAW.  NO SALE,
                  TRANSFER, ASSIGNMENT, HYPOTHECATION OF THIS
                  NOTE OR ANY INTEREST HEREIN MAY BE EFFECTED
                  EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THE
                  OTHER REQUIREMENTS PROVIDED IN THIS NOTE.
                  THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR
                  INDEBTEDNESS, IN THE MANNER AND TO THE EXTENT
                  SET FORTH HEREIN.



                             WHITTAKER CORPORATION
                       7% Convertible Subordinated Note
                                due May 1, 2005


No. ___

$15,000,000                                              Los Angeles, California
                                                                 April ___, 1995

     FOR VALUE RECEIVED, WHITTAKER CORPORATION, a Delaware corporation (as further defined below, the "Company"), promises to pay to HUGHES AIRCRAFT COMPANY, a Delaware corporation ("Hughes"), or registered assigns, the principal sum of Fifteen Million Dollars ($15,000,000), plus interest thereon, all as provided in this 7% Convertible Subordinated Note due May 1, 2005 (the "Note", and together with any notes issued upon transfer or exchange hereof pursuant to
Section 9, the "Notes"). This Note represents a portion of the consideration paid to Hughes at the Closing under the Stock Purchase Agreement dated as of March 23, 1995, between the Company and Hughes (as amended from time to time, the "Stock Purchase Agreement").

     The Company covenants and agrees as follows:

1.   Definitions.  For purposes of this Note, the following terms shall have the
     -----------
following meanings:

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar United States federal or state law for the relief of debtors.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California are not required to be open for banking business generally.

     "Capital Stock" means any and all shares, equity interests, equity participations or other equivalents (however designated) of corporate stock.

     "Change in Control" means any of the following with respect to the Company:

          (a) a Person or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act) of shares of Common Stock and any other shares of Capital Stock of the Company which have the right to vote on the election of any member of the Board of Directors of the Company, in circumstances where such Person or group
          (i) owns or is entitled to direct the disposition of and (ii) is entitled to exercise voting rights in respect of, an aggregate number of such shares representing more than 50% of the total voting power of all outstanding such shares, unless such beneficial ownership is approved by the Board of Directors of the Company prior to such acquisition; or

          (b) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the date of original issuance of this Note (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company has been approved by a majority (including any successors so approved) of the individuals constituting the Board of Directors of the Company at the date of original issuance of this Note) cease for any reason to constitute a majority of the Board of Directors of the Company.

     "Common Stock" means the common stock, $.01 par value, of the Company.

     "Company" means Whittaker Corporation, a Delaware corporation, unless and until a successor entity shall replace the Company as obligor hereunder, pursuant to the terms of this Note and thereafter shall mean such successor.

     "Custodian" means any receiver, trustee, assignee, liquidation, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Default Rate" means a floating rate per annum equal on any day to the sum of (a) the prime rate as most recently published in The Wall Street
                                                         --- ---- ------
     Journal, plus (b) two percent (2%).
     -------

     "Event of Default" shall have the meaning provided in Section 8.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America at the time such principles are being applied pursuant to this Note.

     "Holder" means Hughes, and following any transfers or exchanges hereof pursuant to Section 9, "Holders" shall mean the holders of Notes registered in the Note Register maintained by the Company pursuant to Section 9.2.

     "Indebtedness" of any Person means at any date, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (c) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto) which are issued pursuant to credit arrangements with banks or other financial institutions and which, if honored, will result in obligations for borrowed money, (d) to the extent not otherwise included, obligations arising under agreements or arrangements of such Person in connection with credit facilities with banks or other financial institutions which have been entered into to protect such Person from the effect of currency or interest rate fluctuations, and (e) all obligations of other Persons of the type described in clauses (a) through (d) above, which are guaranteed by such Person.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Material Subsidiary" means, at any time, a Subsidiary whose assets at such time exceed 5% of the assets of the Company and the Subsidiaries (on a consolidated basis).

     "Maturity Date" means May 1, 2005.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who, (i) in the case of an Opinion of Counsel to the Company, is reasonably acceptable to the Holder and (ii) in the case of an Opinion of Counsel to the Holder, is reasonably acceptable to the Company. The counsel may be internal counsel to the Company or to the Holder.

     "Person" means an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a governmental authority or any other entity.

     "Redeemable Capital Stock" means any Capital Stock of the Company that by its terms, or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed, or at the option of the holder repurchased, in whole or in part, by the Company or any of its Subsidiaries, or matures or would mature upon the happening of an event or the passage of time, or has, or upon the happening of an event or the passage of time would have, a sinking fund payment due, on or prior to the Maturity Date.

     Redemption Date" when used with respect to any Note to be redeemed or repurchased by the Company, means the date fixed for such redemption or repurchase pursuant to this Note.

     "SEC" means the Securities and Exchange Commission, or any successor agency.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means the principal of, and interest on (including, without limitation, any interest that would accrue but for the filing of a petition initiating any proceeding referred to in Section 5.3 hereof) and other amounts due on or in connection with any Indebtedness of the Company (other than, with respect to each Note, any other Note) now or in the future owing to any Person, whether outstanding on the date of issue of this Note or thereafter created, incurred or assumed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, Indebtedness of the kind described in this clause) unless, in the case of any particular

     Indebtedness, such Indebtedness provides by its terms that it shall not be senior in right of payment to the Notes.

     "Subsidiary" means (a) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and a Subsidiary of the Company or (b) any other Person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and a Subsidiary of the Company, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

     "Tangible Net Worth" means, as of any date, the excess of (i) total assets of the relevant Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP minus goodwill and any other items that are
                                   -----
     classified as "other intangibles" in accordance with GAAP, over (ii) the sum of (a) all liabilities of the such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) the amount, determined in accordance with GAAP, of any Redeemable Capital Stock which is issued and outstanding as of such date.

2.   Payment of Principal and Interest.
     ---------------------------------

     2.1  Interest.  The Company shall pay the Holder interest on the principal
          --------
amount of this Note semiannually on May 1 and November 1 of each year, commencing November 1, 1995, at the rate of 7% per annum. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issue of this Note.

     2.2  Principal.  Except as otherwise provided in this Note, the Company
          ---------
shall pay the Holder the entire unpaid principal balance of this Note on the Maturity Date.

     2.3  Method of Payments.  All payments and prepayments of principal and
          ------------------
interest on this Note shall be made in U.S. Dollars by wire transfer of immediately available funds to such account as shall be specified by the Holder by written notice to the Company.

     2.4  Default Interest.  If the Company shall fail to pay the Holder any
          ----------------
amount owing under this Note when due, in addition to any other remedies the Holder may have hereunder or under applicable law, the Company shall pay interest on the amount in default from the due date to the date paid, at the Default Rate.

     2.5  Pro Rata Allocation of Payments.  If there is more than one Holder of
          -------------------------------
the Notes, the aggregate amount of any payment or prepayment of principal or interest on all the Notes at any time shall be allocated among the Holders of the Notes at the time outstanding in proportion to the unpaid principal amounts of the Notes respectively held by each such Holder.

     2.6  Payment Dates.  Notwithstanding any provision of this Note to the
          -------------
contrary, any payment or prepayment on account of principal or interest on this Note which is due on a date which is not a Business Day shall be paid on the next succeeding Business Day, and the amount of interest included in such payment shall be computed to the date on which such payment is actually made.

3.   Prepayment.
     ----------

     3.1  Optional Redemption.
          -------------------

          (a) The Company may redeem this Note at any time, at its option, in whole or in part, at 100% of the principal amount redeemed, plus accrued interest to the Redemption Date, subject to compliance with this Section 3.1.

          (b) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed, in whole or in part. The Notice shall identify the Notes to be redeemed and shall state:

                 (i)    the Redemption Date;

                 (ii) that Notes called for redemption must be surrendered to the Company for payment;

                 (iii) that unless the Company defaults in making the redemption payment, interest on any Note called for redemption shall cease to accrue on and after the Redemption Date; and

                 (iv) if any Note is being redeemed in part, the portion of the principal amount of such note to be redeemed and that, on or after the Redemption Date, and upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof will be issued.

          (c) Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date. Upon surrender to the company, the principal balance of such Notes called for redemption shall be paid by the Company on the Redemption Date, plus accrued and unpaid interest to the Redemption Date.

          (d) Upon surrender of a Note that is to be redeemed in part, the Company shall issue to the Holder a new Note in principal amount equal to the unredeemed portion of the Note surrendered.

          (e) Notes called for redemption pursuant to this Section 3.1 shall remain subject to the subordination provisions of section 5 hereof.

     3.2  Repurchase at the Option of Holder.
          ----------------------------------

          (a) The Company covenants and agrees that, in the event of the occurrence of a Change in Control, each Holder will have the right, at such Holder's option, to require the Company to repurchase all, or any portion, of such Holder's Note on the Redemption Date selected as provided below, for an amount equal to the unpaid principal balance plus accrued and unpaid interest to the Redemption Date. Notes submitted for repurchase pursuant to this Section 3.2 shall remain subject to the subordination provisions of
     Section 5 hereof.

          (b) Unless the Company shall have theretofore called for redemption all the outstanding Notes, on or before the 30th day after the occurrence of a Change in Control, the Company shall mail to each Holder a written notice (the "Company Notice") describing the occurrence of the Change in Control and the repurchase right set forth herein arising as a result thereof, as well as stating the final date by which the Notes must be surrendered for repurchase, the last day on which an election to require repurchase must be revoked, the conversion price then in effect, the Redemption Date, and the procedure which the Holder must follow to elect repurchase, including the place at which the Notes must be surrendered. No failure of the Company to give the foregoing notice or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

          (c) To elect to require the repurchase of any Notes or portion thereof, the Holder will be required to surrender, on or before the Final Surrender Date (as defined below), at the Company's corporate headquarters as specified in the Company Notice , such Note to the Company, together with written notice in the form Provided by the Company of the holder's election to have the Company repurchase all or any portion of such Note specified in such notice. Election of repurchase by a Holder shall be revocable at any time prior to the Final Surrender Date by delivering written notice to that effect to the Company. For purposes of this Section 3.2, "Final Surrender Date" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing to the Holders of the Company Notice and "Redemption Date" shall mean the date selected by the Company for the repurchase of the Notes, which date shall be not more than ten days after the Final Surrender Date.

          (d) If a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Holder on the Redemption Date the unpaid principal balance plus accrued interest to the

     Redemption Date; provided, however, that any installment of interest that
                      --------  -------
     matures on or prior the Redemption Date shall be payable to the Holders of such Notes according to the terms and provisions of Section 2.

     3.3  Default.    If any Note surrendered for redemption or repurchase
          -------
     pursuant to Section 3.1 or 3.2 shall not be paid on the Redemption Date, the Note shall continue to bear interest from the Redemption Date at the Default Rate and each such Note shall remain convertible into Common Stock pursuant to Section 4 until the date on which the entire unpaid principal balance and accrued interest shall have been paid to the Holder.

4.   Conversion of Notes.
     -------------------

     4.1  Conversion. The Holder of this Note shall have the right, at his
          ----------
option, at any time up to and including April 25, 2005 (except that, with respect to any Note or portion of a Note which shall be called for redemption pursuant to Section 3.1 or repurchase pursuant to Section 3.2, such right shall terminate, except as provided in Section 3.3, at the close of business on the fifth Business Day prior to the Redemption Date fixed for such Note or portion of a Note, to convert, subject to the terms and provisions of this Section 4, all or any part (but not less than $1,000,000 or the unpaid principal balance of this Note, whichever is less) the principal of any such Note into shares of Common Stock of the Company, at the price of [125% of the average closing price of Common Stock of the Company for March 17, 20, 21, 22, 23, 27, 28, 29, 30 and 31] per share; or, in case an adjustment of such price has taken place pursuant to the provisions of Section 4.3, then at the price as last adjusted (such price or adjusted price being referred to herein as the "conversion price"), upon surrender of the Note, the principal of which is so to be converted, accompanied by a conversion notice in the form provided (or separate written notice reasonably satisfactory to the Company) (hereinafter referred to as the "conversion notice") duly executed, to the Company at any time during usual business hours and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or his attorney duly authorized in writing. For convenience, the conversion of all or any portion of the principal of any Note into the Common Stock is hereinafter sometimes referred to as the "conversion" of such Note.

     4.2  Issuance of Common Stock.
          ------------------------

          (a) As promptly as practicable after the surrender, as herein provided, of any Note for conversion, the Company shall deliver or cause to be delivered to or upon the written order of the Holder of the Note so surrendered, certificates representing the number of fully paid and nonassessable shares of Common Stock into which such Note may be converted in accordance with the provisions of this Section 4. Such conversion shall be deemed to have been made at the close of business on the date that such Note shall have been surrendered for conversion with the conversion notice duly executed, so that the rights of the Holder of a Note as such Holder shall cease (including with respect to accrued but unpaid interest) at such time and, subject to the following provisions of this paragraph, the Person or Persons entitled to receive the shares of Common Stock upon conversion of such Note shall be treated for all purposes as having become the record holder or holders of such shares of Common stock at such time, and such conversion shall be at the conversion price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the conversion price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

          (b) Upon conversion of any Note which is converted in part only, the Company shall execute and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of such Note.

          (c) If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

          (d) Upon conversion of any Note as herein provided, the Common Stock issued upon such conversion shall be fully paid and nonassessable.

     4.3  Antidilution Provisions.    The conversion price shall be subject to
          -----------------------
adjustment from time to time as follows:

          (a) If the Company shall (i) pay a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the conversion price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Note surrendered for conversion after such time shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Note been converted immediately prior to such time. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsections (b) and (c) below. Such adjustment shall be made successively whenever any event specified above shall occur.

          (b) If the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of its Common Stock (or securities convertible into shares of its Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in subsection (d) below) of a share of Common Stock on such record date, the conversion price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so offered for subscription or purchase would purchase at the Current Market Price per share (determined by multiplying such total number of shares by the exercise price of such rights or warrants (or by the applicable conversion price in the case of convertible securities) and dividing the product so obtained by such Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Shares of Common Stock owned by or held for the account of Company or its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights or warrants are not so issued, the conversion price then in effect shall be readjusted to the conversion price which would then be in effect if such record date had not been fixed.


          (c) If the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of its Capital Stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of other assets (excluding non-extraordinary cash dividends or distributions, and dividends or distributions referred to in subsection (a) above) or (iv) of rights or warrants to subscribe for or purchase its securities (excluding those referred to in subsection (b) above), then in each such case the conversion price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Price per share on such record date, less the fair market value (as determined by the Board of Directors of the Company in good faith, and described in a resolution of the Board of Directors of the Company) of said shares or evidences of indebtedness or assets or rights or warrants so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such Current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the conversion price then in effect shall be readjusted to the conversion price which would then be in effect if such record date had not been fixed.

          (d)    For the purpose of any computation under subsections (b) and
     (c) above, the "Current Market Price" per share on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive trading days immediately preceding such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or national automated quotation system on which the Common Stock is listed or admitted to trading or quoted or, if not so listed or admitted to trading or quoted, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange firm selected from time to time by the Company for that purpose and reasonably satisfactory to the Holder. For purposes of this subsection (d), the term trading day shall not include any day on which securities are not traded on such exchange or in such market.

          (e) In any case in which this Section 4 shall require that an adjustment shall become effective immediately after a record date or an effective date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such record date or effective date and before the occurrence of such event the additional shares issuable upon such conversion by reason of the adjustment required by such event over and above the shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 4.4, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

          (f) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subsection (f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (g)    Whenever the conversion price is adjusted as provided in this
     Section 4.3, the Company shall promptly provide each Holder (i) an Officers' Certificate in the case of an adjustment pursuant to subsection
     (a) of this Section 4.3 or (ii) an Opinion of Counsel in the case of any other adjustment, in each case setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which Officers' Certificate or Opinion of Counsel, as the case may be, shall be prima facie evidence of the correctness of any such adjustment absent manifest error.

          (h) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     4.4  Fractional Shares.  No fractional shares or script representing
          -----------------
fractional shares shall be issued upon the conversion of any Note. If the conversion of any Note results in a fraction, the Holder shall be paid an amount equal to such fraction multiplied by the Current Market Price (determined as provided in Section 4.3(d)).

     4.5  Mergers, Etc.
          ------------

          (a) In case of any consolidation with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any sale, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute a supplemental instrument providing that the Holder of each Note then outstanding shall have the right thereafter to convert such Note into the kind and amount of shares of stock, other securities or property, including cash, receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance.

          (b) In case of (i) any reclassification or change of the shares of Common Stock of the Company issuable upon conversion of the Note or (ii) any consolidation with or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change of the shares of Common Stock issuable upon conversion of the Note (in each case, other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination subject to Section 4.3(a), but including any change in the shares of Common Stock into two or more classes or series of shares), the Company shall execute a supplemental instrument providing that the Holder of each Note then outstanding shall have the right thereafter to convert such Note into the kind and amount of shares of stock, other securities or property, including cash, receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, change, consolidation or merger.

          (c)    Any supplemental instrument entered into pursuant to this
     Section 4.5 shall (i) where appropriate, state the conversion price in terms of one full share of Common Stock or one full share of the Capital Stock of any successor, leasing or purchasing corporation and (ii) provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. A copy of each such supplemental instrument shall be promptly provided to each Holder.

          (d) The above provisions of this Section 4.5 shall similarly apply to successive reclassifications and changes of shares and to successive consolidations, mergers, sales or conveyances.

     4.6  Reservation of Shares.  The Company covenants that it will at all
          ---------------------
times reserve and keep available, free from pre-emptive rights, out of its authorized Common Stock, solely for the purpose of issue upon conversion of Notes as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Notes. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully paid and nonassessable. For purposes of this Section 4.6, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Notes shall be computed as if at the time of computation all outstanding Notes were held by a single Holder.

     4.7  Corporate Action.
          ----------------

          (a) Before taking any action which would cause an adjustment reducing the conversion price below the then stated or par value of the shares of Common Stock issuable upon conversion of the Notes, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted conversion price.

          (b) The Company covenants that if any shares of Common Stock, required to be reserved for purposes of conversion of Notes hereunder, require registration with or approval of any governmental authority under any United States Federal or State Law, or listing upon the New York Stock Exchange or any other applicable national securities exchange or quotation system, before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

     4.8  No Charge.  The issuance of certificates for shares of Common Stock
          ---------
upon the conversion of Notes shall be made without charge to the converting Holders for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Notes converted; provided, however, that the Company shall not be required to pay any securities transfer tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Notes converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that any such tax has been paid.

     4.9  Notice.  If at any time the Company shall propose:
          ------

          (a) to pay any dividend or make any distribution on shares of its Common Stock in shares of its Common Stock or to fix a record date for the making of any other distribution (other than a non-extraordinary cash dividend or distribution) to all holders of shares of its Common Stock; or

          (b) to fix a record date for the issuance of rights or warrants to all holders of shares of its Common Stock entitling them to purchase any additional shares of its Common Stock or any other securities; or

          (c) to effect any reclassification or change of outstanding shares of its Common Stock, or consolidation or merger, or sale, lease or conveyance of property, requiring the execution of a supplemental instrument pursuant to Section 4.5; or

          (d) to effect any liquidation, dissolution or winding-up of the Company;

     then, and in any one or more of such cases, the Company shall cause notice thereof to be mailed to each Holder at such Holder's last address known to the Company at least 30 days prior to the date on which (i) the books of the Company shall close, or a record shall be taken, for such dividend, distribution or issuance of rights or warrants or (ii) such reclassification, change, consolidation, merger, sale, lease, conveyance, liquidation, dissolution or winding-up shall become effective, as the case may be.

     4.10  No Impairment.  The Company will not, by amendment of its Certificate
           -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed under this Section 4 by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Section 4 in order to protect the rights of the Holders of the Notes against impairment of the conversion rights provided for herein.

5.   Subordination.
     -------------

     5.1  Notes Subordinated to Senior Indebtedness.  The Company, for itself
          -----------------------------------------
and its successors, and each Holder of the Notes (whether upon original issuance or upon transfer or exchange thereof), by his acceptance of the Notes, accepts and agrees that the payment of the principal of and interest on the Notes is subordinated and junior in right of payment, to the extent and in the manner provided in this Section 5, to the prior payment in full of all Senior Indebtedness.

     5.2  No Payment on Notes in Certain Circumstances.
          --------------------------------------------

          (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of principal of or interest on the Notes or to acquire any of the Notes for cash or property, other than Capital Stock of the Company, or on account of the redemption or repurchase provisions of the Notes.

          (b) Upon the happening of an event of default (or if an event of default would result upon any payment with respect to the Notes) with respect to any Senior Indebtedness, as such event of default is defined therein or in any instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof and, upon written notice thereof given to the Company and the Holders by the holders of such Senior Indebtedness ("Payment Notice"), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company or any Subsidiary with respect to the principal of or interest on the Notes for cash or property (other than pursuant to conversion hereunder) or to acquire any of the Notes or on account of the redemption or repurchase and prepayment provisions of the Notes; provided, however, that this paragraph (b) shall not prevent the making of any payment for the longer of (x) 180 days after a Payment Notice shall have been given or (y) any period during which the Senior Indebtedness in respect of which such event of default exists has become due and payable in its entirety by reason of acceleration and such acceleration has not been rescinded or annulled and such Senior Indebtedness has not been paid in full. Notwithstanding the foregoing, not more than one Payment Notice may be given with respect to the same issue of Senior Indebtedness within a period of 360 consecutive days and no event of default in respect of any such Senior Indebtedness which existed or was continuing on the date of any Payment Notice shall be made the basis for the giving of a subsequent Payment Notice unless all events of default in respect of any such Senior Indebtedness existing or continuing on the date of such first Payment Notice shall have been cured or waived for 180 consecutive days after such date.

          (c) In furtherance of the provisions of Section 5.1, if, notwithstanding the foregoing provisions of this Section 5.2, any payment on or on account of the Notes shall be made by or on behalf of the Company and received by any Holder at a time when such payment was prohibited by the provisions of this Section 5.2, then unless and until such payment is no longer prohibited by this Section 5.2, such payment (subject to the provisions of Section 5.6 and 5.7) shall be held in trust for the benefit of and shall be immediately paid over to, the holders of Senior Indebtedness or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued, ratably according to the aggregate amount remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid. The Company shall give prompt written notice to each Holder of any event of default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued which has not been cured or waived within any applicable grace period. Failure of the Company to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this
     Section 5.

     5.3  Notes Subordinated to Prior Payment of All Senior Indebtedness on
          ------------------------------------------------------------------
          Dissolution, Liquidation or Reorganization of Company.
          -----------------------------------------------------

          (a) Upon any payment or distribution of assets of the Company as a result of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or otherwise):

               (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full, or to have such payment duly provided for in a manner satisfactory to them, of the principal and interest due thereon and other amounts due in connection therewith before the Holders shall be entitled to receive any payment on or on account of the Notes;

               (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this
          Section 5 shall be paid by the Company or by any liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or to the trustee under any indenture under which Senior Indebtedness may have been issued, ratably to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness; and

               (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holders on or on account of the Notes before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Sections 5.6 and 5.7) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or to the trustee under any indenture under which Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness ratably until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness.; provided, however, that no Holder shall be obligated to determine whether a payment or distribution received by it was appropriately made by the Company.

          (b) The Company shall give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of the Company. Failure of the Company to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this
     Section 5.

     5.4  Holders to Be Subrogated to Rights of Holders of Senior Indebtedness.
          --------------------------------------------------------------------
Subject to the payment in full of all Senior Indebtedness, the Holders of Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Section 5, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 5 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          5.5  Obligations of the Company Unconditional; Reliance on Judicial
               --------------------------------------------------------------
     Order.
     -----

          (a) Nothing contained in this Section 5 or elsewhere in this Note is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect (except to the extent specifically provided above in Section 5.4) the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Note, subject to the rights, if any, under this Section 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          (b) Upon any payment or distribution of assets of the Company referred to in this Section 5, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of a liquidating trustee or agent or of such court making any distribution to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.

     5.6  Notice; Holders Entitled to Assume Payments Not Prohibited in Absence
          ---------------------------------------------------------------------
of Notice.  The Company shall give prompt written notice to the Holders of any
- ---------
fact known to the Company which would prohibit the making of any payment to the Holders in respect of the Notes pursuant to this Section 5. No Holder shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment by the Company unless and until such Holder shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee therefor and, prior to the receipt of any such written notice, the Holder shall be entitled to assume that no such facts exist.

     5.7  Subordination Rights Not Impaired by Acts or Omissions of Company or
          --------------------------------------------------------------------
Holders of Senior Indebtedness.  No right of any present or future holders of
- ------------------------------
any Senior Indebtedness to enforce subordination as provided herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations the Holders of the Notes.

     5.8  Events of Default.  The failure of the Company to make a payment on or
          -----------------
on account of the Notes by reason of any provision of this Section 5 shall not be construed as preventing the occurrence of an Event of Default under Section 8.1.

     5.9  Reliance by Holders on Final Decree.  Notwithstanding anything in this
          -----------------------------------
Section 5 to the contrary,

          (a) no cash, property or securities paid or delivered to any Holder of this Note shall be required to be paid to the holders of Senior Indebtedness if such payment or delivery is authorized by a final non-appealable order or decree giving effect to the subordination of the indebtedness represented by this Note to Senior Indebtedness and made by a court of competent jurisdiction in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceedings under any applicable law, and

          (b) no securities which are subordinate and junior, at least to the extent provided in this Section 5, to the payment of all Senior Indebtedness then outstanding and to the payment of any securities that are issued in exchange or substitution for such Senior Indebtedness and which are issued and delivered to the Holder of this Note pursuant to liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceedings, shall be paid or delivered to holders of Senior Indebtedness.


     5.10 Rights of Hughes under Stock Purchase Agreement.  Notwithstanding
          -----------------------------------------------
anything in this Section 5 to the contrary, so long as Hughes or any of its Affiliates is the Holder of this Note, it shall have the right to apply this Note, or any portion hereof, to discharge indemnity obligations of Hughes to the Company under the Stock Purchase Agreement to the extent an Event of Default shall have occurred and be continuing hereunder , as provided in Section 12.10(b) thereof; and any such discharge shall not be considered a payment on or distribution of property of the Company in respect of this Note, for purposes of this Section 5.

6.   Covenants
     ---------

     6.1  Limitation on Dividends and Other Distributions and Payments.  The
          ------------------------------------------------------------
Company will not declare or pay any dividend on, or make any distribution to the holders of any shares of Capital Stock of the Company, other than dividends or distributions payable in its Capital Stock (other than Redeemable Capital Stock), and neither the Company nor any Subsidiary will purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company if at the time of such declaration, payment, distribution, purchase, redemption or other acquisition or retirement a Default shall have occurred and be continuing, or would exist immediately after giving effect to such transaction, or if, at the time of such transaction, or after giving effect thereto, the Tangible Net Worth of the Company is or would be less than Fifteen Million Dollars ($15,000,000).

     6.2  Investment Company Act.  The Company will not register as, or conduct
          ----------------------
its business or take any action which shall cause it to become or be deemed to be, an

"investment company" as defined under the Investment Company Act unless exempted from all provisions of the Investment Company Act. The Company will deliver to each Holder within 30 days after the date thereof written notice of any event which, but for the provisions of Rule 3a-2 (or any successor rule) under the Investment Company Act, would have caused the Company to be deemed an "investment company" as defined in the Investment Company Act.

     6.3  Liquidation.
          -----------

          (a) Subject to the provisions of Section 7, the Company will not convey, transfer or lease, any substantial part of its assets unless, in the opinion of the Board of Directors of the Company, such conveyance, transfer or lease, considered together with all prior conveyances, transfers and leases of assets of the Company, would not materially and adversely affect the interest of the Holders of the Notes or the ability of the Company to meet its obligations under the Notes as they become due.

          (b) The Company shall not adopt a plan of liquidation which provides for the distribution of all or substantially all of the assets of the Company, or the proceeds of any disposition of all or substantially all of the assets, to the holders of Capital Stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations under the Notes as to the payment of principal and interest. Provision for such payments shall be deemed to have been made if there is an express assumption of the due and punctual payment of the Company's obligations under this Note and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental instrument in form satisfactory to the Holders by a Person which acquires or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company and which Person will have Tangible Net Worth (immediately after the effectiveness of the distribution) at least equal to the Tangible Net Worth of the Company (immediately preceding the effectiveness of the distribution) and which is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided, however that the Company may not make any liquidating distribution until after it shall have certified to the Holders with an Officers' Certificate at least fifteen days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.3.

     6.4  Corporate Existence.  Except for any transaction in compliance with
          -------------------
Section 6.3 or Section 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Material Subsidiary in accordance with the respective organizational documents of each Material Subsidiary and the rights

(charter and statutory) and franchises of the Company and its Material Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to the Material Subsidiaries any such existence, right or franchise if the Board of Directors of the Company, or the board of directors or managing partners of the Material Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Material Subsidiaries, taken as a whole.

     6.5  Compliance Certificate.  The Company shall deliver to each Holder
          ----------------------
within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default by the Company in performing its covenants in this Note. If such signers do know of such a Default, the certificate shall describe the Default.

     6.6  Waiver of Stay, Extension or Usury Laws.  The Company covenants that
          ---------------------------------------
it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders but will suffer and permit the execution of every such power as though no such law had been enacted.

     6.7  SEC or other Reports.
          --------------------

          (a) So long as the Notes remain outstanding, the Company shall deliver to each Holder, promptly after filing with the SEC, copies of the quarterly and annual reports and of the proxy or information statements and other periodic or current reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

          (b) So long as the Notes remain outstanding, the Company shall cause its annual reports to stockholders to be mailed to the Holders at their addresses appearing in the Note Register maintained by the Company.

     6.8  Notice of Defaults.  If any Indebtedness of the Company or any of its
          ------------------
Material Subsidiaries is declared due and payable before its maturity because of the occurrence of any event of default (or any event which, with notice or the lapse of time, or both, shall constitute such event of default) under such Indebtedness, the Company will promptly give written notice to the Holders of such declaration, unless such declaration shall have been withdrawn.

7.   Successor Corporation
     ---------------------

     7.1  When Company May Merge, Etc.  The Company shall not consolidate with
          ----------------------------
or merge with or into any other corporation or other Person or transfer or lease in a single transaction or through a series of transactions all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, unless:

          (a) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an assumption instrument supplemental hereto, executed and delivered to the Holder, in form satisfactory to the Holder, all the obligations of the Company under this Note;

          (b) the Person formed by such consolidation or surviving such merger or to which the properties and assets of the Company as an entirety or substantially as an entirety are transferred shall have Tangible Net Worth (immediately after giving effect to such transaction), equal to or greater than the lesser of (i) the Tangible Net Worth of the Company (immediately preceding such transaction) or (ii) Fifteen Million Dollars ($15,000,000).

          (c) immediately before and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

          (d) the Company shall have delivered to the Holder an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such assumption instrument comply with this Section 7.1 and that all conditions precedent herein provided relating to such transaction have been complied with.

     7.2  Successor Corporation Substituted.  Upon any consolidation or merger,
          ---------------------------------
or any transfer of all or substantially all of the assets of the Company in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor Person had been named as the Company herein.

8.   Default and Remedies
     --------------------

     8.1  Events of Default.  An "Event of Default" shall occur under this Note
          -----------------
if:

          (a) the Company defaults in the payment of interest on any Notes when the same becomes due and payable and the default continues for a period of five days;

          (b) the Company defaults in the payment of the principal of this Note when the same becomes due and payable (or, if such failure to pay is due solely to a failure of the wire transfer payments system and is not attributable to a failure of the Company to timely initiate (or attempt to initiate) payment, within one Business Day of the due date thereof), at maturity, upon redemption (including any redemption or repurchase contemplated by Section 3.1 or 3.2 hereof) or otherwise;

          (c) the Company fails to comply with any of its other agreements contained in the Notes and the failure continues without cure for the period of sixty (60) days after notice from the Holder to the Company specifying the failure in reasonable detail; provided, however, that the failure to comply with any of the agreements in Sections 6.1, 6.2, 6.3 or 7 shall constitute an Event of Default without notice or right to cure;

          (d) there shall be a default under any Indebtedness or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which default extends beyond any period of grace provided with respect thereto and which default relates to (i) the obligation to pay the principal of or interest on any such indebtedness or (ii) an obligation other than the obligation to pay the principal of or interest on any such Indebtedness, and the effect of such default is to cause such Indebtedness to become due and payable prior to its stated maturity (unless such default has been cured or waived, or any acceleration with respect thereto has been rescinded, within 15 days after such acceleration); provided, however, that no default under this clause (d) shall exist if all such outstanding defaults at any particular time do not relate to such Indebtedness with an aggregate principal amount of at least $5,000,000;

          (e) the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (i) becomes insolvent, (ii) fails generally to pay its debt as they become due, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) commences a voluntary case or proceeding, (v) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding,
     vi) consents to or acquiesces in the institution of bankruptcy or insolvency against it, (vii) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of it or for any substantial part of its property, or (viii) makes a general assignment for the benefit of its creditors;

          (f) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Material Subsidiary, (ii) appoint a Custodian of the Company or any Material Subsidiary or for any substantial part of its property or (iii) order the winding-up or liquidation of the affairs of the Company or any Material Subsidiary; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company or any Material Subsidiary and such petition, application or proceeding is not dismissed within 60 days; or any warrant of attachment is issued against any substantial part of the property of the Company or any Material Subsidiary which is not released within 60 days of service; or

          (g) final judgments (not covered by insurance) for the payment of money which in the aggregate at any time exceed $5,000,000 shall be rendered against the Company or any Material Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable.

     8.2  Acceleration.  If an Event of Default (other than an Event of Default
          ------------
specified in Section 8.1(e) or (f)) occurs and is continuing, the Holder may, by notice to the Company, declare the entire principal balance and accrued interest to the date of acceleration on this Note then outstanding (if not then due and payable) to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in
Section 8.1(e) or (f) occurs, the entire principal balance of this Note and accrued interest on this Note then outstanding shall become and be immediately due and payable without any declaration or other act of the part of the Holder. A delay or omission by the Holder in exercising any right or remedy accruing upon a Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     8.3  Other Remedies.  If an Event of Default occurs and is continuing, the
          --------------
Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Note (subject to Section 8.2) or to enforce the performance of any provision of this Note.

     8.4  Collection Costs.  The Company shall pay on demand all costs and
          ----------------
expenses, including reasonable attorneys' fees and costs, if any, incurred by the Holder in connection with the enforcement of this Note.

9.   Issuance, Registration, Transfer and Replacement of Notes.
     ---------------------------------------------------------

     9.1  Issuance of Notes.  This Note, and any Note or Notes issued upon
          -----------------
transfer or exchange hereof, are issuable only in fully registered form, without coupons, in minimum denominations of $1,000,000 (or such lesser amount as shall remain outstanding after any partial prepayment, partial conversion or other discharge of a portion of this Note).

     9.2  Note Register.  The Company shall maintain at its corporate
          -------------
headquarters a register in which it shall register the names, addresses (and, if different, addresses for delivery of notices and payments of principal and interest, including the location and account numbers of any bank accounts designated by the registered Holders to receive payments by wire transfer) and taxpayer identification numbers of the registered Holders of the Notes and details with respect to the issuance, transfer and exchange of Notes (the "Note Register").

     9.3  Restriction on Transfer.
          -----------------------

          (a) This Note has not been registered under the Securities Act or any state securities or Blue Sky laws and neither this Note nor any interest or participation herein may be sold, transferred, assigned or otherwise disposed of or hypothecated in the absence of such registration or an exemption therefrom under the Securities Act and such laws and the respective rules and regulations thereunder.

          (b) This Note may not be transferred, assigned or otherwise disposed of or hypothecated in aggregate principal amounts less than $1,000,000; provided that if due to any partial prepayment, partial
                 --------
     conversion or other discharge of a portion of this Note, the aggregate principal amount of this Note shall be less than $1,000,000, this Note may be transferred, assigned or otherwise disposed of or hypothecated in its entirety.

     9.4  Transfer.  All Notes presented for registration of transfer or
          --------
exchange shall be duly endorsed or be accompanied by appropriate written instruments of transfer, and thereupon the Company will issue in the name of the transferee or transferees, in exchange therefor, a new Note or Notes having identical terms and provisions and in a like aggregate principal amount in authorized denominations; provided, however, that the Company shall not be
                           --------  -------
required to register the transfer of any Note (or any part of a Note) which has been called for redemption or repurchase pursuant to Sections 3.1 or 3.2 during the period of 15 days before the mailing of notice of such redemption or repurchase to the Holders and ending at the close of business on the day of such mailing. In addition, in connection with any such proposed registration of transfer or exchange, the Company shall be entitled, if it shall reasonably request, to receive an Opinion of Counsel, satisfactory to the Company, from the Holder requesting such registration to the effect that any sale, transfer or other disposition giving rise to such request has been conducted in compliance with, or pursuant to an exemption from, the Securities Act.

     9.5  Removal of Legend.  Notes no longer subject to the restrictions on
          -----------------
resale or transfers arising under the Securities Act with respect to privately placed securities (whether by virtue of Rule 144 under the Securities Act or otherwise) may be surrendered to the Company for exchange for new Notes not bearing a restrictive legend relating to matters under the Securities Act. The Company shall be entitled, if it shall reasonably request, to receive an Opinion of Counsel, satisfactory to the Company, from the registered Holder of any Note so surrendered to the effect that the restrictions on resale and transfer of such Note are no longer required under the Securities Act.

     9.6  Charges.  No service charge shall be imposed upon a Holder of a Note
          -------
in connection with any transfer or exchange of such Note, but the Company may require payment of a sum sufficient to cover any tax or governmental charge arising in connection therewith.

     9.7  Persons Deemed Owners.  Prior to due presentment of a Note for
          ---------------------
registration of transfer, the Company may treat the registered Holder of such Note as the owner of such Note for all purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary.

     9.8. Mutilated, Lost, Stolen or Destroyed Notes.  In case any Note shall
          ------------------------------------------
become mutilated or destroyed, lost or stolen, and upon the satisfaction by the registered Holder thereof of the requirements of this Section 9.8 for a substituted Note, the Company shall execute and deliver a new Note having identical terms and provisions and in like principal amount, in exchange and substitution for the mutilated Note or in lieu of and substitution for the Note destroyed, lost or stolen. In the case of loss, theft or destruction, the registered Holder shall furnish to the Company such indemnity as may be required to save it harmless and shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. In the case of mutilation, the registered Holder shall surrender such mutilated Note to the Company for cancellation thereof. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or surrendered by the Holder for repayment shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note).

     9.9  Book Entry.  In the event that The Depository Trust Company or any
          ----------
similar depository provides for book-entry settlement and clearance for privately placed securities, the Company may elect, at its option, upon not less than 30 days prior written notice sent by first-class mail to the registered Holder of this Note at its address for notices as it appears in the Note Register, to permit or to cause such Holder to exchange this Note or a Note in book-entry form. The manner of such exchange and any related terms of such book-entry Note will be described in such notice.

     9.10 Information.  The Company agrees (a) to make available upon request
          -----------
such information required by Rule 144A (d)(4) as may be required to enable resales of this Note to be made pursuant to Rule 144A and (b) when requested by a registered Holder, will use its reasonable best efforts to facilitate any proposed resales of Notes to "qualified institutional buyers" pursuant to Rule 144A. Further, the restrictions upon resales and other transfers of this Note, as set forth in Sections 9.3 and 9.5 of this Note, may be modified from time to time, with notice to the registered Holder hereof, to reflect any amendment to Rule 144A or change in the interpretation thereof or practices thereunder.

10.  Miscellaneous.
     -------------

     10.1 Interpretation.  The headings in this Note are included for ease of
          --------------
reference only and shall not control or affect the meaning or construction of any of the provisions of this Note. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

     10.2 Notices.  All notices to the Company under this Note shall be in
          -------
writing and addressed to the Company at Whittaker Corporation, 10880 Wilshire Boulevard, Los Angeles, California 90024, Attention: Chief Financial Officer, or to such other address as the Company may specify by notice to the registered Holders of Notes by notice sent by first-class mail to their addresses for notices as they appear in the Note Register.

     10.3 Binding Effect.  Any action by the registered Holder of this Note
          --------------
shall bind all future Holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Company in pursuance of such action.

     10.4 Applicable Law.  This Note shall be governed by and construed in
          --------------
accordance with the laws of the State of California applicable to agreements made and to be wholly performed in such State.

     10.5 No Recourse Against Others.  No director, officer, employee,
          --------------------------
stockholder or incorporator, as such, of the Company, shall have any liability for any obligations of the Company under this Note or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

     10.6 No Adverse Interpretation of Other Agreements.  This Note may not be
          ---------------------------------------------
used to interpret another note or other evidence of Indebtedness or any indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such other note or evidence of Indebtedness, or any such indenture, loan or debt agreement, may not be used to interpret this Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers thereunto duly authorized and its corporate seal or a facsimile thereof to be imprinted hereon.

                                   WHITTAKER CORPORATION

                                   By: _______________________________
                                             [Title]

[SEAL]


Attest: _______________________________
              [Title]

Dated:

                               CONVERSION NOTICE

TO WHITTAKER CORPORATION

     The undersigned registered Holder of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof (lesser of $1,000,000 principal amount or face amount of Note) below designated, into shares of Common Stock of WHITTAKER CORPORATION in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                                          Dated:

If different from that of
registered Holder, print name and
address (including zip code) of
person in whose name the Common           ______________________________________
Stock will be issued:                             Signature of Holder(s)


________________________________           Social Security      Principal Amount
            (Name)                        or other taxpayer     to be Converted:
                                          identifying number      $
________________________________                  Signature(s) Guaranteed
           (Address)

________________________________

                                  ASSIGNMENT

TO WHITTAKER CORPORATION

     FOR VALUE RECEIVED the undersigned registered Holder hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

________________________________________________________________________________
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________________________________________  Attorney
to transfer said Note on the Note Register of the Company, with full power of substitution in the premises


Dated:
                                              __________________________________

                                                               Exhibit 1.3(c)
                                                               --------------
                    CONTINGENT PAYMENTS BY WHITTAKER
                    --------------------------------

1.   Definitions. For purposes of this Exhibit 1.3(c), capitalized terms not
     -----------
otherwise defined herein shall have the meanings given them in the Stock Purchase Agreement to which this is attached as an Exhibit, and the following terms shall have the following meanings:

     (a)   "Change in Control" of Whittaker means any of the following:

           (i) a Person or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act) of the Voting Shares entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares, unless such beneficial ownership is approved by the Board of Directors of Whittaker prior to such acquisition; or

           (ii) a change in the Board of Directors of Whittaker in which the individuals who constituted the Board of Directors of Whittaker at the Closing Date (together with any other director whose election by the Board of Directors of Whittaker or whose nomination for election by the stockholders of Whittaker is approved by a majority of the individuals who constituted the Board of Directors of Whittaker at the Closing Date) cease for any reason to constitute a majority of the Board of Directors of Whittaker; or

           (iii) any share exchange of Whittaker with, or merger of Whittaker with or into, any other Person, or any sale or transfer of all or substantially all of the assets of Whittaker to another Person, other than (A) a merger which is effected solely to change the jurisdiction of incorporation of Whittaker, or (B) any share exchange with, or merger with or into, another Person for the purpose of acquisition by Whittaker of such other Person, or (C) any merger of the Company with or into a wholly-owned subsidiary of the Company; or

           (iv) any other transaction which constitutes a "business combination", as defined in Section 203(c)(3) of the Delaware General Corporation Law.

     (b) "Enterprise Hub Products" means any electronic system to support structured wiring of local area networks and to support internetworking between one local area network and one or more other local or wide area networks, including, without limitation, the Enterprise Hub product and its interface cards currently offered, or offered in the future, by the Company (or any successor to the Company), and enhancements of any of the foregoing.


     (c) "Fiscal Year" means each 12 month period from November 1 through and including the immediately succeeding October 31.

     (d) "Measurement Period" means each six month period from November 1 through and including the immediately succeeding April 30, and from May 1 through and including the immediately succeeding October 31, during the period of four Fiscal Years of Whittaker and its consolidated subsidiaries, commencing on November 1, 1995 and ending on October 31, 1999.

     (e) "Sales" means gross sales of Enterprise Hub Products by Whittaker or its "affiliates" (as defined in Rule 12b-2 of the Exchange Act), or by any licensees of Intellectual Property associated with Enterprise Hub Products, to any Person (including gross sales of Enterprise Hub Products to Whittaker and its Affiliates for use, not resale, by such Persons), less the total of (i) ordinary and customary trade, cash and quantity discounts and (ii) sales or use taxes, excise taxes and customs duties.

     (f)   "Trigger Event" means any of the following:

           (i) any acquisition of "control" (as defined in Rule 12b-2 of the Exchange Act) of the Company (including any successor to the Company) by any Person other than Whittaker or a controlled subsidiary of Whittaker; or

           (ii) any sale or other disposition of Assets or Intellectual Property of the Company (including any successor to the Company) required for the sale of Enterprise Hub Products, other than (A) any sale or other disposition of Assets (but not Intellectual Property) in the ordinary course of business of the Company, (B) any sale or other disposition of Assets or Intellectual Property to Whittaker or a controlled subsidiary of Whittaker, or (C) any license of Intellectual Property if the gross sales by the licensee are included as Sales under this Exhibit 1.3(c); or

           (iii) any discontinuance of the sale of Enterprise Hub Products by the Company and its affiliates.

     (g) "Voting Shares" means the Common Stock and any other shares of capital stock of Whittaker which have the right to vote on the election of any members of the Board of Directors of Whittaker.

2.   Contingent Payment Obligation.

2.1  Contingent Payments.  Within 45 days after the end of each Measurement
     -------------------
Period, Whittaker shall pay to Hughes an amount ("Contingent Payment") determined as provided below:

     (a) If and to the extent that total Sales during the Fiscal Year in which such Measurement Period occurs are Fifty Million Dollars ($50,000,000) or less, the Contingent Payment shall be equal to seven percent (7%) of total Sales for such Measurement Period.

     (b) If and to the extent that total Sales during the Fiscal Year in which such Measurement Period occurs are greater than Fifty Million Dollars ($50,000,000), the Contingent Payment shall be equal to seven percent (7%) on that portion of total Sales for the entire Fiscal Year which are equal to or less than $50,000,000 and shall be equal to the percentage specified below of total Sales in excess of $50,000,000 for such Fiscal Year, in each case with the Contingent Payment to be made by Whittaker following each Measurement Period to be based on total Sales for such Measurement Period:

         FISCAL YEAR ENDING                        APPLICABLE PERCENTAGE
         ------------------                        ---------------------
          October 31, 1996                           Four percent (4%)
          October 31, 1997                          Three percent (3%)
          October 31, 1998                           Two percent (2%)
          October 31, 1999                           One percent (1%)

     (c) The aggregate amount of all Contingent Payments made by Whittaker as provided herein shall not exceed Twenty Five Million Dollars ($25,000,000) (the "Maximum Aggregate Contingent Payment").

2.2  Mandatory Payment.  If, at any time prior to the expiration of the
     -----------------
Measurement Period, either a Change in Control of Whittaker or a Trigger Event shall occur, then, immediately upon demand by Hughes and at the sole option of Hughes, Whittaker shall pay to Hughes an amount equal to the positive difference, if any, obtained by subtracting (a) the aggregate amount of all Contingent Payments made by Whittaker to Hughes through the date of such demand by Hughes, from (b) Seventeen Million Five Hundred Thousand Dollars ($17,500,000). Whittaker shall notify Hughes of the occurrence of any Change in Control of Whittaker or any Trigger Event no later than ten days after any such occurrence.

2.3  Default Interest.  If Whittaker shall fail to pay Hughes any amount owing
     ----------------
under this Exhibit 1.3(c) when due (including any payment which is deferred
           -------------
under Section 2.6 hereof), in addition to any other remedies Hughes may have hereunder or under applicable law, Whittaker shall pay interest on the amount in default from the due date to the date paid, at the Default Rate.

2.4  Payments.  Whittaker shall pay all amounts owing to Hughes under this
     --------
Exhibit 1.3(c) by wire transfer of immediately available funds to such account
- --------------
as shall be specified by Hughes from time to time by notice to Whittaker, without setoff, counterclaim or other deduction.

2.5  Treatment of Payments.  Except as otherwise required by law, all payments
     ---------------------
made by Whittaker to Hughes under this Exhibit 1.3(c) shall be treated as
                                       --------------
consideration for the Stock for tax purposes and such agreed treatment shall govern for purposes of the Agreement.

2.6  Suspension of Contingent Payments.  Notwithstanding anything in this
     ---------------------------------
Exhibit 1.3(c) to the contrary, Hughes acknowledges that it is aware that the Whittaker Credit Agreement provides that Whittaker shall not make Contingent Payments hereunder if, and during such period as, the fixed charge coverage ratio of Whittaker and its consolidated subsidiaries (determined as provided in such Whittaker Credit Agreement) is less than 1.5 to 1 ("Fixed Charge Deficiency"). Hughes agrees that, for a period of 180 days after receipt of written notice from Whittaker or the agent for the banks under the Whittaker Credit Agreement to the effect that a Fixed Charge Deficiency has occurred and is continuing (or until such Fixed Charge Deficiency is cured or waived within such 180-day period), Hughes shall not enforce the payment obligations of Whittaker under this Exhibit 1.3(c). If, at or prior to the expiration of the 180-day period referred to in the preceding sentence, the obligations of Whittaker under the Whittaker Credit Agreement shall have been accelerated by the banks, Hughes shall not enforce the payment obligations of Whittaker under this Exhibit 1.3(c) until all obligations of Whittaker under the Whittaker Credit Agreement shall have been paid in full or until the banks shall have waived the defaults and expressly agreed to permit payments to Hughes hereunder. If, however, the preceding sentence shall not be applicable then Hughes may, at the expiration of the 180-day period referred to therein, enforce the payment obligations of Whittaker under this Exhibit 1.3(c).

3.   Reports and Audit Rights of Hughes.
     ----------------------------------

3.1  Reports and Audit Rights.  Each payment by Whittaker pursuant to this
     ------------------------
Exhibit 1.3(c) shall be accompanied by a report from Whittaker showing, in
- --------------
reasonable detail, the Sales for the applicable Measurement Period and Fiscal Year and the computation of the Contingent Payment. Whittaker shall keep full and accurate books and records setting forth the gross sales of Enterprise Hub Products and all adjustments thereto as provided in the definition of "Sales." Whittaker shall permit Hughes, or an independent auditor selected by Hughes, to examine the books and record of Whittaker, the Company or any affiliate which are relevant to the obligations of Whittaker under this Exhibit 1.3(c), at any
                                                        --------------
time but not more
frequently than annually and not later than one year following expiration of each Fiscal Year.

3.2  Payment Adjustments.  If, as a result of any audit as provided in Section
     -------------------
3.1, Hughes determines that Whittaker has not paid Hughes the amounts owing under this Exhibit 1.3(c) Hughes shall give Whittaker notice of the amount owed
           --------------
and unless Whittaker disputes such determination, or at such time as the dispute is resolved in favor of Hughes, Whittaker shall immediately pay to Hughes the actual amount owed plus interest at the Default Rate. The costs of the audit shall be paid pro rata by Hughes and Whittaker, according to the actual amount owed as compared with the amount claimed by Hughes.

4.   Commitments of Whittaker.
     ------------------------
4.1  Best Efforts.  Whittaker shall use its reasonable best efforts to maximize
     ------------
the Sales of Enterprise Hub Products during the Measurement Period. Without limiting the generality of the foregoing, Whittaker shall endeavor in good faith to cause the Company to implement the enhancement plans proposed by Whittaker for the Company as described in the letter delivered by Whittaker to Hughes, subject to commercial considerations applicable to Whittaker and the Company.

4.2  No Impairment.  Whittaker will not, through any voluntary action, avoid or
     -------------
seek to avoid the obligations under this Exhibit 1.3(c) but will at all times in
                                         --------------
good faith assist in carrying out the provisions hereof in order to protect the rights of Hughes under this Exhibit 1.3(c) against impairment.
                            --------------

                                                                  EXHIBIT 1.4(F)
                                                                  --------------



                                April __, 1995

Whittaker Corporation
10880 Wilshire Boulevard
Los Angeles, California  90024

Gentlemen:

I have acted as counsel to Hughes Aircraft Company, a Delaware corporation ("Hughes"), in connection with the sale by Hughes to Whittaker Corporation, a Delaware corporation ("Whittaker"), of the stock of Hughes LAN Systems, Inc. a California corporation (the "Company") pursuant to the Stock Purchase Agreement dated as of March 23, 1995 (the "Purchase Agreement") by and between Hughes and Whittaker. This letter is being delivered to you pursuant to Section 1.4(f) of the Purchase Agreement. Capitalized terms defined in the Purchase Agreement and not otherwise defined herein shall have the meanings given them therein for purposes of this letter.

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below. I have also examined or caused to be examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Hughes and of the Company, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In my examination, I have assumed the genuineness of all signatures (other than those provided on behalf of Hughes), the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon the representations and warranties of the parties contained in the Purchase Agreement.

I am opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California and the General Corporation Law of the State of Delaware as in effect on the date hereof. I express no opinion with respect to the applicability thereto, or the effect on the subject transaction, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Further, my opinions in paragraph 3 below are based upon my consideration of only those statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type provided for in the

Page 2
April __, 1995


Purchase Agreement and the Related Documents and which are in effect on the date hereof in the jurisdictions referred to above.

To the extent that the obligations of Hughes may be dependent on such matters, I assume for purposes of this opinion that the Purchase Agreement and the other Related Documents have been duly authorized, executed and delivered by Whittaker and that each such agreement constitutes the legally valid and binding obligation of Whittaker, enforceable against it in accordance with its terms.

Subject to the foregoing and to the other limitations, qualifications and exceptions set forth below, I am of the opinion, as of the date hereof, that:

1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and is qualified to do business as a foreign corporation in the states listed in the Schedule 3.1 of
                                                              ------------
the Hughes Disclosure Schedule, which, to the Knowledge of Hughes, are the only states where such qualification is necessary under applicable Governmental Regulations and where the failure to be so qualified would cause a Material Adverse Effect. The Company has full corporate power and authority to own its Assets and to carry on its Business. Hughes has full corporate power and authority to enter into the Purchase Agreement and the Related Documents and to carry out the transactions contemplated thereby.

2. The Board of Directors of Hughes has taken all action required by law to authorize the execution and delivery of the Purchase Agreement and the Related Documents and the transactions contemplated thereby. The Purchase Agreement and the Related Documents are each a valid and binding obligation of Hughes enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

3. Neither the execution and delivery of the Purchase Agreement and the Related Documents nor the consummation of the transactions contemplated thereby will (a) violate any provisions of the Certificate of Incorporation or Bylaws of Hughes or the Articles of Incorporation or Bylaws of the Company, (b) violate, or be in conflict with, or constitute a material default under or cause the acceleration of the maturity of any debt or obligation pursuant to, any material agreement or commitment to which Hughes or, to my knowledge, the Company, is a party or by which Hughes or, to my knowledge, the Company, is bound, or (c) violate any Governmental Regulation applicable to Hughes or, to the Knowledge of Hughes, the Company. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the Related Documents by Hughes and the consummation of the transactions

Page 3
April __, 1995


contemplated hereby and thereby, except as set forth in Schedule 3.3 of the
                                                        ------------
Hughes Disclosure Schedule.

4. The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, all of which are presently issued and outstanding and owned beneficially and of record by Hughes, free and clear of all Liens (except the rights of Whittaker under the Purchase Agreement). The Stock is duly authorized, fully paid, nonassessable and validly issued. To my knowledge, no options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights, agreements or commitments are presently outstanding to purchase any of the capital stock of the Company except as provided in the Purchase Agreement.

5.     Except as disclosed in Schedule 3.13 of the Hughes Disclosure Schedule,
                              -------------
there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or, to my knowledge, threatened, against or relating to the Company that, if adversely determined, would have a Material Adverse Effect.

6. The delivery of the certificate representing the Stock in the manner provided in Section 1.4(a) of the Purchase Agreement will transfer to Whittaker good and valid title to the Stock, free and clear of all Liens other than Liens created or suffered to exist by Whittaker.

The opinions expressed above are subject to the following limitations, qualifications and exceptions:

          (a) In rendering the opinion in paragraph 3 with respect to the sale of the Stock to Whittaker as contemplated by the Purchase Agreement, I have relied upon the representations of Whittaker in Section 4.10 of the Purchase Agreement.

          (b) Certain remedial or procedural provisions contained in the Purchase Agreement or the Related Documents may be limited or rendered unenforceable by applicable law, but such limitations do not, in my opinion, make the remedies and procedures that are available to Whittaker inadequate for the practical realization of the benefits purported to be provided to it.

          (c) The enforceability of provisions in the Purchase Agreement or the Related Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (d) California law may limit the amount of attorneys' fees that can be recovered under certain circumstances and provides that, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees.

Page 4
April __, 1995


This opinion is rendered only to Whittaker and is solely for its benefit in connection with the transactions covered hereby. No other Person shall be entitled to rely on the opinions expressed herein without my express written consent. This opinion may not be relied upon for any other purpose, or quoted to any other Person for any purpose, without my express written consent.

                                            Very truly yours,



                                            Larry D. Hunter
                                            Senior Corporate Counsel
                                            Hughes Aircraft Company

                                                                EXHIBIT 1.5(B)
                                                                --------------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of this _____ day of April, 1995, by and between HUGHES AIRCRAFT COMPANY, a Delaware corporation ("Hughes"), and WHITTAKER CORPORATION, a Delaware corporation ("Whittaker").

                                   Recitals
                                   --------

     A. Whittaker and Hughes are parties to that certain Stock Purchase Agreement dated as of March 23, 1995 ("Purchase Agreement"), pursuant to which
                                       ------------------
Hughes has agreed to sell to Whittaker, and Whittaker has agreed to purchase from Hughes, all of the outstanding capital stock ("HLS Shares") of Hughes LAN Systems, Inc., a California corporation ("HLS").

     B. As partial consideration for the HLS Shares, Whittaker has agreed to issue and deliver to Hughes $15,000,000 in original principal amount of indebtedness denominated as Whittaker's 7% Convertible Subordinated Note (the "Note", which includes any replacement Note or Note issued upon subdivision or in exchange for the original Note, all as provided therein). Subject to the terms and conditions contained therein, the Note is convertible into shares of common stock, par value $.01 per share, of Whittaker ("Common Stock").

     C.   As further inducement to Hughes to enter into the Purchase
Agreement, Whittaker has agreed to grant to Hughes, on the terms and subject to the conditions hereinafter set forth, the right to cause Whittaker to register the Registrable Securities (as defined below) under the Securities Act of 1933, as amended, or any successor statute thereto (the "1933 Act").

     D. This Agreement is executed and delivered at the Closing, concurrently with the execution and delivery of the Note by Whittaker to Hughes.

     THEREFORE, the parties hereto hereby agree as follows:

     1.   Certain Additional Definitions.  As used in this Agreement,
          ------------------------------
capitalized terms not otherwise defined herein shall have the meanings given them in the Purchase Agreement and the following capitalized terms shall have the following respective meanings:

     "Conversion Date" means the date on which Hughes shall have elected to
      ---------------
convert the Note into Registrable Securities, in accordance with the terms of the Note.

     "Registrable Securities" means any shares of Common Stock or other security
      ----------------------
which may be issued upon conversion of the Note in accordance with the terms thereof or which may thereafter be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Registrable Securities shall cease to be such (and rights relating to such Registrable Securities hereunder shall terminate) when (i) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been transferred, sold or otherwise disposed of by Hughes pursuant to Rule 144 (or any successor provision) under the 1933 Act, (iii) [they shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Whittaker pursuant to Section 9 hereof and the subsequent disposition of such securities shall not require registration or qualification of them under the 1933 Act or any state securities or blue sky law then in force, or (iv) such securities shall have ceased to be outstanding.

     "Registration Expenses" means any and all expenses incident to
      ---------------------
performance of or compliance with this Agreement, including, without limitation,
(i) all Securities and Exchange Commission (the "SEC") and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E to the By-laws of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws of state securities regulatory authorities (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation system pursuant to clause (viii) of Section 4 hereof and
(v) the fees and disbursements of counsel for Whittaker and of its independent public accountants, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, but shall not include (x) underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale of the Registrable Securities, or (y) the fees and disbursements of counsel for Hughes.

     2.   Incidental Registration. (a) Right to Include Registrable
          -----------------------      ----------------------------
Securities.  If, at any time after the Conversion Date, Whittaker proposes to
- ----------
register shares of Common Stock under the 1933 Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Registrable

Securities for sale to the public under the 1933 Act, it will, at each such time, give prompt written notice to Hughes of its intention to do so and of the rights of Hughes under this Section 2. Upon the written request of Hughes made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed), Whittaker will use its best efforts to effect the registration under the 1933 Act of all Registrable Securities which Whittaker has been so requested to register by Hughes, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that (i) if, at any time after giving written
               --------  -------
notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Whittaker shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, Whittaker may, at its election, give written notice of such determination to Hughes and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (except as set forth in paragraph (b) of this Section 2), and (ii) if such registration involves an underwritten offering, Hughes must sell its Registrable Securities that it has requested be included in such registration to the underwriters selected by Whittaker on the same terms and conditions as apply to Whittaker, with such differences, including with respect to indemnification, as may be customary or appropriate in combined primary and secondary offerings at the time of such registration. If a registration requested pursuant to this Section 2 involves an underwritten public offering, Hughes may elect, in writing at least five days prior to the effective date of the registration statement filed in connection with such registration, not to register the Registrable Securities in connection with such registration.

     (b)  Expenses. Whittaker, Hughes and each other Person, if any,
          --------
registering securities will share all Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 2 pro rata based on the percentage that the respective gross proceeds received by Hughes, Whittaker or such other Person bear to the total gross proceeds from such registration; provided, that in the event Whittaker
                                       --------
shall for any reason decide not to proceed with such registration, as described in clause (i) of the proviso in the immediately preceding paragraph, then Hughes shall have no liability for Registration Expenses incurred in connection with such abandoned registration.

     (c)  Priority in Incidental Registration.  If a registration pursuant to
          -----------------------------------
this Section 2 involves an underwritten offering and the managing underwriter advises Whittaker that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by Whittaker (other than the Registrable Securities), then Whittaker will include in such registration (i) first, 100% of the securities Whittaker proposes to sell for its own account, (ii) second, the number of Registrable Securities requested by Hughes which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above and (iii) third, the number of securities requested by any other Persons to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above on either the securities to be offered by Whittaker or Hughes in such registration.

     3.   Registration on Demand.  (a)  Demand.  If, at any time after the
          ----------------------        ------
Conversion Date, Hughes shall deliver a written notice (a "Demand Notice") to Whittaker demanding that Whittaker effect the registration (a "Demand Registration") under the 1933 Act of all or part of the Registrable Securities and specifying the amount and intended method of disposition thereof, Whittaker will, as expeditiously as possible, use its best efforts to effect the registration under the 1933 Act of all such Registrable Securities which Whittaker has been so requested to register by Hughes, all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities to be so registered; provided, that, Whittaker shall be entitled to postpone, on only one occasion, the filing of a registration statement requested under this Section 3 for up to 90 days if the Board of Directors of Whittaker shall determine in good faith, in a duly adopted resolution, that such filing would require public disclosure of matters which would be materially detrimental to Whittaker if publicly disclosed at such time. Except as contemplated by the last sentence of paragraph (b) of this Section 3 or in paragraph (f) of this Section 3, Hughes shall be entitled to deliver only one Demand Notice pursuant to this paragraph (a). Subject to paragraph (f) of this Section 3, Whittaker may include securities other than the Registrable Securities, for its account or the account of other Persons, in a Demand Registration effected pursuant to this Section 3(a).

     (b)  Effective Registration Statement.  A registration requested pursuant
          --------------------------------
to this Section 3 will not be deemed to have been effected unless it has been declared effective by an order of the SEC; provided, that if, within the 90 day period referred to in clause (ii) of Section 4 hereof, the offering of Registrable Securities pursuant to such registration is not completed due to any stop order, injunction or other order or requirement of the SEC or other government agency or court, such registration will be deemed not to have been effected. If Hughes shall demand registration of the Registrable Securities as provided in Section 3(a), but the registration is deemed not to have been effected as provided in the preceding sentence, then, each such time this occurs, Hughes will be entitled to one additional Demand Registration hereunder; provided that under no circumstances shall Whittaker be required to undertake any Demand Registration (i) more than once in any 12-month period, or (ii) in respect of less than 300,000 shares of Common Stock (such number and classification of shares to be appropriately adjusted by the parties in the event of any reclassification, stock dividend, stock split or other change in the Common Stock for which such adjustment is appropriate) at any particular time.

     (c)  Registration Statement Form.  If any registration requested pursuant
          ---------------------------
to this Section 3, which is proposed by Whittaker to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise Whittaker in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

     (d)  Expenses.  Whittaker will pay all Registration Expenses in
          --------
connection with a Demand Registration of Registrable Securities pursuant to this
Section 3.

     (e)  Selection of Underwriters.  If a Demand Registration pursuant to
          -------------------------
this Section 3 involves an underwritten offering, Whittaker shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers or managers
           --------  -------
shall be nationally recognized and reasonably satisfactory to Hughes.

     (f)  Priority in Demand Registrations.  If a Demand Registration involves
          --------------------------------
an underwritten offering and the managing underwriter advises Whittaker in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Whittaker or any other Person(s) which are not Registrable Securities) exceeds the number which can be sold in such offering, without having an adverse effect on the pricing, timing or distribution of the Registrable Securities offered in such offering, Whittaker will include (i) first, 100% of the Registrable Securities requested by Hughes to be included in such registration, and (ii) second, the number of securities to be offered on account of Whittaker or any other Person(s) requesting to be included in such registration, which, in the opinion of such managing underwriter, will not have the adverse effect referred to in this paragraph (f). If, as a result of the advice of the underwriters as provided above, less than all the Registrable Securities requested by Hughes to be included in such registration are so included then, each such time this occurs, Hughes will be entitled to one additional Demand Registration hereunder; provided that under no circumstances shall Whittaker be required to undertake any Demand Registration
(i) more than once in any 12-month period, or (ii) in respect of less than 300,000 shares of Common Stock (such number and classification of shares to be appropriately adjusted by the parties in the event of any reclassification, stock dividend, stock split or other change in the Common Stock for which such adjustment is appropriate) at any particular time.

     (g)  Additional Rights.  If Whittaker at any time grants to any other
          -----------------
holders of Common Stock any rights to demand or otherwise require Whittaker to effect the registration under the 1933 Act of any such shares of Common Stock on terms more favorable to such holders than the terms set forth in this Section 3, the terms of this Section 3 shall be deemed amended or supplemented to the extent necessary to provide Hughes such more favorable rights and benefits.

     4.   Registration Procedures.  If and whenever Whittaker is required to
          -----------------------
use its best efforts to effect or cause the registration of any Registrable Securities under the 1933 Act as provided in this Agreement, Whittaker will, as expeditiously as possible:

          (i) prepare and, in any event within 60 days after a Demand Notice for registration has been given to Whittaker, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective:

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective
     (A) in the case of an incidental registration under Section 2 hereof, for such period as Whittaker elects, or (B) in the case of a Demand Registration under Section 3 hereof, for a period of at least of 90 consecutive days or until such earlier date as all of the Registrable Securities included in such registration statement have been sold, and to comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "1934 Act"), and the rules and regulations of the SEC thereunder with respect to the disposition of the Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, Whittaker will furnish to counsel selected pursuant to Section 7 hereof by Hughes, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

          (iii) furnish to Hughes such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) and such other documents as Hughes may reasonably request in order to facilitate the disposition of the Registrable Securities;

          (iv) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as Hughes shall reasonably request, in the case of a Demand Registration, and do any and all other acts and things which may be reasonably necessary or advisable to enable Hughes to consummate the disposition in such jurisdictions of the Registrable Securities, except that Whittaker shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (v) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Hughes to consummate the disposition of such Registrable Securities;

          (vi) notify Hughes at any time when a prospectus relating to such registration statement is required to be delivered under the 1933 Act within the appropriate period mentioned in clause (ii) of this Section 4 of Whittaker's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the demand of Hughes, prepare and furnish to Hughes a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (vii) otherwise use its best efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of
     Section 11(a) of the 1933 Act and the rules and regulations promulgated thereunder (including Rule 158 or any successor rule thereto);

          (viii) use its best effort to list such Registrable Securities on any securities exchange or quotation system on which the Common Stock is then listed or quoted, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or quotation system, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (ix) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as Hughes and the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (x) obtain a "cold comfort" letter or letters from Whittaker's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as Hughes and the underwriters, if any, shall reasonably request;

          (xi) make available for inspection by Hughes, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by Hughes or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Whittaker, and cause all of Whittaker's officers, directors and employees to supply all information reasonably requested by Hughes, or any such underwriter, or any such attorney, accountant or agent in connection with such registration statement provided that Whittaker may require, as a condition to such inspection, that any such person agrees to maintain the confidentiality of such information as contemplated by Section 8 of this Agreement;

          (xii) notify counsel (selected pursuant to Section 7 hereof) for Hughes and the managing underwriter, if any, immediately, and confirm the notice in writing (A) when the registration statement, or any post-effect amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (D) if the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

          (xiii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (xiv) if requested by the managing underwriter, if any, or by Hughes, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or Hughes reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold to such underwriter, the purchase price being paid therefor by such underwriter and other terms of the underwritten offering of the Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment

          (xv) cooperate with Hughes and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter, if any, or Hughes may request;

          (xvi) use its best efforts to obtain for delivery to Hughes and to the managing underwriter, if any, an opinion or opinions from counsel for Whittaker which shall be in customary form for comparable transactions and in form, substance and scope reasonably satisfactory to Hughes, the underwriters and their counsel; and

          (xvii) cooperate with Hughes and each managing underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

     Whenever in the process of effecting the registration of Registrable Securities pursuant to this Agreement, Whittaker may require Hughes to furnish Whittaker with such information regarding Hughes and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Whittaker may from time to time reasonably request in writing.

     Hughes agrees that, upon receipt of any notice from Whittaker of the happening of any event of the kind described in clause (vi) of this Section 4, Hughes will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by clause
(vi) of this Section 4, and, if so directed by Whittaker, Hughes will deliver to Whittaker (at Whittaker's expense) all copies, other than permanent file copies then in Hughes' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Whittaker shall have given any such notice, the period mentioned in clause (ii) of this
Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of this
Section 4 and including the date when Hughes shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of this
Section 4.

     5.   Indemnification.  (a)  Indemnification by Whittaker.  In the event
          ---------------        ----------------------------
of any registration of any Registrable Securities under the 1933 Act pursuant to
Section 2 or 3 hereof, Whittaker will, and hereby does, agree to indemnify and hold harmless, to the extent permitted by law, Hughes, each affiliate of Hughes and their respective directors and officers (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls Hughes or any such underwriter within the meaning of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the 1933 Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and Whittaker will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Whittaker shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Whittaker through an instrument duly executed by Hughes or any underwriter specifically stating that it is for use in the preparation thereof; and further provided, that Whittaker will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the 1933 Act, under the indemnity agreement in this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if Whittaker has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Hughes or any Indemnified Party and shall survive the transfer of such securities by Hughes.

     (b)  Indemnification by Hughes.  In the event of any registration of any
          -------------------------
Registrable Securities under the 1933 Act pursuant to Section 2 or 3 hereof, Hughes will, and hereby does, agree to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 5) Whittaker, each affiliate of Whittaker and their respective directors and officers (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Whittaker through an instrument duly executed by Hughes specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Whittaker or any of its respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by Hughes. In no event shall the liability of Hughes hereunder be greater in amount than the net proceeds received by Hughes upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c)  Notices of Claims, Etc.  Promptly after receipt by an indemnified
          ----------------------
party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 5, except and only to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying party may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d)  Other Indemnification.  Indemnification similar to that specified in
          ---------------------
the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by Whittaker and Hughes with respect to any required registration or other qualification of securities under any United States federal or state law or regulation or governmental authority other than the 1933 Act.

     (e)  Contribution.  If the indemnification provided for in this Section 5
          ------------
is unavailable to an indemnified party, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claim, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Whittaker on the one hand and Hughes on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Whittaker on the one hand and of Hughes on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission, or alleged omission, to state a material fact relates to information supplied by Whittaker or by Hughes and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim.

     Whittaker and Hughes agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by prorata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f)  Non-Exclusivity.  The obligations of the parties under this Section
          ---------------
5 shall be in addition to any liability which any party may otherwise have to any other party.

     6.     Rule 144.  Whittaker covenants that, so long as Hughes holds the
            --------
Note or any Registrable Securities, Whittaker will file the reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the SEC thereunder (or, if Whittaker is not required to file such reports, it will, upon the request of Hughes, make publicly available such information), and it will take such further action as Hughes may reasonably request, all to the extent required from time to time to enable Hughes to sell the Note or Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of

Hughes, Whittaker will deliver to Hughes a written statement as to whether it has complied with the public disclosure requirements of any such rule or regulation.

     7.     Selection of Counsel.  In connection with any registration of
            --------------------
Registrable Securities pursuant to Section 2 or 3 hereof, Hughes may select counsel to represent it in connection with such registration and such counsel shall be permitted to be present during all stages of the preparation of any registration statement and prospectus in which the Registrable Securities are to be included and to have access to such information and individuals as is specified in clause (xi) of Section 4 hereof. Except as otherwise provided in
Section 5 hereof, Hughes will pay all fees and disbursements of such counsel.

     8.     Confidentiality.  Hughes shall treat, and shall cause its
            ---------------
representatives to treat, as confidential all information ("Confidential Information") provided to it or its representatives pursuant to paragraph (xi) of Section 4 hereof; provided, however, that Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Hughes or such representatives, (ii) was available to Hughes or such representatives on a nonconfidential basis prior to its disclosure pursuant to such paragraph (xi), or (iii) becomes available to Hughes or its representatives on a nonconfidential basis from a Person other than Whittaker or any affiliate of Whittaker who is not otherwise bound by a confidentiality agreement with Whittaker or any such affiliate.

     9.     Restrictions on Transfer of Registrable Securities.  (a)
            --------------------------------------------------
Restrictive Legend.  Whittaker and Hughes agree that from and after the
- ------------------
Conversion Date:

     (i) except as otherwise provided in clause (ii), each certificate representing Registrable Securities, other than Registrable Securities issued upon conversion of a Note which does not, in accordance with the terms of the Note, bear a legend restricting transfer, shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws): "

            THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     (ii) certificates representing Registrable Securities bearing the foregoing legend may be exchanged from time to time for unlegended certificates upon receipt by Whittaker of a written request for such exchange accompanied by an opinion of counsel, or other evidence, reasonably satisfactory to Whittaker, to the effect that such securities no longer represent "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act.

     (b)  Transfer Restriction. Hughes (or any subsequent transferee) agrees
          --------------------
that it will not make any sale, transfer or other disposition of Registrable Securities which bear the legend referred to in paragraph (a) of this Section 9, except in compliance with the terms of such legend.

     10.  Miscellaneous.  (a)  Holdback Agreement.  If any registration
          -------------        ------------------
effected in accordance with this Agreement shall be in connection with an underwritten public offering, Hughes agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, of any equity securities of Whittaker, or of any security convertible into or exchangeable or exerciseable for any equity securities of Whittaker (in each case, other than as part of such underwritten public offering), within 7 days before or 180 days (or such lesser period as the managing underwriters may permit) after the effective date of such registration (except as part of such registration).

     (b)  Amendments and Waivers.  This Agreement may not be amended, and no
          ----------------------
provision hereof shall be waived, except by writing signed by the parties hereto or, in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

     (c)  Successors, Assigns and Transferees.  This Agreement shall be binding
          -----------------------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The rights and obligations of Hughes arising hereunder may be transferred or assigned by Hughes (or any subsequent proposed transferor) as an entirety or in part to one non-affiliated transferee (with such transferee having the similar right of transfer or assignment), or may be transferred or assigned by Hughes to any one or more affiliated companies (with Hughes and all its affiliates to be treated as one Person for purposes of this Agreement); provided that (i) such transferee shall have been issued a Note, in accordance with the terms of the Note originally issued to Hughes or shall have acquired not less than 300,000 shares of Common Stock (subject to adjustment as provided in paragraph (b) of Section 3 hereof), and (ii) such proposed transferee has agreed to be bound by the terms of this Agreement, including the transfer restrictions in Section 9, if and to the extent applicable to such transferee as if it were Hughes.

     (d)  Notices.  All notices and other communications provided for hereunder
          -------
 shall be in writing and shall be sent by mail, postage-prepaid, return receipt requested, or by telex, telecopier, hand delivery or Federal Express courier, to the addresses set forth in the Purchase Agreement and shall be effective as provided therein.

     (e)  Descriptive Headings.  The headings in this Agreement are for
          --------------------
convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

     (f)  Severability.  If any one or more of the provisions, paragraphs,
          ------------
words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     (g)  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     (h)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
          -------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE WHOLLY PERFORMED IN SUCH STATE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

     (i)  Specific Performance.  The parties hereto acknowledge and agree that
          --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent the breach of any provision of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

     (j)  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto in respect of the subject matter hereof, and supersedes any and all prior or contemporaneous oral or written agreements in respect of such subject matter.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or causes this Agreement to be executed on its behalf as of the date first written above.

                                           WHITTAKER CORPORATION

                                           By:  _________________________

                                           ______________________________
                                           Title

                                           HUGHES AIRCRAFT COMPANY

                                           By:  _________________________

                                           ______________________________
                                           Title

[WHITTAKER LOGO                                           [WHITTAKER CORPORATION
APPEARS HERE]                                              LETTERHEAD APPEARS
                                                           HERE]


APRIL ______, 1995



Hughes Aircraft Company
7200 Hughes Terrace
Los Angeles, CA  90045



Gentlemen:

I have acted as counsel for Whittaker Corporation, a Delaware corporation ("Whittaker"), in connection with the purchase by Whittaker of the outstanding capital stock of Hughes LAN Systems, Inc. (the "Company") pursuant to that certain Stock Purchase Agreement dated as of march 23, 1995 (the "Purchase Agreement") by and between Whittaker and Hughes Aircraft Company, a Delaware corporation ("Hughes"). Capitalized terms defined in the Purchase Agreement and not otherwise defined herein shall have the meanings given them therein for purposes of this letter.

In connection with this transaction, and as the basis for the opinion stated below, I have examined and relied upon the originals or copies certified to my satisfaction of such corporate records, documents, certificates, and other instruments as are in my judgment necessary and appropriate, and have made such inquiries of such officers and representatives as i have deemed relevant and necessary in order to render the opinion expressed below.

For purposes of this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original, the conformity to original documents of documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon the representations and warranties of the parties as contained in the purchase agreement.




                                 EXHIBIT 1.5D

Hughes Aircraft Company
April ______, 1995
Page 2





To the extent that the obligations of Whittaker may be dependent on such matters, I assume for purposes of this opinion that the Purchase Agreement and the other Related Documents have been duly authorized, executed, and delivered by Hughes and that each such agreement constitutes the legally valid and binding obligation of Hughes, enforceable against it in accordance with its terms. Where reference is made in this opinion to "my knowledge," it means my actual knowledge.

Subject to the foregoing and to the other limitations, qualifications, and exceptions set forth below, i am of the opinion, as of the date hereof, that:

1.   Organization and Authority.  Whittaker is a corporation duly organized,
     --------------------------
validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in all states where such qualification is necessary under applicable Governmental Regulations and where the failure to be so qualified would cause a Material Adverse Effect. Whittaker has full corporate power and authority to own its assets and to carry on its business as now being conducted. Whittaker has full corporate power and authority to enter into this Agreement and the Related Documents and to carry out the transactions contemplated hereby and thereby.

2.   Authorization and Binding Obligation.  The Board of Directors of Whittaker
     ------------------------------------
has taken all action required by law to authorize the execution and delivery of the Purchase Agreement and the Related Documents and the transactions contemplated hereby and thereby; and the Purchase Agreement is, and when executed by Whittaker, each Related Document will be, a valid and binding obligation of Whittaker enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other laws affecting creditors' rights generally and general principles of equity.

3.   Absence of Conflicting Agreements or Consents.  Neither the execution and
     ---------------------------------------------
delivery of the Purchase Agreement and the Related Documents nor the consummation of the transactions contemplated hereby and thereby will (a) violate any provisions of the Certificate of Incorporation or Bylaws of Whittaker, (B) Subject to Section 9.9 of the Purchase Agreement, Violate, or be in conflict with, or constitute a material default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any material agreement or commitment to which Whittaker is a party or by which Whittaker is bound, or (c) violate any Governmental Regulation applicable to Whittaker. No


                                 EXHIBIT 1.5D

Hughes Aircraft Company
April ______, 1995
Page 3


consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Authority is required in connection with the execution, delivery, and performance of this Agreement or the Related Documents by Whittaker and the consummation of the transactions contemplated hereby and thereby, except as set forth in Schedule 4.3 of the Whittaker Disclosure Schedule.

4.   Capitalization.  The authorized capital stock of Whittaker consists of
     --------------
40,000,000 shares of common stock, par value $.01 per share ("Whittaker Common Stock") and 5,000,000 shares of preferred stock, par value $1 per share ("Whittaker Preferred Stock"). Schedule 4.4 of the Whittaker Disclosure Schedule accurately sets forth, as of the date hereof, all of the issued and outstanding shares of Whittaker Common Stock and of Whittaker Preferred Stock, as well as all options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights, agreements or commitments which are presently outstanding to purchase any of the capital stock of Whittaker. Upon issuance of the Note to Hughes in accordance with the Purchase Agreement, the Note will be duly authorized and validly issued and the requisite number of shares of Whittaker Common Stock will have been reserved for issuance upon conversion of the note in accordance with such Note, and upon conversion of all or part of the Note into Whittaker Common Stock in accordance with the Note, if such conversion occurs, the shares of Whittaker Common Stock issued to Hughes will be duly authorized, validly issued, fully paid, and nonassessable, and will be free of preemptive or other similar rights.

5.   Legal Claims and Action.  Except as disclosed in Schedule 4.6 of the
     -----------------------
Whittaker Disclosure Schedule, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative, or tax proceeding, neither is there any order, decree, or judgment, in progress or pending, or, to my knowledge, threatened, against or relating to whittaker or any of its subsidiaries that, if adversely determined, would have a Material Adverse Effect.

I am qualified to practice law only in the State of California, and I express no opinion as to the laws of other jurisdictions other than the federal laws of the United States and the General Corporation Law of the State of Delaware. Insofar as the laws of any other jurisdiction are relevant to the opinion expressed herein, I have either relied upon the opinion of counsel qualified to practice in such jurisdictions or have assumed that such laws are not materially different from the corresponding

Hughes Aircraft Company
April ______, 1995
Page 4




laws of the state of California.

This opinion is solely for the information of the addressee hereof, and is not to be quoted in whole or in part or otherwise referred to, neither is it to be filed with any governmental agency or other person without my prior written consent. Other than the addressee hereof, no one is entitled to rely on this opinion.

Very truly yours,



Gordon J. Louttit
GJL:dva

                              HUGHES LAN SYSTEMS
                   Statement of Working Captial (Unaudited)
                               December 25, 1994
                               Schedule 1.6 (A)
                               ----------------

Current Assets:
    Cash                                                                 $25.0
    Receivables                                                        9,246.0
    Unbilled Receivables                                               1,013.0
    Inventories                                                        8,423.0
    Prepaid Expenses                                                     702.0
                                                                     ----------
    Total Current Assets                                              19,409.0
                                                                     ----------


LESS


Current Liabilities
    Accounts Payable                                                 $ 5,945.0
    Accrued Liabilities                                                2,202.0
    Accrued Benefits/Payroll                                           2,016.0
                                                                     ----------
    Total Current Liabilities                                         10,163.0
                                                                     ----------

                                                                     ----------
WORKING CAPITAL                                                      $ 9,246.0
                                                                     ==========

                                                                  EXHIBIT 1.6(B)
                                                                  --------------

                             EXCLUDED ADJUSTMENTS
                             --------------------


The Proposed Statement of Working Capital (and any proposed adjustments thereto) shall be prepared so as to remove the effects, if any resulting from any change in Working Capital, or the components thereof, caused by any of the following, which shall be separately reflected as an exhibit to such Proposed Statement of Working Capital: (a) a change in GAAP, including accounting pronouncements, promulgated or implemented by Hughes or the Company after December 25, 1994, regardless of whether or not such change is otherwise required to be adopted, except as otherwise agreed by Hughes and Whittaker; (b) a change of an accounting policy, practice, procedure, allocation method or estimation technique from that following in the preparation of the December 25 Statement;
(c) any corrections relating to mathematical mistakes, mistakes in the application of accounting principles, or oversight or misuse of facts that existed at December 25, 1994 and affected the determination of any amounts in the December 25 Statement; (d) any write-ups or write-downs or similar revaluations in the book value of any of the assets or liabilities included in the determination of Working Capital in the December 25 Statement, and also included in the Proposed Statement of Working Capital, which has not resulted directly from changes, after December 25, 1994, in facts and circumstances that are objective and verifiable and not solely within the discretion of either party; (e) the inclusion in the Proposed Statement of Working Capital of any asset or liability which was not, but could have been, reflected in the December 25 Statement; and (f) any change in the amount, or method of determining, reserves and allowances, except for any change resulting directly from any change after December 25, 1994 in facts and circumstances that are objective and verifiable and not solely within the discretion of either party.

                                                                  Exhibit 8.3(b)
                                                                  --------------
                           Non-Competition Agreement
                           -------------------------

     THIS NON-COMPETITION AGREEMENT ("Agreement") is made as of April ___, 1995, by and between Hughes Aircraft Company, a Delaware corporation ("Hughes"), Hughes Network Systems, Inc., a Delaware corporation ("HNS"), and Whittaker Corporation, a Delaware corporation ("Whittaker").

                                   Recitals
                                   --------

     A. Hughes and Whittaker have entered into a Stock Purchase Agreement dated as of March 23, 1995 (the "Purchase Agreement"), relating to the sale of all the issued and outstanding capital stock of Hughes LAN Systems, Inc., a California corporation (the "Company"), by Hughes to Whittaker.

     B. It is a condition to the consummation of the transactions provided for in the Purchase Agreement that the parties enter into this Agreement in order, among other things, to assure Whittaker that Hughes and its subsidiaries, in particular HNS and its subsidiaries, will not engage in certain business activities which could reasonably be expected to impair the goodwill of the Company.

     C. This Agreement is entered into at the Closing under the Purchase Agreement.

     THEREFORE, Hughes agrees with Whittaker as follows:

     1.   Effect of Agreement.  This Agreement is a "Related Document" as
          -------------------
defined in the Purchase Agreement. For purposes of this Agreement, capitalized terms not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

     2.   Non-Compete.
          -----------

          (a) In consideration of the benefits to Hughes under the Purchase Agreement and the Related Documents and to induce Whittaker to consummate the transactions provided for in the Purchase Agreement, (i) Hughes agrees that, except as otherwise provided in Section 3 of this Agreement, for a period of three years after the Closing Date neither Hughes nor any subsidiary of Hughes (collectively, the "Hughes Companies"), will (A) engage in the sale of products in competition with the Company Products, as defined in paragraph (b) of this Section 2, or (B) otherwise compete with the Company's Business, as defined in paragraph (c) of this Section 2, in any country in which the Company engages in the Company's Business as of the Closing Date and (ii) in addition to the limitations imposed under clause (i), but without the exceptions in Section 3(a) of this Agreement, HNS agrees that, for a period of three years after the Closing Date, neither HNS nor any subsidiary of HNS will engage in the sale of the following Company Products: (x) Enterprise Hub Products (as such term is defined in Exhibit 1.3(c) of the Purchase Agreement; (y) standalone (stackable) concentrators; and (z) standalone terminal servers.

          (b) For purposes of this Agreement, "Company Products" shall mean any of the products of the Company as they exist at the Closing Date, as described in the attached product data sheets, and any enhancements of any of such products for use in non-severe environments.

          (c) For purposes of this Agreement, "Company's Business" means the development, production and sale of intelligent hubs which are targeted at the high end of the intelligent networking market.

     3.   Exclusions and Limitations.
          --------------------------

          (a) Notwithstanding anything in Section 2 to the contrary, the following activities of any of the Hughes Companies shall not be subject to the restrictions in paragraph (a) of Section 2 and shall not be considered either "Company Products" or in competion with the "Company's Business" for purposes of this Agreement, except, as to HNS and its subsidiaries, as otherwise provided in Section 2(a)(ii):

                (i) the development, production or sale of any product (including enhancements of any product) which, at the Closing Date, has been produced or sold by, or has been under development for more than six months by, any of the Hughes Companies other than the Company (collectively, "Hughes Products");

               (ii) the development, production or sale of any product which is otherwise included in the definition of "Company Product" but which is sold by any of the Hughes Companies as part of a larger system in which Hughes Products constitute the primary products or which is sold as a spare or replacement part of or for such larger system; and

              (iii) activities within the core businesses of Hughes as conducted by the Hughes Companies as of the Closing Date not directly competitive with the Company's Business, including defense and automotive electronics, systems design and engineering, satellite design, construction and services, VSAT networks, digital cellular telephony and direct broadcast satellite television or other similar services.

          (b) The restrictions in Section 2 shall not apply to any business activity, product line or Affiliated Company which is acquired by any of the Hughes Companies (an "Acquired Business"), subject to the following restrictions which shall apply during the three year period after the Closing Date:

                (i) the primary business activity of the Acquired Business shall not be competitive with the Company's Business nor shall such Acquired Business engage primarily in the sale of Company Products;

               (ii) promptly after the completion of the acquisition of the Acquired Business, Hughes shall offer to Whittaker an option at fair market value to acquire the portion of the Acquired Business which competes with the Company's Business or engages in the sale of Company Products (collectively, the "Restricted Portion"), subject to applicable legal restrictions, in accordance with paragraph (c) of this Section 3; and

              (iii) until expiration of the three year period after the Closing Date, Hughes shall maintain the Restricted Portion as a separate operation, not using the Hughes name, and shall not integrate such Restricted Portion into the other operations of the Hughes Companies (that is, shall continue to operate the Restricted Portion as part of the Acquired Business in a manner substantially consistent with the operation of such Restricted Portion prior to the acquisition by Hughes), except and only to the extent that these limitations would not be appropriate taking into consideration the provisions of paragraph (a) of this Section 3.

          (c)  The option provided for in clause (ii) of paragraph (b) of this
     Section 3 shall be subject to the following procedures:

                (i) Hughes shall notify Whittaker promptly (the "Hughes Notice") after the completion of the acquisition by Hughes, which Hughes Notice shall identify the Restricted Portion in reasonable detail. Whittaker shall have 60 days from the date of the Hughes Notice to conduct reasonable due diligence with regard to the Restricted Portion and to advise Hughes of its interest in exercising the option hereunder, by notice to Hughes within such 60-day period ("Whittaker Notice").

               (ii) For a period of 30 days after the date of the Whittaker Notice, Hughes and Whittaker shall endeavor in good faith to negotiate the terms of the proposed purchase by Whittaker of the Restricted Portion. If Hughes and Whittaker are unable to agree on the terms of the purchase within such period, the fair market value for the Restricted Portion, and the other material terms of the transaction, shall be established by arbitration in accordance with the Purchase Agreement. In determining fair market value, the arbitrators shall be bound to value the Acquired Business at the price paid by Hughes, but shall be free to determine the appropriate allocation of that price between the Restricted Portion and the remainder of the Acquired Business. The arbitrators shall perform the valuation and determine any other material terms of the transaction that are in dispute as promptly as possible, but shall not revise the terms of the transaction that are not in dispute.

              (iii) Except as otherwise provided below, Hughes and Whittaker shall execute a purchase agreement, and consummate the transaction, on the terms agreed by the parties or established by arbitration, as soon as possible after final determination of the terms. Notwithstanding the foregoing, if the terms are established by arbitration, Whittaker, in its sole discretion, may elect to withdraw the Whittaker Notice, in which case the parties shall not be obligated to execute the purchase agreement or consummate the transaction as provided above by written notice delivered to Hughes within ten days after final determination of the terms by arbitration.

     4.   Remedies.  Notwithstanding anything in the Purchase Agreement to the
          --------
contrary, Whittaker's sole remedy for breach of this Agreement by Hughes or any of the Hughes Companies shall be specific performance, injunctive and other equitable relief to prevent or restrain a breach of this Agreement or to enforce the provisions of this Agreement. In addition, if there is a dispute between Hughes and Whittaker regarding the meaning of "Company Products", "Company's Business" or any exceptions thereto as provided in this Agreement, Whittaker shall not be entitled to any remedy until arbitration of such dispute is completed and a decision in Whittaker's favor is entered by the arbitrators, who shall be technically qualified to evaluate the respective businesses and products involved. In no event shall Hughes be obligated to indemnify Whittaker for any actual or alleged Damages arising from any actual or alleged breach of this Agreement.

     5.   Miscellaneous.
          -------------

          (a) If any portion of the restrictive covenants set forth in Section 2 is held to be unreasonable, arbitrary or against public policy, then each such covenant shall be considered divisible both as to time, geographical area and any other relevant feature, it being the intention of the parties that a lesser period of time, geographical area or other relevant feature shall be enforced so long as the same is not unreasonable, arbitrary or against public policy. If any provision in this Agreement is held illegal, void or invalid, the remaining provisions of this Agreement shall not be affected or impaired but shall remain binding in accordance with their terms.

          (b) The relevant provisions in Article XIII of the Purchase Agreement shall apply to this Agreement and are incorporated herein by this reference.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Whittaker and Hughes as of the date first written above.

HUGHES AIRCRAFT COMPANY       WHITTAKER CORPORATION



By:____________________       By:__________________
Its:                          Its:


HUGHES NETWORK SYSTEMS, INC.



By:____________________
Its:

                                                                  Exhibit 8.4(C)
                                                                  --------------

                        Hughes Aircraft Company
                        -----------------------

     RETENTION PLAN FOR KEY EMPLOYEES OF HUGHES LAN SYSTEMS, INC.
     ------------------------------------------------------------


1.   PURPOSE

     The Hughes Aircraft Company ("Hughes") Retention Plan ("Plan") for Key Employees of Hughes LAN Systems, Inc. ("HLS") is adopted by Hughes in connection with the proposed sale of HLS to Whittaker Corporation ("Whittaker") pursuant to the Stock Purchase Agreement dated as of March 23, 1995 ("Agreement").

     In consultation with Whittaker, Hughes has determined that it is desirable to provide certain incentives to specified key employees of HLS, to induce such employees to remain in the employ of HLS for a sufficient period to assure continuity of the operations of HLS following the sale to Whittaker, thereby maximizing the value of HLS to Hughes and, following the completion of the sale pursuant to the Agreement, to Whittaker.

2.   PARTICIPANTS

     Participation in the Plan shall be limited to those HLS employees listed in the attached Appendix 1 ("Participants") who shall have executed and delivered to Hughes, on or before the Closing Date under the Agreement, such legal documents as are required by Hughes to evidence his or her acceptance of this Plan and release of Hughes and its parent corporations, subsidiaries and affiliates (and their respective officers and directors) from any claims associated with their employment by Hughes or HLS through the Closing Date, including any claims relating to or arising out of any bonus or incentive compensation plans or severance arrangements ("Release"). If a person listed in the attached Appendix 1 fails or refuses to sign such a Release on or before the Closing Date, such person shall not be considered a "Participant" and shall not be eligible to participate in this Plan.

3.   ELIGIBILITY

     A Participant shall be eligible to receive a Retention Payment under this Plan if on the Closing Date under the Agreement, such Participant is an active, full-time employee of HLS and has signed the Release. To continue to be eligible to receive the applicable Retention Payment or installment thereof, each Participant must remain in the employ of HLS or

     Whittaker on the payment date specified in Section 4.1 of this Plan, unless the Participant is terminated by HLS or Whittaker after the Closing Date without cause and through no fault of such Participant or such Participant dies or is disabled and unable to continue employment (a "Permitted Termination"). A Participant shall not be eligible to receive any unpaid Retention Payment if such Participant voluntarily ceases employment with HLS or Whittaker prior to the applicable payment date specified in Section
     4.1 of this Plan or if the employment of such Participant by HLS or Whittaker is terminated prior to such payment date for cause (a "Nonpermitted Termination").

4.   AWARDS

     4.1  PAYMENT DATES

          For eligible Participants who meet the requirements in Sections 2 and 3 of this Plan, payments of the Retention Award shall be made as follows:

          (a) 100% of the Retention Award shall be paid to each eligible Participant as to whom a Permitted Termination occurs within six months after the Closing Date, such payment to be made no later than ten days after the date of such Permitted Termination;

          (b) as to any eligible Participant who shall not have received payment as provided in (a) above, (i) 25% of the Retention Award shall be paid to such eligible Participant on the date which is six months after the Closing Date under the Agreement; and (ii) the remaining 75% of the Retention Award shall be paid to such eligible Participant on the date which is the first to occur of (A) 12 months after the Closing Date under the Agreement or (B) within ten days after the date of a Permitted Termination of such eligible Participant.

          Notwithstanding the foregoing, if a Nonpermitted Termination shall occur as to any eligible Participant prior to the applicable date on which such eligible Participant is entitled to be paid the Retention Award, or portion thereof, as provided above, such Participant shall cease to be an eligible Participant on the date of such Nonpermitted Termination and shall have no further rights under this Plan.

     4.2  AMOUNT OF RETENTION AWARD

          Individual Retention Awards for each Participant shall be as specified opposite such Participant's name in Appendix 1. Any Retention Award which is not paid to a Participant shall not be reallocated to other Participants.

     4.3  TAX WITHHOLDING

          Retention Awards under this Plan will be reduced by any amounts required to be withheld under federal, state and local laws.

     4.4  PAYMENT BY WHITTAKER OR HLS

          In accordance with the Agreement, Hughes has appointed Whittaker as agent for Hughes to make the payments of Retention Awards to each Participant under this Plan. Such payments may be made by Whittaker or by HLS, but if Whittaker or HLS fails or refuses to make the payments of Retention Awards in accordance with this Plan, then Hughes shall make such payments directly to the eligible Participants as provided herein but shall have no further liability to any Participant under this Plan. This Plan shall be an unfunded, general obligation and payments shall be made in cash. Payments under this Plan shall not be included in compensation for purposes of determining benefits under any retirement plan or other company benefit plan of HLS, Whittaker or Hughes.

5.   EMPLOYMENT

     5.1  NO GUARANTEE OF CONTINUED EMPLOYMENT

          Nothing in this Plan shall be construed as a contract of employment or as a right of any Participant to be continued in the employment of Hughes, HLS or Whittaker, or as a limitation of the right of any of them to discharge any Participant at any time, with or without notice and with or without cause.

     5.2  RESTRICTION ON REEMPLOYMENT BY HUGHES

          For a period of two years after the Closing Date, no Participant may return to Hughes or any of its subsidiaries except as otherwise approved by Whittaker.

6.   ARBITRATION

          All disputes, claims or controversies that arise under or with respect to this Plan shall, to the extent not resolved by amicable negotiation between the affected parties, be settled and finally determined by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted within 50 miles of the principal office of HLS or such other place in the United States as the parties may determine. Judgment upon the arbitral award may be entered in any court having jurisdiction.

                                  APPENDIX 1

     This Appendix 1 consists of the attached eight pages, which list, on each page, one Participant and the amount of such Participant's Retention Award.

                  Name of Participant         Retention Award
                  -------------------         ---------------
                    Edward Barrera                $60,000

                  Name of Participant         Retention Award
                  -------------------         ---------------
                       M. Bosse                   $50,000

                  Name of Participant         Retention Award
                  -------------------         ---------------
                      J. Cameron                  $60,000

                  Name of Participant         Retention Award
                  -------------------         ---------------
                      W. Hubbard                  $60,000

                  Name of Participant         Retention Award
                  -------------------         ---------------
                      Dan Keller                  $60,000

                  Name of Participant         Retention Award
                  -------------------         ---------------
                    Joseph Kennedy               $250,000

                  Name of Participant         Retention Award
                  -------------------         ---------------
                        D. Wick                   $50,000

                  Name of Participant         Retention Award
                  -------------------         ---------------
                       T. Zimmer                  $90,000

                                                                  EXHIBIT 8.5(A)
                                                                  --------------

                        TRANSITIONAL SERVICES AGREEMENT
                        -------------------------------


       THIS AGREEMENT is made as of April__, 1995, by and between Hughes Aircraft Company, a Delaware corporation ("Hughes"), and Whittaker Corporation, a Delaware corporation ("Whittaker").

                                   Recitals

       A. Hughes and Whittaker have entered into a Stock Purchase Agreement dated as of March 23, 1995 (the "Purchase Agreement"), relating to the sale of all the issued and outstanding capital stock of Hughes LAN Systems, Inc., a California Corporation (the ("Company");

       B. The Purchase Agreement contemplates that Hughes and Whittaker shall enter into an agreement relating to certain services to be provided by Hughes to Whittaker or the Company, and by the Company to Hughes, with respect to certain activities after the Closing Date under the Purchase Agreement.

       C. This Agreement is executed and delivered at the Closing as provided in the Purchase Agreement.

       THEREFORE, the parties agree as follows:

       1.   Effect of Agreement.  This Agreement is a "Related Document" as
            -------------------
defined in the Purchase Agreement. For purposes of this Agreement, (a) references to Hughes or Whittaker include references to affected subsidiaries of each, unless the context otherwise requires, and (b) capitalized terms not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

       2.   Services.
            --------

            (a) Hughes agrees to provide, or to cause its subsidiaries to provide, to the Company during the term provided in Section 5, those administrative and other services with respect to the Company described in Exhibit A (the "Hughes Services"), on the terms specified in Exhibit A and
- ---------                                                     ---------
Section 4.

            (b) Whittaker agrees to cause the Company to provide to Hughes, during the term provided in Section 5, those services listed and described in Exhibit B (the "Company Services"), on the terms specified in Exhibit B and
- ---------                                                     ---------
Section 4.

            (c)    The Hughes Services and Company Services listed and
described in Exhibits A and B (collectively, the "Services") are based on the
             ----------------
parties' understanding of the support, administrative and other services reasonably required by each party at the date of this Agreement. If, following the Closing, either party reasonably determines that additional services should be provided by either party to the other party, the parties agree to negotiate in good faith to appropriately modify this Agreement with respect to such additional services; provided, however, that any such additional services shall be provided on a basis substantially consistent with the recent historical practice of the affected party; and provided, further, that neither party shall be obligated under this sentence to agree to the provision of such additional services. Each party to whom services are provided under this Agreement agrees to hold harmless the individuals providing such services and their employers with respect to any damage or loss arising from the conduct of such individuals in the course and scope of their employment, except for gross negligence or willful misconduct.

       3.   Access to Facility/Relocation.
            -----------------------------

            (a) As contemplated by the Purchase Agreement, the Company shall have the right following the Closing to continue to have access to, and to occupy and use, the portions of the offices of Hughes Aircraft Company or its subsidiaries in the locations specified in Exhibit C (the "Hughes Offices")
                                           ---------
presently occupied and used by the Company, on a basis substantially consistent with the recent historical practice of the Company at the Hughes Offices, for the term of this Agreement as provided in Section 5. Attached as Exhibit D is
                                                                  ---------
Whittaker's proposed transition schedule for removing the Company's personnel from the Hughes Offices. Any material deviations from such schedule (other than with respect to the extension of the term of this Agreement with respect to the Hughes Offices, which shall be governed by Section 5) which might adversely affect Hughes shall be subject to the consent of Hughes, which consent shall not be unreasonably withheld; however, deviations from the transition schedule which accelerate the time schedule for completion of the removal shall not be subject to Hughes' consent. Whittaker agrees to use reasonable efforts to complete the transfer of the Company's personnel from the Hughes Offices as promptly as possible.

            (b) The access, occupancy and use of the Hughes Offices following the Closing Date shall be at the expense and risk of the Whittaker, and the Whittaker shall indemnify and hold harmless Hughes from and against any loss, expense, damage, liability or claim (including reasonable attorneys' fees) arising from the Company's negligence or misconduct during such access, occupancy or use in accordance with Article XII of the Purchase Agreement.

            (c) Whittaker covenants and agrees with Hughes and Hughes covenants and agrees with Whittaker that it will not (and will accordingly instruct all of its or the Company's employees, agents and representatives who have access to the Hughes Offices) (i) interfere with the business of the other party hereto, or (ii) disclose any confidential information which was made available to it as a result of its joint access, occupancy and use of the Hughes Offices pursuant to this Agreement. For purposes of this Section 3(c), "confidential information" shall have the meaning give such term in the Confidentiality Agreement. Hughes or Whittaker will be entitled to an injunction, restraining order or other equitable relief from any court or competent jurisdiction in the event of any breach by the other party of this
Section 3(c). Rights and remedies provided by this Section 3(c) are cumulative and in addition to any other rights and remedies which Hughes or Whittaker may have at law or equity.

       4.   Charges.
            -------

            (a) With respect to those Hughes Services which Hughes has agreed to provide the Company as indicated in Exhibit A hereto, Whittaker shall cause
                                       ---------
the Company to pay to Hughes on a monthly basis the amounts as determined by the billing algorithm i n Exhibit A hereto, unless otherwise indicated in Exhibit A.
                      ---------                                       ---------

            (b) With respect to those Company Services which Whittaker has agreed to cause the Company to provide to Hughes as indicated in Exhibit B
                                                                 ---------
hereto, Hughes shall pay to Whittaker on a monthly basis the amounts as determined by the billing algorithm in Exhibit B hereto, unless otherwise indicated in Exhibit B.
             ---------

            (c) For those Services for which no amount or billing methodology is set forth on Exhibit A or Exhibit B, the party receiving the Service shall
                ---------    ---------
pay to the party providing the Service the Total Cost of the Service. For purpose of this Agreement, the "Total Cost" of any Service provided shall be the reasonable out of pocket cost incurred by the Service provider for labor, material, expenses, overhead and general and administrative charges and excluding fee or profit in connection with providing the Service in question.

            (d) Charges for Services to be performed by Hughes or Whittaker under this Agreement shall be invoiced on or about the twentieth business day of the calendar month next following the calendar month in which such Services have been performed, and such invoice shall be payable net 30 days following receipt thereof.

       5.   Effectiveness; Term.  This Agreement shall become effective as of
            -------------------
the Closing Date. The initial term of this Agreement shall commence on the Closing Date and continue through ____________ , 1995. Hughes or Whittaker shall have the option of extending the term of this Agreement applicable to the Services for additional period of three full calendar months by written notice given to the other party not less than 60 days prior to the expiration of the applicable initial term, subject to the written consent of the other party (which consent will not be withheld without good cause). If the term of this Agreement is extended as provided above, all applicable terms and conditions of this Agreement shall remain in effect during such extended term.

       6.   Standard of Performance.  The Services shall be performed in a
            -----------------------
timely, efficient and workmanlike manner. Each party will use reasonable efforts to make available the services which it is obliged to provide under this Agreement in substantially the same manner as it makes the same services available for its own operations, provided that a party shall not be liable to the other party or any other person as a result of the first party changing its manner of rendering the services if the first party reasonably considers the same necessary or desirable in the conduct of its own operations.

       7.   Proprietary and Confidential Information.  Each party agrees to
            ----------------------------------------
comply with the Confidentiality Agreement with respect to confidential information obtained in the performance of Services.

       8.   Termination.
            ------------

            8.1    Termination Without Prior Notice.  Either party may
                   --------------------------------
immediately terminate this Agreement by written notice to the other party (a) in the event of the other party's voluntary bankruptcy or insolvency, (b) in the event that the other party shall make as assignment for the benefit of creditors, or (c) in the event that a petition shall have been filed against the other party under a bankruptcy law, a corporate reorganization law or any other law for relief of debtors (or other law similar in purpose of effect), which causes such other party to have its business effectively discontinued in its then present form.

            8.2    Termination With Notice.  If either party (the "Defaulting
                   -----------------------
Party") shall fail adequately to perform in any material respect any of its material obligations under this Agreement, whether voluntarily or involuntarily or as a result of any law or regulation or otherwise, the other party may, without prejudice to any other right which it may have, terminate this Agreement upon 30 days' written notice (which shall be reduced to ten days' written notice in the event of failure of a party to make payment in accordance with Section 4) to the Defaulting Party specifying the respects in which the Defaulting Party has so failed to perform its obligations under this Agreement, unless during such period the Defaulting Party shall have remedied the specified default.

            8.3    Termination of Services.  Unless otherwise provided in
                   -----------------------
Exhibit A or Exhibit B, Hughes or Whittaker may terminate any of the Services being provided by the other party at any time during the term of the Agreement by written notice sixty (60) days prior to requested termination date of such Services.

       9.   Limitation of Liability.  Neither party shall be liable for any
            -----------------------
Consequential Damages in connection with, or arising out of, this Agreement or the Services provided under this Agreement.

       10.  Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS
            ------------------------
AGREEMENT, NEITHER HUGHES NOR WHITTAKER MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED UNDER THIS AGREEMENT.

       11.  Notices.  All notices, requests, demands and other communications
            -------
under this Agreement shall be given in accordance with the Purchase Agreement.

       12.  General.
            --------

            (a) Hughes, Whittaker and the Company are independent contractors and each shall be free to exercise its discretion and independent judgment as to the method and means of performance of the Services contained in this Agreement.

            (b) Each of Hughes and Whittaker agrees that it shall take appropriate action by instruction of or agreement with its personnel to ensure that all personnel performing Services under this Agreement shall be bound by and comply with all of the terms and conditions of this Agreement, including, but not limited to, the terms and conditions of Section 7.

            (c) Either Hughes or Whittaker may subcontract or assign to any subsidiary or affiliate the performance of any Services. Except as provided in the preceding sentence, neither Hughes nor Whittaker may subcontract or assign the performance of any of the Services without prior written consent from the other party, which consent shall not be unreasonably withheld. Hughes or Whittaker, as applicable, shall secure from each such third party performing subcontracted Services hereof such third party's consent and agreement to comply with the terms and conditions of this Agreement, including, but not limited to, the terms and conditions of Section 7.

            (d) Except as otherwise provided in this Agreement, neither party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and have no force or effect. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

            (e) Neither party shall be liable for any failure of, or delay in the performance of, Services under this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond such party's reasonable control. Each party agrees to notify the other party promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause is terminated.

            (f) This Agreement constitutes the entire agreement of the parties with respect to the Services. This Agreement may be amended or modified and any of the terms or conditions hereof may be waived, only by a written instrument executed by the parties, or in the case of a waiver, by the party waiving compliance. Any waiver by either party of any condition, or of the breach of any provision or term in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any provision or term of this Agreement.

            (g) Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than Hughes or Whittaker and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to Hughes or Whittaker. No provision of this Agreement shall give any third persons any right of subrogation or action over or against Hughes or Whittaker.

            (h) This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of California.

            (i) The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            (j) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

            (k) The relevant provisions in Article XIII of the Purchase Agreement shall apply to this Agreement and are incorporated herein by this reference.

       Executed on April __, 1995.

                                       HUGHES AIRCRAFT COMPANY


                                       By:_________________________

                                       Title:______________________


                                       WHITTAKER CORPORATION

                                       By:_________________________

                                       Title:______________________

                                                              EXHIBIT A
                                                              ---------

                               HUGHES SERVICES
                               ---------------

                    To be establised prior to Closing Cate

                                                                EXHIBIT B
                                                                ---------

                               COMPANY SERVICES
                               ----------------

                    To be established prior to Closing Date

                                                                EXHIBIT C
                                                                ---------

                                HUGHES OFFICES
                                --------------

                    To be established prior to closing Date

                                                                 EXHIBIT D
                                                                 ---------


                              TRANSITION SCHEDULE
                              -------------------

                    To be established prior to Closing Date

                                  EXHIBIT 8.7



                        INTELLECTUAL PROPERTY AGREEMENT

                                    BETWEEN

                         HUGHES NETWORK SYSTEMS, INC.

                                      AND

                           HUGHES LAN SYSTEMS, INC.

                                  EXHIBIT 8.7

                        INTELLECTUAL PROPERTY AGREEMENT
                        -------------------------------


       This INTELLECTUAL PROPERTY AGREEMENT is made as of the ______ day of ________, 1995 ("Effective Date") by and between Hughes Network Systems, Inc., a Delaware corporation ("HNS"), and Hughes LAN Systems, Inc. ("HLS") soon to be known as Whittaker Communications, Inc.

                                   RECITALS
                                   --------

       WHEREAS, Hughes Aircraft Company ("Hughes") has agreed to sell HLS under a Stock Purchase Agreement dated March __, 1995 ("Stock Purchase Agreement") to Whittaker Corporation ("WC");

       WHEREAS, HNS and HLS have developed certain technology and intellectual property related to asynchronous transfer mode ("ATM") cell based high speed switching and related interfaces, some of which may have been incorporated into products of HNS, its subsidiaries and affiliates, and HLS;

       WHEREAS, HLS has developed certain technology and intellectual property related to network management software, which has been incorporated into products of HNS;

       WHEREAS, HNS and HLS wish to obtain license rights from the other in said technology and intellectual property for their respective products;

       WHEREAS, this agreement is entered into by the parties at the Closing under the Stock Purchase Agreement;

       NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:


DEFINITIONS
- -----------

1.1    ATMI Technology" means the technology and intellectual property developed
       ---------------
       prior to the Effective Date relating to the ATM interface card and chipset used by HLS in its Enterprise Hub.

LICENSES AND AGREEMENTS
- -----------------------

2.1 HNS and HLS hereby agree that the ATMI Technology is owned jointly by HNS and HLS as tenants in common with no obligation to report or account to the other party.

2.2 HLS hereby grants to HNS a non-exclusive, royalty-free, paid-up, worldwide license under HLS 20/20 DOS-based network management software to reproduce, adapt, modify and prepare derivative works and to make, have made, use and sell network hardware products incorporating object code versions of such reproductions, adaptations, modifications and derivations

2.3 In the event that HLS discovers an infringement of any HLS intellectual property by HNS, then HLS agrees to negotiate in good faith toward a license of the affected intellectual property

2.4 In the event that HNS discovers an infringement of any HNS intellectual property by HLS, then HNS agrees to negotiate in good faith toward a license of the affected intellectual property .

2.5 HLS shall reasonably cooperate with HNS in evaluation of HLS' 20/20 UNIX-based software in any and all versions to be developed and offer licenses to HNS to such 20/20 UNIX-based software including source code in any and all versions on reasonable terms and conditions at least as favorable as those under which licenses of such versions of HLS' 20/20 UNIX-based software are made available generally.

2.6 In the event that HLS abandons further licensing or further development of its 20/20 UNIX-based software, then, upon written request from HNS, HLS shall offer licenses to HNS to such 20/20 UNIX-based software as it exists at such time including source code in any and all versions on reasonable terms and conditions .
DISCLAIMERS
- -----------

3.1 HNS AND ITS SUBSIDIARIES AND AFFILIATES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE ATMI TECHNOLOGY AND THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST PATENT, COPYRIGHT, SEMICONDUCTOR MASK WORK OR TRADEMARK INFRINGEMENT.

3.2 HLS AND ITS SUBSIDIARIES AND AFFILIATES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE ATMI TECHNOLOGY, THE 20/20 DOS-BASED NETWORK MANAGEMENT

       SOFTWARE AND THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST PATENT, COPYRIGHT, SEMICONDUCTOR MASK WORK OR TRADEMARK INFRINGEMENT.

3.3 HNS and its subsidiaries and affiliates shall have no liability arising directly or indirectly from the manufacture, use or sale of products by HLS.

3.4 HLS and its subsidiaries and affiliates shall have no liability arising directly or indirectly from the manufacture, use or sale of products by HNS.


GENERAL PROVISIONS
- ------------------

4.1 This agreement is deemed to be executed and delivered within the State of California and shall be construed, interpreted and applied in accordance with the laws of the State of California.

4.2 This agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this agreement and merges and supersedes all prior discussions between them, and none of the parties shall be bound by any conditions, definitions, warranties or representations other than as expressly provided in this agreement or as duly set forth or subsequent to the date hereof in writing and signed by a proper and duly authorized officer of the party to be bound thereby.

4.3 This agreement inures to the benefit of and is binding upon subsidiaries and affiliates of the parties.

4.4 Neither party hereto may assign this Agreement without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.5 In the event that the parties cannot reasonably agree on the terms of any licenses to be negotiated under Section 2 hereof, then the dispute resolution procedures as set forth in Section 13.3 of the Stock Purchase Agreement, in their entirety, shall apply to determine the terms of such license, except that for this purpose, the arbitrators shall be persons who are technically qualified to evaluate the respective businesses and products involved for purposes of determining appropriate license terms.


       IN WITNESS WHEREOF, the parties have caused two (2) copies of this agreement to be executed by their duly authorized officers as of the date first specified above.


HUGHES NETWORK SYSTEMS, INC.                  HUGHES LAN SYSTEMS, INC.


By:_____________________________              By:_____________________________

Its:____________________________              Its:____________________________



APPROVED BY:
- ------------

WHITTAKER CORPORATION



By:_____________________________

Its:____________________________